As filed with the Securities Exchange Commission on November 22, 2021

Registration No. 333-260431

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENERATION ASIA I ACQUISITION LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	98-1588665
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Boundary Hall

Cricket Square

Grand Cayman, KY1-1102

Cayman Islands

Tel: (345) 814-5880

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Maples Fiduciary Services (Delaware) Inc.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

Tel: (302) 338-9130

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jin Hyuk Park, Esq. Simpson Thacher & Bartlett LLP ICBC Tower – 35th Floor 3 Garden Road, Central Hong Kong, China Tel: +852 2514-7665	Mark A. Brod, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Tel: (212) 455-2163	Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong Tel: +852 3740-4700	Peter X. Huang, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 30/F, Tower 2, China World Trade Center No. 1 Jian Guo Men Wai Avenue Beijing, China 100004 Tel: (86-10) 6535-5500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	23,000,000 Units	$10.00	$230,000,000	$21,321.00
Class A ordinary shares included as part of the units(3)	23,000,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	11,500,000 Warrants	—	—	—(4)
Total			$230,000,000	$21,321.00

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 3,000,000 units, consisting of 3,000,000 Class A ordinary shares and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 22, 2021

PRELIMINARY PROSPECTUS

Generation Asia I Acquisition Limited

$200,000,000

20,000,000 Units

Generation Asia I Acquisition Limited is a newly incorporated blank check company, incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. A significant number of our management and investment team, directors and advisors are located in or have significant ties to China or Hong Kong, and we may seek to acquire a company that is based in China or Hong Kong in an initial business combination. Because of such ties to China or Hong Kong, we may be subjected to the laws, rules and regulations of the People’s Republic of China (the “PRC”). There are uncertainties surrounding how such laws, rules and regulations will be interpreted and enforced on us. The PRC government may also have significant authority to exert influence on the ability of us or a company we may acquire that is based in China or Hong Kong or has substantial operations in China to conduct its business. These risks could result in a material change in our operations and/or the value of our securities or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline or be worthless. Particularly, recent statements and regulatory actions by the PRC government, such as those related to variable interest entities, data security or anti-monopoly concerns, may have a negative impact on our ability to conduct business in China, accept foreign investments, or list on a U.S. or other foreign exchanges.

Furthermore, if we consummate an initial business combination with a company conducting its business in the PRC, we may operate in the PRC primarily through our PRC subsidiaries. We may also adopt a series of contractual arrangements with variable interest entities in the PRC (the “VIEs”), in which case (i) the VIEs will be PRC-based operations companies and our PRC subsidiaries will be shell companies and (ii) investors in our securities will not and may never directly own equity interest in the VIEs but will instead hold equity interest in a holding company of our PRC subsidiaries. For a detailed description of the risks associated with this potential corporate structure, please refer to risks disclosed under “Risk Factors—Risks Related to Acquiring and Operating Business in China.” Under the VIE arrangement, the dividends or other distributions to be paid by our PRC subsidiaries to their overseas holding company will depend on such PRC subsidiaries’ entitlement to substantially all of the economic benefits of the VIEs, which are typically in the form of services fees or license fees payable by the VIEs to our PRC subsidiaries under various VIE agreements. Such contractual arrangements may not be as effective as direct ownership in providing us with control over the VIEs and we may be adversely affected if we experience difficulties in settling the amounts owed to our PRC subsidiaries by the VIEs. See “Summary—Our Company—Initial Business Combination with a Company Based in China or Hong Kong.” Regardless of whether we have a VIE structure or direct ownership structure post-business combination, we may depend on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements. Such dividends and other distributions may be subject to the PRC government’s regulations relating to the conversion of Renminbi into foreign currencies and the remittance of such currencies out of the PRC, which may limit our PRC subsidiaries’ ability to distribute earnings to us or may otherwise adversely affect us. Furthermore, even though we may wish to transfer cash proceeds raised from overseas financing activities, including this offering, to our PRC subsidiaries via capital contribution or shareholder loans, the PRC government’s regulations relating to foreign exchange may limit our ability to make loans to or inject capital into our PRC subsidiaries or the ability of our PRC subsidiaries to pay back such loans to us.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described herein. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will become exercisable on the later of 30 days after the completion of our initial business combination and twelve months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon redemption or our liquidation, as described herein. We have also granted the underwriter a 45-day option from the date of this prospectus to purchase up to an additional 3,000,000 units to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then-outstanding Class A ordinary shares that were sold as part of the units in this offering, which we refer to herein collectively as our public shares, subject to the limitations and on the conditions described herein. If we have not completed our initial business combination within 18 months from the closing of this offering (or (i) up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination subject to our sponsor depositing additional funds into the trust account, (ii) up to 21 months from the closing of this offering, if we have entered into a definitive agreement during the first 18 months from the closing of this offering, without our sponsor depositing additional funds into the trust account and, if needed, up to 24 months from the closing of this offering, subject to our sponsor depositing additional funds into the trust account, or (iii) during any shareholder approved extension period, as described in more detail in this prospectus), we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then-outstanding public shares, subject to applicable law and certain conditions as further described herein.

Our sponsor, Generation Asia LLC, has committed to purchase an aggregate of 6,800,000 warrants (or 7,700,000 warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment as provided herein, at a price of $1.00 per warrant, or $6,800,000 in the aggregate (or $7,700,000 if the underwriter’s over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. We refer to these warrants throughout this prospectus as the private placement warrants.

Our initial shareholders, which include our sponsor, currently own an aggregate of 7,750,000 Class B ordinary shares (which we refer to as “founder shares” as further described herein), up to 750,000 of which may be surrendered to us for no consideration after the closing of this offering depending on the extent to which the underwriter’s over-allotment option is exercised and including 2,000,000 Class B ordinary shares issued in connection with the forward purchase agreements described below. The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to the adjustments described herein. Only holders of Class B ordinary shares will have the right to vote for the election of, and to remove, directors prior to or in connection with the completion of our initial business combination, which directors will be proposed by the Company’s board of directors following a nomination by the nominating and corporate governance committee. On any other matters submitted to a vote of our shareholders, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law.

Funds managed by Carnegie Park Capital LLC (which we refer to as “sponsor investor” as further described herein) have purchased membership interests in our sponsor entitling them to an economic interest in certain of the founder shares owned by our sponsor and in certain of the placement units to be purchased by our sponsor. Pursuant to its subscription agreement with our sponsor, the sponsor investor will not be granted any material additional shareholder or other rights, and will only be issued membership interests in our sponsor with no right to control our sponsor or vote or dispose of any founder shares, placement units or underlying securities owned by our sponsor (which will continue to be held by our sponsor until following our initial business combination).

Certain qualified institutional buyers or institutional accredited investors who are not affiliated with our sponsor or any member of our management, which we refer to collectively as the forward purchasers, entered into forward purchase agreements with us that provide for the purchase by the forward purchasers of an aggregate of 8,000,000 forward purchase units, with each forward purchase unit consisting of one Class A ordinary share and one-quarter of one warrant to purchase one Class A ordinary share at $11.50 per share, for an aggregate purchase price of $80,000,000, or $10.00 per unit, in a private placement to close concurrently with the closing of our initial business combination. The forward purchasers may purchase less than 8,000,000 forward purchase units in accordance with the terms of the Forward Purchase Agreements. In addition, the forward purchasers’ commitment under the forward purchase agreements will be subject to their rights to terminate their commitment at any time before we enter into a definitive agreement regarding our initial business combination. Accordingly, if any forward purchasers exercise their rights to terminate their commitment, such forward purchaser will not be obligated to purchase any forward purchase securities, and we will not receive any of the amounts committed under such forward purchase agreement. We issued 2,000,000 additional Class B ordinary shares to our sponsor, which represents the adjustment to the ratio applicable to the conversion of its Class B ordinary shares that our sponsor would have been entitled to at the closing of our initial business combination as a result of the issuance of 8,000,000 additional Class A ordinary shares under the forward purchase agreements. As a result, the issuance of the Class A ordinary shares at the closing of our initial business combination will not trigger a further adjustment to this ratio. Further, prior to this offering, our sponsor transferred an aggregate of 1,200,000 Class B ordinary shares to the forward purchasers for no cash consideration, which represent 17.14% of the Class B ordinary shares issued and outstanding immediately after this offering (assuming no exercise of the underwriter’s over-allotment option). As a result of the foregoing, our sponsor currently owns 6,550,000 Class B ordinary shares, up to 750,000 of which will be surrendered to us by our sponsor for no consideration after the closing of this offering depending on the extent to which the underwriter’s over-allotment option is exercised. The total number of Class B ordinary shares outstanding after this offering and the expiration of the underwriter’s over-allotment option, which includes the 2,000,000 Class B ordinary shares issued in connection with the forward purchase agreements, will equal 20% of the sum of the total number of Class A ordinary shares and Class B ordinary shares outstanding at such time plus the 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements.

Certain qualified institutional buyers or institutional accredited investors who are not affiliated with our sponsor or any member of our management, which we refer to as the anchor investors, have each expressed to us an interest to purchase up to 9.9%, 7.425% or 4.95%, or 1,980,000, 1,485,000 or 990,000 of the units in this offering, respectively (excluding any units sold if the underwriter exercises the over-allotment option), representing in the aggregate up to approximately 101.475% or 20,295,000 of the units in this offering (or 88.24% of the units in this offering if the underwriter exercises the over-allotment option in full), and we have agreed to direct the underwriter to sell to each of the anchor investors such number of units. For a discussion of certain additional arrangements with our anchor investors, see “Summary—The Offering—Expressions of Interest.”

Currently, there is no public market for our units, Class A ordinary shares or warrants. We intend to apply to list our units on The New York Stock Exchange, or NYSE, under the symbol “GAQ.U” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on NYSE.

We expect the Class A ordinary shares and warrants comprising the units to begin separate trading on the 52nd day following the date of this prospectus (or the immediately following business day if such 52nd day is not a business day) unless Nomura Securities International, Inc. informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions as described further herein. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on NYSE under the symbols “GAQ” and “GAQWS”, respectively.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 51 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

No offer or invitation to subscribe for securities may be made to the public in the Cayman Islands.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$200,000,000
Underwriting discounts and commissions(1)(2)	$0.55	$11,000,000
Proceeds, before expenses, to us	$9.45	$189,000,000

(1)

$0.20 per unit is payable upon the closing of this offering. Includes $0.35 per unit, or $7,000,000 in the aggregate (or up to $8,050,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), payable to the underwriter for deferred underwriting commissions to be placed in a trust account located in the United States and released to the underwriter only upon the completion of an initial business combination. See also “Underwriting” for a description of compensation payable to the underwriter.

(2)

To the extent certain anchor investors purchase units for which they have indicated an interest in purchasing, the underwriter will not receive any upfront underwriting discounts or commissions received from sales of securities to such anchor investors upon the closing of the offering, and the underwriter shall not be entitled to the deferred underwriting commissions on gross proceeds received from the sales of securities to the sponsor, its controlled affiliates and the directors, officers, team members and investment entities of the sponsor and its controlled affiliates.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $202,000,000, or $232,300,000 if the underwriter’s over-allotment option is exercised in full ($10.10 per unit in either case), will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee, after deducting $2,020,000 in underwriting discounts and commissions payable upon the closing of this offering (or $2,620,000 if the underwriter’s over-allotment option is exercised in full) and an aggregate of $930,000 to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering. Such proceeds will only be released from such trust account as described herein. The underwriter is offering the units for sale on a firm commitment basis. The underwriter expects to deliver the units to the purchasers on or about                 , 2021.

Sole Book-Running Manager

Nomura

        , 2021

We have not, and the underwriter has not, authorized anyone to provide you with information that is different from or inconsistent with that contained in this prospectus. We are not, and the underwriter is not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•

“amended and restated memorandum and articles of association” are to the amended and restated memorandum and articles of association that the company will adopt prior to the consummation of this offering;

•

“anchor investors” are to Atalaya Capital Management LP, P. Schoenfeld Asset Management LP, and Apollo Capital Management, L.P., each on behalf of one or more investment funds, separate accounts, and other entities owned (in whole or in part), controlled, managed, and/or advised by it or its affiliates, and certain other qualified institutional buyers or institutional accredited investors, each of which has expressed to us an interest to purchase up to 9.9%, 7.425% or 4.95% of the units in this offering as further described herein;

•	“we,” “us,” “the Company,” “our company” or “Generation Asia I Acquisition” are to Generation Asia I Acquisition Limited, a Cayman Islands exempted company;

•	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

•	“Companies Act” is to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;

•	“directors” are to our current directors and director nominees (if any);

•

“forward purchasers” are to Atalaya Capital Management LP, P. Schoenfeld Asset Management LP, Apollo Capital Management, L.P., and Carnegie Park Capital LLC, each on behalf of one or more investment funds, separate accounts, and other entities owned (in whole or in part), controlled, managed, and/or advised by it or its affiliates, and with each of whom we have entered into a forward purchase agreement;

•

“forward purchase agreements” are to the agreements providing for the sale of forward purchase shares and forward purchase warrants to the forward purchasers in a private placement that will close concurrently with the closing of our initial business combination and the transfer of 1,200,000 founder shares by our sponsor to the forward purchasers prior to this offering;

•	“forward purchase securities” are to the forward purchase shares and forward purchase warrants;

•	“forward purchase shares” are to the Class A ordinary shares to be issued to the forward purchasers pursuant to the forward purchase agreements;

•	“forward purchase warrants” are to the warrants to purchase Class A ordinary shares to be issued to the forward purchasers pursuant to the forward purchase agreements;

•

“founder shares” are to Class B ordinary shares initially purchased by our sponsor in a private placement prior to this offering and share capitalization prior to this offering and which are currently held by our sponsor and our forward purchasers (which shares may be transferred to permitted transferees from time to time) and the Class A ordinary shares that will be issued upon the automatic conversion of the Class B ordinary shares at the time of our initial business combination as described herein;

•

“initial shareholders” are to holders of our founder shares prior to this offering (including 1,200,000 founder shares that our sponsor transferred to the forward purchasers pursuant to the forward purchase agreements);

•	“management” or our “management team” are to our officers and directors;

•

“ordinary resolution” is to a resolution adopted by the affirmative vote of at least a majority of the votes cast by the holders of the issued ordinary shares present in person or represented by proxy at a general meeting of the Company and entitled to vote on such matter or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter;

•	“ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

•	“private placement warrants” are to the warrants issued to our sponsor in a private placement to close simultaneous with the closing of this offering;

•	“public shares” are to Class A ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•

“public shareholders” are to the holders of our public shares, including our initial shareholders and management team to the extent our initial shareholders and/or members of our management team purchase public shares; provided that each initial shareholder’s and member of our management team’s status as a “public shareholder” will only exist with respect to such public shares;

•	“public warrants” are to the warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•	“SEC” is to the U.S. Securities and Exchange Commission;

•

“special resolution” is to a resolution adopted by the affirmative vote of at least a two-thirds (2/3) majority (or such higher threshold as specified in the Company’s amended and restated articles of association) of the votes cast by the holders of the issued ordinary shares present in person or represented by proxy at a general meeting of the Company and entitled to vote on such matter or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter;

•	“sponsor” is to Generation Asia LLC, a Cayman Islands limited liability company;

•	“sponsor investor” is to funds managed by Carnegie Park Capital LLC; and

•	“warrants” are to our public warrants and private placement warrants.

Any conversion of the Class B ordinary shares described in this prospectus will take effect as a compulsory redemption of Class B ordinary shares and a subsequent issuance of Class A ordinary shares or as otherwise permitted by our amended and restated memorandum and articles of association. Any forfeiture of shares, and all references to forfeiture of shares, described in this prospectus shall take effect as a surrender of shares for no consideration as a matter of Cayman Islands law. Any share dividend described in this prospectus will take effect as a share capitalization as a matter of Cayman Islands law.

Unless stated otherwise, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option.

Our Company

Introduction

We are a newly incorporated blank check company incorporated as a Cayman Islands exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target.

While we may pursue an initial business combination target in any business, industry or geography, we intend to focus our search on a target that is at least partially owned by a financial sponsor(s) with operations or prospective operations in the technology, media & telecommunications (“TMT”), business services, or consumer sectors, which we refer to as the “Target Sectors”, across Asia, in particular North Asia and Southeast Asia. We believe there is a large universe of growth companies and/or companies with stable growth and cash flows that could benefit from a public listing, and that we will be able to offer a differentiated and compelling value proposition to them.

Our management and investment team is comprised of 17 veteran investors and operators with over 80 years of combined investment experience, and has had significant success sourcing, acquiring, growing and monetizing these types of companies. Moreover, our directors and advisors have over 140 years of combined operating experience. Given our proven track record, we believe our team has the required investment, transactional and operational expertise to effect a business combination with an attractive target and to position it for long-term success in the public markets.

Our Market Opportunity

While we may pursue an initial business combination target in any business, industry or geography, we intend to focus our search on a target owned by a financial sponsor(s) with operations or prospective operations in our Target Sectors across Asia. These could include growth companies and/or companies with stable growth with cash flows. North Asia (including Japan, South Korea, China, Hong Kong, and Taiwan) and Southeast Asia (including Indonesia, Malaysia, the Philippines, Singapore, Thailand and Vietnam) have strong synergies with our deal flows, network, and operating and technical expertise.

We believe that there is substantial pent-up demand for private equity exits in this region, which will result in opportunities for attractive risk-adjusted returns from our initial business combination. According to the Asia-Pacific Private Equity Report 2020 by Bain & Company, there is a growing number of unrealized private equity investments in Asia and these unrealized investments have reached a new high of $806 billion as of June 2019. While there are several macroeconomic drivers that have contributed to private equity exits declining to a 10-year low, we believe that it is also attributable to certain systemic factors which we outline in the following paragraphs. For each factor, we also discuss why a US listing via a combination with a Special Purpose Acquisition Company (“SPAC”) may be a possible solution and provides a superior alternative.

•

Long Listing Process: Traditional public listings on Asia stock exchanges are lengthy and cumbersome. Depending on the local stock exchange, each listing process is often subjective and could take as long as two years from start to finish and sometimes requires extensive discussions with and multiple approvals from local authorities. Moreover, additional restrictions in the form of minimum quantitative thresholds (e.g., revenue and profit) and operating record would also be imposed for listing candidates. In contrast, a US listing via a combination with a SPAC is conducted under a highly condensed timeline and can be completed as quickly as within four to six months with lesser listing requirements. We believe this reduces a major barrier to exit via public markets, as listing via combination with a SPAC will allow financial sponsors with public market-ready portfolio companies to benefit from shorter execution windows and time their exits to maximize investment returns.

•

Valuation Gap: There is a persistent valuation gap between Asia-listed companies and US-listed companies. According to data from Bloomberg as of March 12, 2021, over the past year, the average forward price-to-earnings ratio of the S&P500 is 23.9x, higher than other Asia markets such as MSCI Japan at 19.4x, MSCI China at 19.6x, and MSCI ASEAN at 17.9x. The US has the largest equities market in the world supported by a large and highly sophisticated international investor base with deep understanding across all sectors. Additionally, a US listing via a combination with a SPAC allows for a more open sharing of future expectations, which may also positively impact valuation. We believe that this makes a US listing, in particular via a combination with a SPAC, a more attractive option for financial sponsors with public market-ready portfolio companies to achieve higher valuations at exit.

•

Low Liquidity: Asian markets have relatively lower liquidity than the US market. The US has undisputedly one of the most active markets globally. According to data from Bloomberg, trading liquidity, measured by the trading turnover for the three months ended March 14, 2021 as a percentage of total market capitalization, is highest in the US (59%), which is more than double than that of Japan (24%) and more than triple than that of Southeast Asia (16%). Higher trading liquidity better facilitates price discovery and results in share prices that more accurately reflect the intrinsic value of businesses. Post-listing, higher trading liquidity also provides financial sponsors with greater flexibility for subsequent sell-downs of their stakes in portfolio companies without incurring excessive friction costs or adversely impacting share price.

We believe that the value created in private markets is a leading indicator of future investment opportunities for the public markets. Many growth companies and/or companies with stable growth and cash flows owned by financial sponsors have remained private for the aforementioned reasons. However, financial sponsors could be incentivized to explore a public listing of their portfolio companies in the US, in particular via a combination with a SPAC, since it could present a more efficient option to exit their positions and monetize their investments at more attractive valuation levels.

Our People

Our objective is to deliver attractive risk-adjusted returns and create value for our shareholders. To achieve this, we have assembled a group of seasoned investors and industry veterans with deep experience and relationships in private equity and an established track record of identifying, investing, operating, and advising leading businesses. Our approach is underpinned by deep investment fundamentals combined with an intense focus on sectors and geographies where we have differentiated insights. Our team is led by Roy Kuan (Chief Executive Officer), Norimitsu Niwa (Chief Operating Offer), Catherine Kwok (Chief Financial Officer) and Tim Li (Senior Investment Advisor) who collectively have over 60 years of investment experience, deploying $5.8 billion in 38 investments, and effecting 14 IPOs. We will also leverage the complementary experiences and networks of our directors and advisors to deliver unique and actionable investment opportunities.

Management and Investment Team

Roy Kuan serves as our Chief Executive Officer and has 25 years of private equity experience in Asia. Mr. Kuan currently is a private investor across a variety of asset classes and serves on the boards or advisory boards of several private and public companies across the TMT, consumer, and industrial sectors in Asia. Mr. Kuan previously served as a Managing Partner at CVC Capital Partners (“CVC”), a global private equity firm from 1999 to 2020. He was a Co-Founder of CVC’s Asian private equity business, served on the firm’s Asian Investment and Portfolio Committees, and was also a member of CVC’s Board of Directors. Prior to CVC, Mr. Kuan was an Investment Director at Citigroup’s Asian private equity investment division from 1996 to 1999. During his private equity career, Mr. Kuan participated in 23 investments across the Target Sectors, with a total equity investment amount of $3.1 billion and achieved $7.9 billion in total realized value. Mr. Kuan has also been involved in 10 IPOs in the region. Mr. Kuan’s selected investments in the Target Sectors include TechnoPro Holdings (R&D staffing, Japan), Hong Kong Broadband Network (broadband services, Hong Kong), Arteria Networks (enterprise data communications, Japan), Infastech (technology components, Asia), Haitai Confectionery (snack products, South Korea), CJ CGV (cinemas, South Korea) and 39 Home Shopping (media commerce, Korea). Mr. Kuan currently serves as a director or advisory board member of several other companies in the Target Sectors, including eBroker (online wealth management, China), Food Union Enterprises (dairy products, Asia and Europe) and Point Avenue (education technology, Southeast Asia). Mr. Kuan received his

MBA degree from the Wharton School, University of Pennsylvania. He earned his B.A. degree from Georgetown University, where he was a George F. Baker Scholar. Mr. Kuan is based in Hong Kong.

Norimitsu Niwa serves as our Chief Operating Officer and has 19 years of private equity and principal investments experience. Previously, Mr. Niwa was the Head of Strategic Investments at Prored Partners from 2019 to 2020, where he founded and developed the principal investment arm of a TSE-listed consulting firm. Prior to Prored Partners, Mr. Niwa was a Senior Managing Director at CVC in Japan from 2007 to 2017. During the course of his investment career, he has completed 6 investments with a total equity investment amount of $1.6 billion and 5 add-on acquisitions. Mr. Niwa was also involved in 3 IPOs in Japan. Mr. Niwa was a deal team member in the following deals in the Target Sectors in Japan, including BellSystem24 (contact centers), Nikko Asset Management (financial services), Genesis Technology (semiconductor testing) TechnoPro Holdings, Arteria Networks and HITOWA Holdings (senior care, nursery and household cleaning services). Mr. Niwa received an MBA with Distinction from London Business School and a B.A. from Hitotsubashi University. Mr. Niwa is based in Japan.

Catherine Kwok serves as our Chief Financial Officer. Ms. Kwok previously worked in Maples Fund Services (Asia) and Sovereign Trust (Hong Kong) as Finance Manager and Finance Director, respectively. Prior to these companies, she worked in KPMG in their audit practice. Ms. Kwok received a BBA in Accountancy from the Hong Kong University of Science & Technology. Ms. Kwok is based in Hong Kong.

Tim Li serves as our Senior Investment Advisor and has 17 years of investment and transactional experience across technology, healthcare, financial services, logistics, and consumer sectors in Asia. Mr. Li is a Co-Founder and Managing Partner of Inspiration Capital Partners, a middle market private equity investment firm in China. Previously, Mr. Li was a Partner at Goldman Sachs Principal Investment Area in Hong Kong from 2006 to 2018. Prior to joining Goldman Sachs, Mr. Li was an investment banker in the Health Care Group and Financial Institutions Group at Deutsche Bank from 2002 to 2005. During the course of his career, Mr. Li has completed 11 investments with a total equity investment amount of $1.6 billion. Mr. Li was also involved in 3 IPOs in the region. Mr. Li has served as a board member or was an investment team member in numerous China investments including Anhui Kouzi (spirits), Henan Songhe (wines), Ascletis Pharma (antiviral drugs), Venus MedTech (cardiovascular devices), Taikang Insurance Group (insurance), Qingdao Gooday Logistics (logistics services). Mr. Li received a B.S. in Economics from The Wharton School at the University of Pennsylvania. Mr. Li is based in Hong Kong and China.

Difei Cheng serves as our Investment Advisor and has 15 years of investment and transactional experience in Asia. Ms. Cheng was most recently a Director at CVC in China from 2011 to 2021. During the course of her career, Ms. Cheng has completed 5 investments with a total equity investment amount of $1.0 billion. Ms. Cheng was also involved in 2 IPOs in the region. Ms. Cheng was a deal team member in the following deals in the Target Sectors across North Asia, including Nien Made (window coverings products, Taiwan), DaNiang Dumplings (fast food restaurants, China), EIC Education (educational counselling services, China), RKE International (expressway operator, China) and Sheshido (skincare, Japan). Nien Made was a CVC portfolio company that realized a 2.4x multiple on invested capital return (“MOIC”). Ms. Cheng worked at General Electric and Macquarie before joining CVC. Ms. Cheng received a B.A. from Yale University. Ms. Cheng is based in China.

Yonghi Li serves as our Investment Advisor and has 14 years of investment and strategy consulting experience in Asia. Mr. Li is currently Chief Strategy Officer at LILI SG, a technology company focusing on local women’s fashion in Southeast Asia. Prior to this, Mr. Li was a Director at CVC in Korea and Singapore from 2011 to 2020. During the course of his career, Mr. Li has completed 3 investments with a total equity investment amount of $0.7 billion. Mr. Li was also involved in 2 IPOs in the region. Mr. Li was a deal team member in the following deals in the Target Sectors across Korea and Southeast Asia, including SPi Global

(business process outsourcing, the Philippines), Siloam International (hospitals, Indonesia), and Matahari (department stores, Indonesia). Mr. Li worked at McKinsey and Credit Suisse before joining CVC. Mr. Li received a B.A. from Seoul National University. Mr. Li is based in Singapore.

Edward Chen serves as our SPAC Advisor and has 13 years of investment experience in the SPAC market. Mr. Chen is the Founder and Managing Partner of Carnegie Park Capital LLC, a firm whose team has invested in SPACs since 2008. Previously, Mr. Chen was a Portfolio Manager at Water Island Capital LLC from 2013 to 2021. Prior to joining Water Island Capital, Mr. Chen was at Jefferies & Company, where in his last role as Managing Director within the firm’s Global Event Driven Strategies group, he was responsible for conducting research due diligence of announced mergers and acquisitions, spin-offs, tenders and bankruptcy exits while managing a proprietary portfolio of event-driven investments. Mr. Chen worked at Citigroup Global Markets before joining Jefferies. Mr. Chen received an MBA from the MIT Sloan School of Management and a B.S.E. from the University of Pennsylvania. Mr. Chen is based in the United States.

Chia Min Lee serves as an Investment Analyst. Mr. Lee received a BSc in Global Economics and Finance from The Chinese University of Hong Kong.

Leo Chan serves as an Investment Analyst. Mr. Chan received a BSc in Risk Management & Business Intelligence from the Hong Kong University of Science & Technology.

Independent Directors

Gary Chan serves as one of our independent directors. Mr. Chan is an Asian financial markets veteran and brings an exceptional track record of originating proprietary transactions. He is Co-Founder and Managing Partner of Sangyo Sosei Advisory, a TMT-focused independent boutique investment bank in Japan. Sangyo Sosei Advisory was the merger & acquisition advisor to CVC on its investment in Arteria Networks. Prior to co-founding Sangyo Sosei Advisory in 2009, Mr. Chan was a Managing Director at UBS Japan from 1995 to 2009, where he held various leadership roles including the Head of Japan Telecommunications Investment Banking, Head of Japan Financial Sponsors Coverage, and Head of Japan General Industry Group. Prior to investment banking, he was an Institutional Investors-ranked research analyst and served as the Head of Asia Telecommunications Research as well as the Head of Hong Kong and China Research. Mr. Chan received a B.A. from UC Berkeley. Mr. Chan is based in Japan.

Goodwin Gaw serves as one of our independent directors. Mr. Gaw is a renowned property investor with over 20 years of real estate investment and management experience across the United States and Asia. He is presently the Co-Founder and Chairman of Gaw Capital, a global real estate private equity firm. Mr. Gaw is also the Vice Chairman of Pioneer Global Group, a property investment company listed on the Stock Exchange of Hong Kong since 1994. Additionally, he is also the Founder and President of Downtown Property Holdings, a private real estate investment company with interest in commercial properties in the United States. Mr. Gaw received a B.S. in Civil Engineering from the University of Pennsylvania, a B.S. in Economics from The Wharton Business School at the University of Pennsylvania, and an M.S. from Stanford University. Mr. Gaw is based in Hong Kong.

Operating Advisors

We have formed a group of highly experienced and reputable operating advisors who will assist our management team following the consummation of this offering in sourcing suitable business combination targets, assessing their viability, and subsequently driving value creation in the business that we acquire. Our operating advisors are as follows (in alphabetical order):

Max He has 8 years of operating experience, particularly as an entrepreneur in the financial technology sector in Asia. Mr. He is currently the Founder and Chief Executive Officer of eBroker since 2015, an online marketplace for China consumers to access overseas insurance and financial products. Prior to founding eBroker, he was a private banker at Morgan Stanley from 2012 to 2013. Mr. He received a B.A. from The Wharton School at the University of Pennsylvania. Mr. He is based in China.

Danny Hwang has 12 years of operating experience, primarily as an entrepreneur in the education sector. Mr. Hwang is currently the Co-Founder and the Chief Executive Officer of Point Avenue since 2018, a private education technology company offering K-12 educational services in Southeast Asia. Prior to co-founding Point Avenue, Mr. Hwang was a Managing Director at EIC Education from 2014 to 2017, a leading provider of overseas educational services in China. EIC Education was a CVC portfolio company that realized an MOIC of 2.0x and an internal rate of return (“IRR”) of approximately 33%1. Mr. Hwang was the Co-Founder and COO of New Pathway Education & Technology Group, an education company in China from 2009 to 2014. Mr. Hwang received a B.S. from the United States Military Academy at West Point. Mr. Hwang is based in Vietnam.

Samuel Hwang has 12 years of operating experience, primarily as an entrepreneur in the education technology sector. Mr. Hwang is currently the Co-Founder and the Chief Technology Officer of Point Avenue since 2018. Prior to co-founding Point Avenue, Mr. Hwang was the Chief Technology Officer of EIC Education from 2014 to 2017, a leading provider of overseas educational counselling services in China. EIC Education was a CVC portfolio company that realized an MOIC of 2.0x and an IRR of approximately 33%2. Mr. Hwang co-founded New Pathway Education & Technology Group and was the Chief Executive Officer from 2009 to 2014. Mr. Hwang received a B.S. and an M.S. from the Massachusetts Institute of Technology. Mr. Hwang is based in South Korea.

Jun Kawakami has 33 years of operating experience, particularly in the technology and healthcare sectors. Mr. Kawakami is currently a Senior Advisor to the Carlyle Group. Prior to that, Mr. Kawakami served as the CEO and President of Arteria Networks from 2017 to 2020. Arteria Networks was a CVC portfolio company that realized an MOIC of 2.4x and an IRR of approximately 28%3. He also formerly served as CEO and President of General Electric Healthcare Japan from 2011 to 2016. He also held other senior management roles during his time at General Electric. Prior to that, Mr. Kawakami was also previously a management consultant at Booz Allen & Hamilton. Mr. Kawakami received a B.A. from the University of Tokyo and an MBA from Kellogg School of Management at Northwestern University. Mr. Kawakami is based in Japan.

Maulik Parekh has 25 years of operating experience, particularly as a senior executive in the technology sector. Mr. Parekh is currently an Advisor to Inspiro, an outsourcing specialist based in the Philippines, and previously was CEO from 2016 to 2020. Prior to Inspiro, Mr. Parekh served as a board member of SPi Global Holdings from 2016 to 2017, a leading provider of content outsourcing services based in the Philippines, and held the role of CEO and President from 2009 to 2016. SPi Global was a CVC portfolio company that realized an MOIC of 2.6x and an IRR of approximately 36%4. Mr. Parekh was also Executive Vice President of TeleTech from 2006 to 2009, and Director of Outsourcing and Offshoring Customer Service at Dish Network from 2001 to 2005. Mr. Parekh received an MBA from the Thunderbird School of Global Management. Mr. Parekh is based in Singapore and the Philippines.

Randy Teo has 23 years of operating experience, primarily in investments and strategy. Mr. Teo is currently the Managing Partner at T3each Global Ventures, a family office focusing on impact investing within the health and education sectors. Prior to this, Mr. Teo was the Co-Head of Platinum Equity’s team in Singapore from 2013 to 2017 where he was responsible for establishing the firm’s Asia practice, sourcing and executing private equity

[1]	MOIC and IRR are calculated in United States Dollar.
[2]	MOIC and IRR are calculated in United States Dollar.
[3]	MOIC and IRR of Arteria Networks are calculated in Japanese Yen.
[4]	MOIC and IRR are calculated in United States Dollar.

investments. Mr. Teo also has a wealth of operating and business development experience and previously held numerous senior executive roles at Stanley Black & Decker (President of Global Industrial), Infastech (CEO and President), Acument Global Technologies (President of Asia Pacific) and Textron Asia (President of Asia Pacific). Infastech was a CVC portfolio company that realized an MOIC of 2.8x and an IRR of approximately 47%5. Mr. Teo received an MBA from the University of Hull. Mr. Teo is based in Singapore.

William Yeung has 30 years of operating experience, particularly as a senior executive in the telecommunications and technology sector. Mr. Yeung currently serves as Executive Vice-Chairman of Hong Kong Broadband Network (“HKBN”), a Hong Kong-based telecommunication and enterprise IT services company since 2018. HKBN was a CVC portfolio company that realized an MOIC of 3.6x and an IRR of approximately 63%6. Mr. Yeung joined HKBN in 2005 as COO and became the CEO in 2008. In addition, he also serves as Executive Chairman of Home+, a Hong Kong-based e-commerce platform launched by HKBN in 2020. Prior to HKBN, he served as a Director of SmarTone from 1996 to 2005. Mr. Yeung received a B.A. from Hong Kong Baptist University, an M.S. from The University of Hong Kong and an MBA from the University of Strathclyde. Mr. Yeung is based in Hong Kong.

The past performance of our directors, executive officers and advisors is not a guarantee of either (i) success with respect to a business combination that may be consummated or (ii) the ability to successfully identify and execute an initial business combination. You should not rely on the historical record of management as indicative of future performance. Additionally, certain individuals amongst our directors, officers and advisors presently have, and in the future are expected to have, additional fiduciary and contractual duties to other entities, including a duty to offer acquisition opportunities to such entity, and only present it to us if such entity rejects the opportunity. We may modify or expand our roster of advisors as we source potential business combination targets or create value in businesses that we may combine with.

Our Business Strategy and Competitive Advantages

Our business strategy is to identify, acquire and, after our initial business combination, further accelerate the growth of the company in the public markets. We intend to focus on growth companies and/or companies with stable growth and cash flows that we believe can benefit from our relationships, knowledge and experience as catalysts to transforming and augmenting their business performance. Our selection process will leverage our team’s broad and deep network of relationships, industry expertise and proven deal-sourcing capabilities, providing us with a strong pipeline of potential targets. Specifically, we believe the following competitive advantages will enable us to identify a suitable business combination target and consummate a successful transaction:

•

Deep Expertise in our Target Industries and Geographies: We have a multi-decade history of investing in our target industries and geographies, enabling us to build deep domain expertise and to develop a long-term view on industry cycles. Our team combines global industry knowledge with deep on-the-ground presence in our target markets. We maintain a database of potential business combination targets, which is continuously updated and refined. We believe that many of these targets could be actionable after the completion of this offering.

•

Strong Investment Track Record of Outsized Returns: Over the last 25 years, our management and investment team has invested in 38 companies across a broad range of sectors, deploying around $5.8 billion across Asia. We believe that our team’s investment track record will aid us in identifying, closing, and monitoring an attractive target for our initial business combination.

[5]	MOIC and IRR are calculated in United States Dollar.
[6]	MOIC and IRR are calculated in United States Dollar.

•

Proprietary Sourcing Network and Leading Industry Relationships: Our team has a rich and long track record as investors and operators, and has developed a large and deep network across Asia, including strong relationships with many leading founders, executives and investors. Additionally, we will tap into an extensive pool of well-established external relationships with agents, consultants and investment banks. We believe this approach will provide us with a robust pipeline of attractive and actionable business combination opportunities that would be difficult for other investors to replicate.

•

Proven Operating Capabilities to Drive Value Creation: Our team has historically worked closely with, or as members of, management teams and boards to drive value creation. Together with our directors and advisors, we are adept at working with companies to develop organic growth strategies, implement cost and working capital efficiencies, build stronger businesses through acquisitions, mergers, joint ventures, and/or selective divestments, and identify and recruit exceptional management teams.

•

Deep Knowledge in Execution and Structuring: We believe that our team’s expertise and long track record in effecting complex transactions will allow us to successfully source and structure transactions with certain attributes that are otherwise challenging for other investors to execute. These types of transactions require creativity, deep industry knowledge, rigorous due diligence, and extensive negotiations. We believe that these unique and complex opportunities often have more attractive risk-reward profiles. Following the business combination, we also have substantial experience in executing transactions across expansionary and recessionary market cycles utilizing a variety of transaction structures that we believe will help us to minimize risk and to position the company for long-term success.

Business Combination Criteria

Consistent with our business strategy, we have defined the following criteria and guidelines in evaluating prospective targets for our potential business combination. By applying a systematic target filtering process to identify and partner with high-quality companies in Asia, we estimate there may be around 50 companies out of over 460 companies backed by private equity firms in target sectors and geographies that potentially fit our criteria and guidelines. Although we expect to adhere to these criteria and guidelines when evaluating business combination opportunities, we may decide to enter into a business combination with a target that does not meet these criteria and guidelines. We intend to focus on businesses with the following characteristics:

•

Suitable for an NYSE listing and U.S. Investor Base: We seek to merge or acquire companies that can benefit from the global branding opportunity brought by NYSE listing to facilitate international growth plans after public listing. In order to secure long-term capital partners, we intend to target companies that have identifiable trading peers with similar business or revenue model among the US listed securities and are situated in industries where international investors have strong sector expertise in.

•

Large Addressable Markets: We intend to invest in companies that address a large and growing market, which creates opportunities for attractive long-term growth either in core markets or by expanding into high potential adjacent categories that have not been substantially penetrated to date.

•

Established Market Leadership: We seek to merge or acquire companies that have a leading presence across an industry or segment and have built a unique product or service and offer long-term sustainable competitive differentiation. These could include superior branding, market-leading product or service offering, and/or proprietary technologies.

•

Strong Management and Culture: We seek to partner with leading executives who have strategic vision, are results-driven and aligned with our goal to drive meaningful shareholder value. We will evaluate a company’s leadership through their track record of growth, ability to build a defensible competitive advantage, quality of strategic decision-making, and establishment of a corporate culture anchored in strong values.

•

Attractive Growth Prospects: We seek to identify companies that have concrete and visible opportunities to execute organic growth initiatives. In addition, we intend to target companies that can serve as a broader platform for future accretive acquisitions and can benefit from the public currency and improved access to capital markets afforded by being a listed company.

•

Superior Unit Economics: We seek to merge or acquire companies with a demonstrated ability to be profitable or headed towards a clear path to profitability. We intend to spend significant time evaluating a company’s unit economics and capability in generating consistent and high levels of cash flow over time as the business grows, even if it chooses to use that cash to re-invest back into the business in the near term.

•

Benefit from our Sponsorship: We intend to merge or acquire companies that operate within our fields of expertise which we believe will benefit from our strategic, operating, and financial value-add. This could be in the form of, but not limited to, capital structure solutions, creative and complex transaction structuring, and connectivity to our wide and global professional network to drive operational and financial efficiency improvements.

•

Attractive Risk-adjusted Return to our Shareholders: We have a deep understanding of various valuation methodologies and frameworks across various industries, and will aim to negotiate commercial terms that will provide significant upside potential while limiting downside risk.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we find an opportunity that has characteristics more compelling to us than the characteristics described above, we may pursue such opportunity.

Our Business Combination Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as reviewing financial and other information that will be made available to us. We will also utilize our operational and capital allocation experience.

Our acquisition criteria, due diligence processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Sourcing of Potential Business Combination Targets

We believe that the operational and transactional experience of our management team, board of directors and advisors, and the relationships they have developed as a result of such experience, will provide us with a substantial number of potential business combination targets. We have at least one member of our team present in each of our target markets and these individuals and entities have developed a broad network of contacts and corporate relationships around the world and particularly in Asia. This network has grown through sourcing, acquiring and financing businesses and maintaining relationships with potential sellers, financing sources and target management teams. We have significant experience in executing transactions under varying economic and financial market conditions. We believe that these networks of relationships and this experience will provide us with important sources of investment opportunities. In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest noncore assets or divisions.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our officers, directors, or advisors (or their respective affiliates or related entities) or making the acquisition through a joint venture or other form of shared ownership with our officers, directors or advisors (or their respective affiliates or related entities). In the event we seek to complete our initial business combination with a company that is affiliated with our officers or directors (or their respective affiliates or related entities), we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. As more fully discussed in “Management—Conflicts of Interest,” if any of our officers, directors or advisors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his or her fiduciary duties under Cayman Islands law. Our officers, directors, and advisors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Other Acquisition Considerations

In addition to our sponsor, members of our management team, directors, and advisors may directly or indirectly own our ordinary shares and/or private placement warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers, directors, and advisors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers, directors, and advisors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our officers, directors, and advisors presently has, and in the future any of our officers, directors, and advisors may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer, director, or advisor is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers, directors, or advisors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association provides that, subject to his or her fiduciary duties under Cayman Islands law, no officer, director, or advisor shall be disqualified or prevented from contracting with the company nor shall any contract or transaction entered into by or on behalf of the company in which he or she shall have an interest be liable to be avoided. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of such interest shall be disclosed at or prior to its consideration or any vote thereon by the board of directors. We do not believe, however, that any fiduciary duties or contractual obligations of our officers, directors, or advisors would materially undermine our ability to complete our business combination. Our officers, directors, and advisors may become an officer, director, or advisor of another special purpose acquisition company with a class of securities registered under the

Securities Exchange Act of 1934, as amended, or the Exchange Act even before we enter into a definitive agreement regarding our initial business combination.

Initial Business Combination

The rules of the NYSE require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount held in trust). We refer to this as the “80% of net assets test.” If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. Additionally, pursuant to NYSE rules, any initial business combination must be approved by a majority of our independent directors.

We will have until 18 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 18 months, we will, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination by up to six times, each time by an additional month (for a total of 24 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. In connection with any such extension, public shareholders will not be offered the opportunity to vote on or redeem their shares. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination for an additional month, our sponsor or its affiliates or designees must deposit into the trust account $666,666, or up to $766,666 if the underwriter’s over-allotment option is exercised in full ($0.033 per share in either case), up to an aggregate of $4,000,000, or $0.20 per share, on or prior to the date of the deadline. We will issue a press release announcing each extension at least three days prior to the deadline. In addition, we will issue a press release the day after the deadline, announcing whether the funds have been timely deposited. Our sponsor and its affiliates or designees are obligated to fund the trust account in order to extend the time for us to complete our initial business combination, but our sponsor will not be obligated to extend such time. Notwithstanding the foregoing, if we enter into a definitive agreement regarding our initial business combination within 18 months from the closing of this offering, we will, by resolution of our board if requested by our sponsor, extend the time available for us by three additional months (for a total of 21 months to consummate such business combination) without any additional deposit into the trust account. In connection with such extension, public shareholders will not be offered the opportunity to vote on or redeem their shares. We will issue a press release announcing such extension at least three days prior to the commencement of such extension. If we cannot consummate a business combination within 21 months, we will, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination by up to three times, each time by an additional month (for a total of 24 months to complete a business combination), subject to the sponsor or its affiliates or designees depositing into the trust account $666,666, or up to $766,666 if the underwriter’s over-allotment option is exercised in full ($0.033 per share in either case), or up to an aggregate of $2,000,000, or $0.10 per share, on or prior to the date of the deadline. In addition, we will issue a press release the day after the deadline, announcing whether the funds have been timely deposited. Our sponsor and its affiliates or designees are obligated to fund the trust account in order to extend the time for us to complete our initial business combination, but our sponsor will not be obligated to extend such time. In addition to the foregoing arrangements, we may extend the period of time to consummate a business combination by a shareholder vote to amend our amended and restated memorandum and articles of association.

Unless we complete our initial business combination with an affiliated entity, or our board of directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares and/or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. If our securities are not listed on the NYSE after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on the NYSE at the time of our initial business combination.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information made available to us. Additionally, members of our management team, board of directors and advisors have significant executive management and public company experience, and accordingly have developed a deep network of contacts and relationships that will provide us with an important source of acquisition opportunities. In addition, we anticipate that opportunities will be brought to our attention by various unaffiliated sources, including investment banks, private equity groups, consultants, accounting firms and other investment market participants.

Initial Business Combination with a Company Based in China or Hong Kong

A significant number of our management and investment team, directors and advisors are located in or have significant ties to China or Hong Kong, and we may seek to acquire a company that is based in China or Hong Kong in an initial business combination. Because of such ties to China or Hong Kong, we may be subjected to the laws, rules and regulations of the PRC. Any risks that any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in the PRC-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The approval and/or other requirements of the China Securities Regulatory Commission (the “CSRC”) or other governmental authorities of the PRC may be required in connection with our initial business combination with a PRC company under PRC rules, regulations or policies, and, if required, we cannot predict whether we will be able to or for how long it will take to obtain such approval. Any failure to obtain or delay in obtaining the requisite governmental approval for our initial business combination, or a rescission of such approval, would subject us to sanctions imposed by the relevant PRC regulatory authority. In addition, if we successfully acquire a PRC company, we may conduct operations in China through a series of contractual arrangements with a variable interest entity in China (the “VIE”) due to restrictions imposed by the PRC laws and regulations on foreign ownership of companies involved in certain industries. Such contractual arrangements by and among PRC subsidiaries, the VIE, and the VIE’s shareholders may include (i) certain power of attorney agreements, a share pledge agreement and certain loan agreements, which will provide us effective control over the VIE; (ii) an exclusive business cooperation agreement which allows us to receive substantially all of the economic benefits from the VIE; and (iii) certain exclusive option agreements and certain spouse consent letters which provide us with an exclusive option to purchase all or part of the equity interests in and/or assets of the VIE when and to the extent permitted by PRC laws. Through contractual arrangements with the VIE and its shareholders, we may become the primary beneficiary of the VIE, and, therefore, may consolidate the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP or IFRS.

These contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE. If the VIE or its shareholders fail to perform their respective obligations under these contractual arrangements, our recourse to the assets held by the VIE may be indirect and we may have to incur substantial costs and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. These remedies may not always be effective, particularly in light of uncertainties regarding the interpretation and enforcement of the relevant laws and regulations. Furthermore, in connection with litigation, arbitration or other judicial or dispute resolution proceedings, assets under the name of any of record holder of equity interest in the VIE, including such equity interest of such record holder, may be put under court custody. As a consequence, we cannot be certain that the equity interest will be disposed pursuant to the contractual arrangement or that the ownership by the record holder of such equity interest will be unchallenged. See “Risk Factors—Risks Related to Acquiring and Operating Business in China—We may depend on contractual arrangements with the VIE and its shareholders to operate our business in China, which may not be as effective as direct ownership in providing operational control and otherwise have a material adverse effect as to our business.” In addition, if we acquire a target company that operates its business in the PRC through contractual arrangements, investors in our ordinary shares following a business combination would not hold equity interests in the VIE domiciled in China that is under our control and would instead hold equity interests in a Cayman Islands holding company. You may never directly hold equity interests in PRC operating companies.

All of these contractual arrangements may be governed by and interpreted in accordance with PRC law, and disputes arising from these contractual arrangements may be resolved in court or through arbitration in China. As a result, uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit our ability to enforce these contractual arrangements.

In addition, the PRC government also has significant authority to exert influence on the ability of a company with substantial operations in China to conduct its business and control over securities offerings conducted overseas and/or foreign investments at any time, which could result in a material change in our operations and/or the value of our securities. In particular, there have been recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based companies with substantial operations in China. Any such government oversight or control could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless. See “Risk Factors—Risks Related to Acquiring and Operating Business in China—China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.”

The uncertainties in the interpretation and enforcement of PRC laws, rules and regulations would apply to us if we were to acquire a company that is based in China or Hong Kong regardless of whether we have a VIE structure or direct ownership structure post-business combination. See “Risk Factors—Risks Related to Acquiring and Operating Business in China—There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.” and “Risk Factors—Risks Related to Acquiring and Operating Business in China—Rules and regulations in China can change quickly with little or no advance notice and the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investments in China-based issuers, which could result in a material change in our operations and/or the value of your shares and materially affect the interest of the investors.”

The PRC government also has significant authority to exert restrictions on foreign exchange and our ability to transfer cash between entities, across borders, and to U.S. investors that may apply if we acquire a company that is based in China or Hong Kong in an initial business combination. We will be subject to restrictions on dividend payments as current regulations in China would permit our PRC subsidiary to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our PRC subsidiary will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. See “Risk Factors—Risks Related to Acquiring and Operating Business in China—After we consummate a business combination, our PRC subsidiary will be subject to restrictions on dividend payments.”

In addition, we will be permitted under PRC laws and regulations to provide funding to the PRC subsidiaries only through loans or capital contributions, and to the VIEs only through loans, and only if we satisfy the applicable government registration and approval requirements. See “Risk Factors—Risks Related to Acquiring and Operating Business in China—If we were to acquire a PRC company, the PRC regulation on loans to, and direct investment in, our PRC subsidiary by offshore holding companies and governmental control in currency conversion may restrict our ability to make loans to or capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

In addition, we may be subject to restrictions on currency exchange as the PRC government may limit or eliminate our ability to utilize cash generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders, including holders of our securities, and may limit our ability to obtain foreign currency through debt or equity financing. See “Risk Factors—Risks Related to Acquiring and Operating Business in China—We are subject to restrictions on currency exchange” and “Risk Factors—Risks Related to Acquiring and Operating Business in China—Governmental control of currency conversion may limit our ability to utilize our net revenue effectively and affect the value of your investment.”

These restrictions will restrict our ability to distribute earnings from our businesses, including subsidiaries and/or consolidated VIEs, to the parent company and U.S. investors as well as the ability to settle amounts owed under the VIE agreements. In addition, fluctuations in exchange rates could result in foreign currency exchange losses to us and may reduce the value of, and amount in U.S. Dollar of dividends payable on, our shares in foreign currency terms.

The following illustrative table shows the post-business combination funds flow of our company to the extent that our company acquires a company based in PRC with contractual arrangements.

Note:

(1)

We may transfer funds to the Target (PRC based shell company) through an increase in the registered capital of or a shareholder loan to the Target (PRC based shell company). The Target (PRC based shell company) may in turn make distributions or pay dividends to us.

(2)

The Target (PRC based shell company) will provide the Consolidated VIE (PRC-based operations company) with services, including technical development, technical support, management consultation, marketing and promotional services and other related services on an exclusive basis, as the case may be. The Consolidated VIE (PRC-based operations company) will pay specified service fees to the Target (PRC based shell company) as consideration for the services provided.

In contrast, the following illustrative table shows the post-business combination funds flow of the Company to the extent that the Company will acquire a company based in the PRC through direct equity investment.

Note:

(1)

We may transfer funds to the Target (PRC-based operations company) through an increase in the registered capital of or a shareholder loan to the Target (PRC-based operations company). The Target (PRC-based operations company) may in turn make distributions or pay dividends to us.

Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (“HFCA Act”) if the Public Company Accounting Oversight Board (United States) (“PCAOB”) determines that it cannot inspect or fully investigate our auditor for three consecutive years beginning in 2021. If the PCAOB makes such determination, the NYSE would delist our securities, including our units, Class A ordinary shares and redeemable warrants being offered in this offering, and the SEC shall prohibit them from being traded on a national securities exchange or in the over the counter trading market in the U.S. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would amend the HFCA Act and reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years. If we effect our initial business combination with a business located in the PRC and if our new auditor is located in China, with operations in and who performs audit operations of registrants in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, the work of our new auditor as it relates to those operations may not be inspected by the PCAOB which currently is the case. The inability of the PCAOB to conduct inspections of auditors in China may make it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in the audit procedures of our auditor and reported financial information and the quality of our financial statements. See “Risk Factors—Risks Related to Acquiring and Operating Business in China—Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, the NYSE would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the benefits of such inspections.”

Prior to our initial business combination, we are currently not required to obtain from Chinese authorities any permission to issue our securities to foreign investors and to operate our company. However, given the uncertainties in the interpretation and enforcement and the quick changes of PRC laws, rules and regulations, the relevant PRC government agencies could reach a different conclusion and may subject us to a stringent approval process in connection with this offering or our operation. If we are or were required to but are unable to obtain such required permission from the PRC governmental authorities, we may face adverse actions or sanctions by the relevant PRC governmental authorities, which could significantly limit or completely hinder our ability to offer securities to our investors and to operate our company.

Corporate Information

Our executive offices are located at Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands and Suite 3102, Two Exchange Square, 8 Connaught Place, Central, Hong Kong, China, and our telephone numbers are (345) 814-5580 and +852 2131-8900, respectively. We plan to maintain a corporate website at www.gen-mgmt.com. The information that may be contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference in, or otherwise a part of, this prospectus or the registration statement of which this prospectus is a part. You should not rely on any such information in making your decision whether to invest in our securities.

We are an exempted company incorporated in the Cayman Islands. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and obtained a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the Market Value (as defined below) of our Class A ordinary shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our ordinary shares held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors.”

Securities offered	20,000,000 units (or 23,000,000 units if the underwriter’s over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:

•	one Class A ordinary share; and

•	one-half of one redeemable warrant.

NYSE symbols	Units: “GAQ.U”

Class A Ordinary Shares: “GAQ”

Warrants: “GAQWS”

Trading commencement and separation of Class A ordinary shares and warrants	The units are expected to begin trading on or promptly after the date of this prospectus. Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus (or the immediately following business day if such 52nd day is not a business day) unless Nomura Securities International, Inc. informs us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

Separate trading of the Class A ordinary shares and warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the Company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly, and no later than four business days, after the closing of this offering. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.

Units: Number outstanding before this offering	0

Number outstanding after this offering	20,000,000(1)

Ordinary shares: Number outstanding before this offering	7,750,000(2)

Number outstanding after this offering	27,000,000(1)(3)

Warrants: Number of private placement warrants to be sold in a private placement simultaneously with this offering	6,800,000(1)

Number of warrants to be outstanding after this offering and the private placement	16,800,000(1)(4)

Exercisability	Each whole warrant offered in this offering is exercisable to purchase one Class A ordinary share. Only whole warrants are exercisable. No

(1)	Assumes no exercise of the underwriter’s over-allotment option and the surrender of 750,000 founder shares to us for no consideration.
(2)

Includes up to 750,000 founder shares that may be surrendered to us for no consideration depending on the extent to which the underwriter’s over-allotment option is exercised. Except as otherwise specified, the rest of this prospectus has been drafted to give effect to the full forfeiture of these 750,000 founder shares. Also includes 2,000,000 founder shares issued in connection with the forward purchase agreements we entered into prior to this offering, which represents the adjustment to the ratio applicable to the conversion of its Class B ordinary shares that our sponsor would have been entitled to at closing of the business combination as a result of the issuance of 8,000,000 additional Class A ordinary shares under the forward purchase agreements. As a result, the issuance of the Class A ordinary shares pursuant to the forward purchase agreements at closing of the business combination will not trigger a further adjustment to this ratio.

(3)

Comprised of 20,000,000 Class A ordinary shares included in the units to be sold in this offering and 7,000,000 Class B ordinary shares (or founder shares), including 2,000,000 founder shares issued in connection with the forward purchase agreements we entered into prior to this offering. Founder shares are currently classified as Class B ordinary shares, which shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

(4)	Comprised of 10,000,000 public warrants included in the units to be sold in this offering and 6,800,000 private placement warrants to be sold in the private placement.

fractional warrants will be issued upon separation of the units and only whole warrants will trade. We structured each unit to contain one-half of one warrant, with each whole warrant exercisable for one Class A ordinary share, as compared to units issued by some other similar special purpose acquisition companies, which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of a business combination as compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses.

Except as described below, the private placement warrants and forward purchase warrants will be exercisable on the same terms as the warrants offered as part of the units.

Exercise price	$11.50 per share, subject to adjustments as described herein. In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance by our sponsor in connection with such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the VWAP (as defined below under “Description of Securities—Warrants—Public Shareholders’ and Forward Purchase Warrants”) of our Class A ordinary shares during the 10-trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described below under “Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $10.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

Exercise period	The warrants will become exercisable on the later of:

•	30 days after the completion of our initial business combination; and

•	twelve months from the closing of this offering;

provided, in each case that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We are not registering the Class A ordinary shares issuable upon exercise of the public warrants, forward purchase warrants or private placement warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC and have an effective registration statement registering the sale, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the public warrants, forward purchase warrants and private placement warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the transfer of the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 90th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain an effective registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify for sale the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•

if, and only if, the closing price of our Class A ordinary shares equals or exceeds $18.00 per share (as for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Shareholders’ and Forward Purchase Warrants—Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending on and including the third trading day prior to the date on which we send the notice of redemption to the warrant holders (the “Reference Value”).

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants.

The forward purchase warrants will be redeemable on the same terms as the warrants offered as part of the units. Except as set forth below, none of the private placement warrants will be redeemable by us so long as they are held by our sponsor or its permitted transferees.

Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $10.00	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•

for cash at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive the number of shares determined by reference to the table set forth under “Description of Securities—Warrants—Public Shareholders’ and Forward Purchase Warrants” based on the redemption date and the “fair market value” of our Class A ordinary shares (as defined below); and

•	if, and only if, the Reference Value (as defined above under “Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00”) equals or exceeds $10.00 per share (as for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Shareholders’ and Forward Purchase Warrants—Anti-dilution Adjustments”).

The “fair market value” of our Class A ordinary shares shall mean the VWAP (as defined below under “Description of Securities—Warrants—Public Shareholders’ and Forward Purchase Warrants”) of our Class A ordinary shares for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. We will provide our warrant holders with the final fair market value no later than one business day after the 10-day trading period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

No fractional Class A ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. Please see the section entitled “Description of Securities—Warrants—Public Shareholders’ and Forward Purchase Warrants” for additional information.

The forward purchase warrants will be redeemable on the same terms as the warrants offered as part of the units.

Pursuant to the warrant agreement, references above to Class A ordinary shares will be deemed to refer to any security (other than Class A ordinary shares) into which the Class A ordinary shares are converted or exchanged for in the event we are not the surviving company in our initial business combination.

Expressions of interest

Our anchor investors have each expressed to us an interest to purchase up to 9.9%, 7.425% or 4.95%, representing in the aggregate up to approximately 101.475%, of the units in this offering (or up to approximately 88.24% of the units in this offering if the underwriter exercises the over-allotment option in full) at the offering price and we have agreed to direct the underwriter to sell to the anchor investors such amount of units. At the closing of this offering, two anchor investors will be entitled to purchase from our sponsor a number of founder shares equal to 10% of the units each anchor investor is purchasing in this offering at a purchase price of approximately $0.01 per share. However, each such anchor investor has agreed that if such anchor investor owns less than the number of Class A ordinary shares it owns immediately after this offering (i) at the time of any shareholder vote with respect to our initial business combination or (ii) on the business day immediately prior to the consummation of our initial business combination, it will sell back to our sponsor at approximately $0.01 per share the pro rata portion of the founder shares it purchased from our sponsor. However, each such anchor investor will be entitled to keep 50% of the founder shares it originally purchased from our sponsor in any event. In contrast to the foregoing arrangement, ten of the anchor investors will be entitled to purchase from our sponsor a number of founder shares equal to 6.31% of the units such anchor investor is purchasing in this offering, at a purchase price of approximately $0.01 per share. Such founder shares purchased by such anchor investors will not be subject to any requirements to sell them back to our sponsor.

There can be no assurances that any of the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. In the event that the anchor investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, no affirmative votes from other public stockholders would be required to approve our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination or to grant voting proxy to our sponsor to vote any founder shares held by them on their behalves. However, because our anchor investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these anchor investors will be stockholders at the time our stockholders vote on our initial business combination, and, if they are stockholders, we cannot assure you as to how such anchor investors will vote on any business combination.

Forward purchase agreements

Prior to this offering, we entered into forward purchase agreements pursuant to which the forward purchasers agreed to subscribe for an aggregate of 8,000,000 forward purchase units, with each forward purchase unit consisting of one Class A ordinary share and one-quarter of one warrant to purchase one Class A ordinary share at $11.50 per share, for an aggregate purchase price of $80,000,000, or $10.00 per unit, in a private placement to close concurrently with the closing of our initial business combination. The forward purchasers may purchase less than 8,000,000 forward purchase units in accordance with the terms of the Forward Purchase Agreements. In addition, the forward purchasers’ commitment under the forward purchase agreements will be subject to their rights to terminate their commitment at any time before we enter into a definitive agreement regarding our initial business combination. Accordingly, if any forward purchasers exercise their rights to terminate their commitment, such forward purchaser will not be obligated to purchase any forward purchase securities, and we will not receive any of the amounts committed under such forward purchase agreement. We issued 2,000,000 additional Class B ordinary shares to our sponsor, which represents the adjustment to the ratio applicable to the conversion of its Class B ordinary shares that our sponsor would have been entitled to at the closing of our initial business combination as a result of the issuance of 8,000,000 additional Class A ordinary shares under the forward purchase agreements. As a result, the issuance of the Class A ordinary shares at the closing of our initial business combination will not trigger a further adjustment to this ratio. Further, prior to this offering our sponsor transferred to the forward purchasers an aggregate of 1,200,000 founder shares for no cash consideration. Subject to certain exceptions to forfeiture and transfer provisions, the founder shares transferred in connection with these agreements are subject to similar contractual conditions and restrictions as the founder shares issued to our sponsor in connection with this offering. The forward purchase warrants will have the same terms as our public warrants. Under the terms of the forward purchase agreements, if the forward purchasers fail to close on their obligations to purchase forward purchase securities or purchase less than 8,000,000 forward purchase units at the time of the initial business combination, the forward purchasers will be contractually required to forfeit all or pro rata portion of the founder shares transferred to them, and our sponsor has agreed to forfeit the incremental 2,000,000 founder shares to the same extent as the 1,200,000 founder shares transferred to the forward purchasers to maintain the 20% ratio of the Class B ordinary shares (prior to giving effect to their conversion at closing of the initial business combination) against the total number of ordinary shares outstanding.

The forward purchase agreements provide that the forward purchasers are entitled to a right of first offer with respect to new equity securities we may offer in connection with or prior to the closing of the initial business combination. Each forward purchaser may purchase all or a portion of its pro rata share of the new equity securities being offered, based on the number of Class A ordinary shares each forward purchaser has agreed to purchase pursuant to its forward purchase agreement out of the total number of Class A ordinary shares all forward purchasers have agreed to purchase. Each forward purchaser shall have five business days to accept the offer. If a forward purchaser does not accept the offer, we will be free to sell or enter into an agreement within the 90 day period thereafter to sell such forward purchaser’s pro rata portion of the new securities to any third party on terms and conditions not more favorable to the third party than those offered to the forward purchaser. If we do not sell or enter into an agreement to sell such new securities within the 90 day period, the right of first offer shall be deemed to be revived and the new securities shall not be offered to any third party unless first re-offered to the forward purchaser.

The forward purchase agreements provide that the forward purchasers are entitled to registration rights with respect to the forward purchase securities and Class A ordinary shares underlying the forward purchase warrants and founder shares. Please see “Description of Securities—Registration Rights” for additional information.

The proceeds from the sale of the forward purchase shares may be used as part of the consideration to the sellers in the initial business combination, expenses in connection with our initial business combination or for working capital in the post-business combination company. These purchases are intended to provide us with a minimum funding level for our initial business combination. The forward purchasers will not have the ability to approve the initial business combination prior to the signing of a material definitive agreement and, if we seek shareholder approval, have agreed to vote their founder shares and any public shares held by them in favor of the initial business combination. The forward purchase securities will be issued only in connection with the closing of the initial business combination.

Sponsor Investment	The sponsor investor has purchased membership interests in our sponsor entitling it to an economic interest in certain of the founder shares owned by our sponsor and in certain of the placement units to be purchased by our sponsor. Pursuant to its subscription agreement with our sponsor, the sponsor investor will not be granted any material additional stockholder or other rights, and will only be issued membership interests in our sponsor with no right to control our sponsor or vote or dispose of any founder shares, placement units or underlying securities owned by our sponsor (which will continue to be held by our sponsor until following our initial business combination).

Founder Shares	On March 5, 2021, our sponsor paid $25,000, or approximately $0.003 per share, to cover certain of our offering costs in exchange for 7,187,500 founder shares, par value $0.0001. On August 16, 2021, pursuant to a downsize of this offering, our sponsor surrendered an aggregate of 1,437,500 founder shares for no consideration, which were cancelled, resulting in an aggregate of 5,750,000 founder shares outstanding. All shares and associated amounts have been retroactively restated to reflect the surrender. On August 23, 2021, in connection with entering into forward purchase agreements, our sponsor transferred to forward purchasers an aggregate of 825,000 founder shares for no cash consideration. On August 23, 2021, in connection with entering into forward purchase agreements, the Company issued 1,375,000 Class B ordinary shares to the Sponsor, resulting in an aggregate of 7,125,000 Class B ordinary shares outstanding. On October 21, 2021, in connection with entering into an additional forward purchase agreement, the Company issued 625,000 Class B ordinary shares to the Sponsor, resulting in an aggregate of 7,750,000 Class B ordinary shares outstanding. Up to 750,000 of the founder shares will be subject to forfeiture in the event the underwriter’s over-allotment option is not exercised in full.

Prior to the initial investment in the Company of $25,000 by the sponsor, the Company had no assets, tangible or intangible. The per-share price of the founder shares was determined by dividing the amount of cash contributed to the Company by the number of founder shares issued. The number of founder shares outstanding, which includes the 2,000,000 Class B ordinary shares issued in connection with the forward purchase agreements, was determined based on the expectation that the total size of this offering would be a maximum of 23,000,000 units if the underwriter’s over-allotment option is exercised in full and 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements, and therefore that such founder shares would represent 20% of the outstanding shares after this offering. Under the terms of the forward purchase agreements, if the forward purchasers fail to close on their obligations to purchase forward purchase securities or purchase less than 8,000,000 Class A ordinary shares at the time of the initial business combination, the forward purchasers will be contractually required to forfeit all or pro rata portion of founder shares transferred to it, and our sponsor has agreed to forfeit the incremental 2,000,000 founder shares to the same extent as the 1,200,000 founder shares transferred to the forward purchasers to maintain the 20% ratio of the Class B ordinary shares (prior to giving effect to their conversion at closing of the initial business combination) against the total number of ordinary shares outstanding. Up to 750,000 of the founder shares may be surrendered by our sponsor for no consideration depending on the extent to which the underwriter’s over-allotment option is not exercised. If we increase or decrease the size of this offering, we will effect a share sub-division, share dividend or share contribution back to capital, reorganization, recapitalization or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering, which includes the 2,000,000 Class B ordinary shares issued in connection with the forward purchase agreements, in such amount as to maintain the ownership of our initial shareholders, on an as-converted basis, at 20% of the sum of our issued and outstanding ordinary shares upon the consummation of this offering (assuming our initial shareholders do not purchase any units in this offering) and 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements. Any conversion of Class B ordinary shares described herein will take effect as a redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law.

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:

•

only holders of Class B ordinary shares will have the right to vote for the election of, and to remove, directors prior to or in connection with the completion of our initial business combination, which directors will be proposed by the Company’s board of directors following a nomination by the nominating and corporate governance committee;

•	the founder shares are subject to certain transfer restrictions, as described in more detail below;

•	the founder shares are entitled to registration rights;

our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares and public shares they hold in connection with the completion of our initial business combination; (ii) waive their redemption rights with respect to their founder shares and public shares they hold in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination) or within 21 months from the closing of this offering to close a business combination that we have entered into a definitive agreement for during the first 18 months from the closing of this offering, as it may be further extended up to 24 months if such business combination is not consummated within 21 months, by depositing additional fund into the trust account for each month for three months or during any further extended time that we have to consummate a business combination as a result of a shareholder vote to amend our amended and restated memorandum and articles of association (the “Shareholder Extension Period”), each case as described in more detail in this prospectus; or (B) with respect to any other specified provisions relating to shareholders’ rights or pre-initial business combination activity; (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, or as may be extended by the Shareholder Extension Period, as applicable), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed timeframe; and (iv) vote any founder shares held by them and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination. Further, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. If we submit our initial business combination to our public shareholders for a vote, we will complete our initial business combination only if it is approved by an ordinary resolution. As a result, in addition to our initial shareholders’

founder shares, we would need 6,500,000, or 32.5%, of the 20,000,000 public shares sold in this offering (assuming all outstanding shares are voted and the over-allotment option is not exercised but including 2,000,000 founder shares issued to our sponsor in connection with the forward purchase agreements), or no public shares of the 20,000,000 public shares sold in this offering (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised but including 2,000,000 founder shares issued to our sponsor in connection with the forward purchase agreements) to be voted in favor of an initial business combination in order to have our initial business combination approved; and

•

the founder shares are automatically convertible into our Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

Transfer restrictions on founder shares	Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (i) one year after the completion of our initial business combination or (ii) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances as described herein under “Principal Shareholders—Transfers of Founder Shares, Private Placement Warrants and Forward Purchase Securities”. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Notwithstanding the foregoing, if (1) the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (2) if we consummate a transaction after our initial business combination which results in our shareholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up.

Founder shares conversion and anti-dilution rights	The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to adjustment for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with our initial business combination, the number of Class A ordinary shares issuable upon conversion of all founder shares, which includes the 2,000,000 founder shares issued in connection with the forward purchase agreements, will equal, in the aggregate, 20% of the sum of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination; provided that such conversion of founder shares will never occur on less than a one-for-one basis.

Appointment of directors; Voting	Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to our initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares who attend and vote in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Private placement warrants

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 6,800,000 private placement warrants (or 7,700,000 warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment as provided herein, at a price of $1.00 per warrant, or $6,800,000 in the aggregate (or $7,700,000 if the underwriter’s over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. A portion of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $202,000,000 (or $232,300,000 if the underwriter exercises its over-allotment option in full) will be held in the trust account. The private placement warrants will be identical to the warrants sold in this offering except that, so long as they are held by our sponsor or its permitted transferees, the private placement warrants (i) will not be redeemable by us, (ii) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. If the private placement warrants are held by holders other than our sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. If we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable), the private placement warrants will expire worthless.

Transfer restrictions on private placement warrants	The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Shareholders—Transfers of Founder Shares, Private Placement Warrants and Forward Purchase Securities.”

Proceeds to be held in trust account	Of the net proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $202,000,000, or $232,300,000 if the underwriter’s over-allotment option is exercised in full ($10.10 per unit in either case), will be deposited into a segregated trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee, after deducting $2,020,000 in underwriting discounts and commissions payable upon the closing of this offering (or $2,620,000 if the underwriter’s over-allotment option is exercised in full) and an aggregate of $930,000 to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering. The proceeds to be placed in the trust account include $7,000,000 (or up to $8,050,000 if the underwriter’s over-allotment option is exercised in full) in deferred underwriting commissions.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the proceeds from this offering and the sale of the private placement warrants will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we have not completed our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable), subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, or as may be extended by the Shareholder Extension Period, as applicable) or (B) with respect to any other specified provisions relating to shareholders’ rights or pre-initial business combination activity and less up to $100,000 of interest to pay dissolution expenses. The funds held in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Extension of time to complete business combination

We will have until 18 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 18 months, we will, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination by up to six times, each time by an additional month (for a total of 24 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. In connection with any such extension, public shareholders will not be offered the opportunity to vote on or redeem their shares. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination for an additional month, our sponsor or its affiliates or designees must deposit into the trust account $666,666, or up to $766,666 if the underwriter’s over-allotment option is exercised in full ($0.033 per share in either case), up to an aggregate of $4,000,000, or $0.20 per share, on or prior to the date of the deadline. We will issue a press release announcing each extension at least three days prior to the deadline. In addition, we will issue a press release the day after the deadline, announcing whether the funds have been timely deposited. Our sponsor and its affiliates or designees are obligated to fund the trust account in order to extend the time for us to complete our initial business combination, but our sponsor will not be obligated to extend such time. Notwithstanding the foregoing, if we enter into a definitive agreement regarding our initial business combination within 18 months from the closing of this offering, we will, by resolution of our board if requested by our sponsor, extend the time available for us by three additional months (for a total of 21 months to consummate such business combination) without any additional deposit into the trust account. In connection with such extension, public shareholders will not be offered the opportunity to vote on or redeem their shares. We will issue a press release announcing such extension at least three days prior to the commencement of such extension. If we cannot consummate a business combination within 21 months, we will, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination by up to three times, each time by an additional month (for a total of 24 months to complete a business combination), subject to the sponsor or its affiliates or designees depositing into the trust account $666,666, or up to $766,666 if the underwriter’s over-allotment option is exercised in full ($0.033 per share in either case), or up to an aggregate of $2,000,000, or $0.10 per share, on or prior to the date of the deadline. In addition, we will issue a press release the day after the deadline, announcing whether the funds have been timely deposited. Our sponsor and its affiliates or designees are obligated to fund the trust account in order to extend the time for us to complete our initial business combination, but our sponsor will not be obligated to extend such time. In addition to the foregoing arrangements, we may extend the period of time to consummate a business combination by a shareholder vote to amend our amended and restated memorandum and articles of association.

Anticipated expenses and funding sources	Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay our taxes and/or to redeem our public shares in connection with an amendment to our amended and restated memorandum and articles of association, as described above. The net proceeds of this offering and certain proceeds from the sale of the private placement warrants, in the amount of $202,000,000, will be held in an interest-bearing trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account will be approximately $202,000 per year, assuming an interest rate of 0.1% per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from such interest withdrawn from the trust account and:

•	the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which initially will be approximately $1,850,000 in working capital after the payment of approximately $930,000 in expenses relating to this offering; and

•

any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to extend loans or invest in us; provided that any such loans will not have any claim on the funds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination	So long as our securities are then listed on NYSE, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the net assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority (“FINRA”) or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion. If our securities are not then listed on NYSE for whatever reason, we would no longer be required to meet the foregoing 80% of net asset test.

We will complete our initial business combination only if the post-business combination company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares and/or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

Permitted purchases of public shares and public warrants by our affiliates	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase our Class A ordinary shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and NYSE listing rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business—Effecting Our Initial Business Combination—Permitted Purchases of Our Securities.” for a description of how our sponsor, initial shareholders, directors, officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction. Our sponsor, initial shareholders, directors, officers, advisors or any of their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. The purpose of any such purchases of shares could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining shareholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met.

The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public shareholders upon completion of our initial business combination	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.10 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. In addition, we will provide our public shareholders with the opportunity to redeem all or a portion of their public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, as described in more detail in this prospectus) or with respect to other specified provisions relating to shareholders’ rights or pre-initial business combination activity. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

Manner of conducting redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the initial business combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company and any transactions where we issue more than 20% of our issued and outstanding Class A ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. So long as we obtain and maintain a listing for our securities on NYSE, we will be required to comply with NYSE’s shareholder approval rules.

The requirement that we provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated memorandum and articles of association and will apply whether or not we maintain our registration under the Exchange Act or our listing on NYSE. Such provisions may be amended if approved by holders of at least two-thirds of the shareholders who, being entitled to do so, attend and vote at a general meeting of the Company, so long as we offer redemption in connection with such amendment.

If we provide our public shareholders with the opportunity to redeem their public shares in connection with a general meeting, we will:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if we obtain an ordinary resolution under Cayman Islands law, which requires the affirmative vote of holders of a majority of ordinary shares who attend and vote at a general meeting of the company. In such case, our initial shareholders and each member of our management team above have agreed to vote their founder shares and public shares held by them in favor of our initial business combination. For purposes of seeking approval of an ordinary resolution, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our initial shareholders’ founder shares, we would need 6,500,000, or 32.5%, of the 20,000,000 public shares sold in this offering (assuming all outstanding shares are voted and the over-allotment option is not exercised but including 2,000,000 founder shares issued to our sponsor in connection with the forward purchase agreements), or no public shares of the 20,000,000 public shares sold in this offering (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised but including 2,000,000 founder shares issued to our sponsor in connection with the forward purchase agreements) to be voted in favor of an initial business combination in order to have our initial business combination approved. These quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or whether it was a public shareholder on the record date for the general meeting held to approve the proposed transaction.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using the Depository Trust Company’s

DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public shareholders who elected to redeem their shares.

Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements. We currently do not have any plan to enter into any backstop arrangement.

Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold a shareholder vote	Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Class A ordinary shares sold in this offering without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriter its deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may use the balance of the cash released to us from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination	Our amended and restated memorandum and articles of association provide that we will have only 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) to complete our initial business combination. If we have not completed our initial business combination within such 18-month period (or up to 24 month-period, or as may be extended by the Shareholder Extension Period, as applicable), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law, in which case our public shareholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 18-month time period (or up to 24-month time period, or as may be extended by the Shareholder Extension Period, as applicable).

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable).

However, if our initial shareholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 18-month time period (or up to 24-month time period, or as may be extended by the Shareholder Extension Period, as applicable).

The underwriter has agreed to waive its right to its deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, or as may be extended by the Shareholder Extension Period, as applicable) and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, officers and directors have agreed, pursuant to a letter agreement, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable) or (B) with respect to any other specified provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations and on the conditions described above under “Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold a shareholder vote.” For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking shareholder approval of such proposal, and in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment.

Limited payments to insiders	There will be no finder’s fees, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation paid by us to our sponsor, officers or directors, or any affiliate of our sponsor or officers prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, and, if made prior to our initial business combination will be made from funds held outside the trust account:

•	repayment of up to an aggregate of $300,000 principal amount of in loans made to us by our sponsor to cover offering-related and organizational expenses including of the sponsor;

•	payment to our sponsor or an affiliate thereof of up to $10,000 per month for office space, utilities, secretarial and administrative support services provided to us;

•	reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

•

repayment of loans which may be made by our sponsor or an affiliate of our sponsor to finance transaction costs in connection with an intended initial business combination. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Audit Committee	We will establish and maintain an audit committee. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Committees of the Board of Directors—Audit Committee.”

Conflicts of Interest

Our officers, directors and advisors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer, director or advisor is or will be required to present business combination opportunities to such entity. Accordingly, if any of our directors, officers or advisors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity. These entities may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunity, we may be precluded from pursuing such opportunities. Our management team, in their capacities as members, officers or employees of our sponsor or its affiliates or in their other endeavors, may be required to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, or third parties, before they present such opportunities to us. To address the matters set out above, our amended and restated memorandum and articles of association provide that, to the maximum extent permitted by law, we renounce any interest or expectancy in, or in being offered an opportunity to participate in any business combination opportunity: (i) which may be a corporate opportunity for both us and our sponsor or its affiliates and any companies in which our sponsor or its affiliates have invested about which any of our officers, directors or advisors acquires knowledge; or (ii) the presentation of which would breach an existing legal obligation of a director, officer or advisor to another entity, and we will waive any claim or cause of action we may have in respect thereof. In addition our amended and restated articles of association will contain provisions to exculpate and indemnify, to the maximum extent permitted by law, such persons in respect of any liability, obligation or duty to the Company that may arise as a consequence of such persons becoming aware of any business opportunity or failing to present such business opportunity. See “Management—Conflicts of Interest” and “Risk Factors—Risks Related to Our Operations—Our officers, directors and advisors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

We do not believe, however, that the fiduciary duties or contractual obligations of our directors, officers or advisors will materially affect our ability to complete our initial business combination.

RISKS

Summary of Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

Risks Related to Our Business and Financial Position

For more detailed description of the below risks and other risks related to our business and financial position, see “Risk Factors—Risks Related to Our Business and Financial Position.”

•	We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for at least the next 18 months (or up to 24 months, as applicable), it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or an affiliate of our sponsor to fund our search and to complete our initial business combination.

Risks Related to Our Proposed Initial Business Combination

For more detailed description of the below risks and other risks related to our proposed initial business combination, see “Risk Factors—Risks Related to Our Proposed Initial Business Combination.”

•

Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our founder shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a business combination.

•

The nominal purchase price paid by our sponsor for the founder shares may significantly dilute the implied value of your public shares in the event we complete an initial business combination. In addition, the value of the founder shares will be significantly greater than the amount our sponsor paid to purchase such shares in the event we complete an initial business combination, even if the business combination causes the trading price of our Class A ordinary shares to materially decline.

•

Your only opportunity to affect your investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of such business combination.

•

If we seek shareholder approval of our initial business combination, our initial shareholders and management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

•

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

•

The ability of our public shareholders to exercise redemption rights with respect to a large number of our Class A ordinary shares may not allow us to complete the most desirable business combination or optimize our capital structure.

•

The requirement that we complete our initial business combination within 18 months after the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable) may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

•

Our search for a business combination, and any partner business with which we ultimately complete a business combination, may be materially adversely affected by the COVID-19 pandemic and the status of debt and equity markets.

•

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

•

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

Risks Related to Acquiring and Operating Business in China

A significant number of our management and investment team, directors and advisors are located in or have significant ties to China or Hong Kong, and we may seek to acquire a company that is based in China or Hong Kong in an initial business combination. Because of such ties to China or Hong Kong, we may be subjected to the laws, rules and regulations of the PRC. Any risks that any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in the PRC-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For more detailed description of the below risks and other risks related to acquiring and operating business in China, see “Risk Factors—Risks Related to Acquiring and Operating Business in China.”

•

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (“M&A Rules”) and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue a business combination in the PRC.

•

Because the M&A Rules permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

•

The approval or other administration requirements of the CSRC or other PRC governmental authorities may be required in connection with our initial business combination with a Chinese company under PRC law.

•	China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.

•	There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

•

Rules and regulations in China can change quickly with little or no advance notice and the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investments in China-based issuers, which could result in a material change in our operations and/or the value of your shares and materially affect the interest of the investors.

•

If we effect our initial business combination with a business located in the PRC, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

•

If the PRC government deems that the contractual arrangements in relation to the VIE does not comply with PRC regulatory restrictions on foreign investments in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

•

We may depend on contractual arrangements with the VIE and its shareholders to operate our business in China, which may not be as effective as direct ownership in providing operational control and otherwise have a material adverse effect as to our business.

•

Uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and its implementing rules and how they may impact our business, financial condition and results of operations.

•

The shareholders of the consolidated VIE may have potential conflicts of interest with us and/or the target company, which may materially and adversely affect our business and financial condition and the value of our securities.

•

Contractual arrangements we enter into with potential future subsidiaries and affiliated entities or acquisitions of offshore entities that conduct operations through affiliates in the PRC may be subject to a high level of scrutiny by the relevant tax authorities.

•

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, the NYSE would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the benefits of such inspections.

•	Our initial business combination with companies operating in China may be subject to cybersecurity review by regulatory authorities of the PRC in the future.

•	After we consummate a business combination, our PRC subsidiary will be subject to restrictions on dividend payments.

•	Governmental control of currency conversion may limit our ability to utilize our net revenue effectively and affect the value of your investment.

•	After we consummate a business combination, we are subject to restrictions on currency exchange.

•

If we were to acquire a PRC company, the PRC regulation on loans to, and direct investment in, our PRC subsidiary by offshore holding companies and governmental control in currency conversion may restrict our ability to make loans to or capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Risks Related to Our Operations

For more detailed description of the below risks and other risks related to our operations, see “Risk Factors—Risks Related to Our Operations.”

•

If we seek shareholder approval of our initial business combination, our sponsor, initial shareholders, directors, officers, advisors and their affiliates may elect to purchase shares or public warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares.

•

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Risks Related to Our Corporate Governance and Shareholder Rights

For more detailed description of the below risks and other risks related to our corporate governance and shareholder rights, see “Risk Factors—Risks Related to Our Corporate Governance and Shareholder Rights.”

•

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests through the U.S. federal courts, and your ability to protect your rights through the U.S. federal courts may be limited.

•

Our warrants are expected to be accounted for as a warrant liability and will be recorded at fair value upon issuance with any changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our securities or may make it more difficult for us to consummate an initial business combination.

Risks Related to Ownership of Our Securities

For more detailed description of the below risks and other risks related to ownership of our securities, see “Risk Factors—Risks Related to Ownership of Our Securities.”

•	You will not be entitled to protections normally afforded to investors of many other blank check companies.

•

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

•	NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for submitting or tendering its shares, such shares may not be redeemed.

Risks Related to Acquiring and Operating a Business in Foreign Countries

For more detailed description of the below risks and other risks related to acquiring and operating a business in foreign countries, see “Risk Factors—Risks Related to Acquiring and Operating a Business in Foreign Countries.”

•

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	September 30, 2021
	Actual	As Adjusted
Balance Sheet Data:
Working (deficiency) capital(1)	$(860,983)	$1,837,625
Total assets(2)	863,643	203,837,625
Total liabilities(3)	876,018	17,248,000
Value of ordinary share subject to possible conversion/tender(4)	—	202,000,000
Shareholders’ deficit(5)	$(12,375)	$(15,410,375)

(1)

The “as adjusted” amount equals $1,850,000 of cash held outside the trust account (assuming no exercise of the underwriter’s over-allotment option), plus $(12,375) of actual shareholders’ deficit on September 30, 2021.

(2)

The “as adjusted” amount equals $202,000,000 of cash held in trust from the proceeds of this offering and the sale of the private placement warrants, plus $1,850,000 in cash held outside the trust account (assuming no exercise of the underwriter’s over-allotment option), plus $(12,375) of actual shareholders’ deficit on September 30, 2021.

(3)	The “as adjusted” amount consists of $7,000,000 of deferred underwriting commissions, and $10,248,000 of warrant liability, assuming the underwriter’s over-allotment option is not exercised.
(4)	The “as adjusted” amount includes all public shares included in the units sold in this offering, assuming the over-allotment option is not exercised.
(5)

Excludes 20,000,000 Class A ordinary shares sold in the offering which are subject to redemption in connection with our initial business combination. The “as adjusted” amount equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of ordinary shares that may be redeemed in connection with our initial business combination ($10.10 per share).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business and Financial Position

We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a blank check company newly incorporated under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our Class A ordinary shares;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

•	other disadvantages compared to our competitors who have less debt.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for at least the next 18 months (or up to 24 months, as applicable), it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or its affiliates to fund our search and to complete our initial business combination.

Of the net proceeds of this offering, the sale of the private placement warrants and the sale of the forward purchase securities, only $1,850,000 will be available to us initially outside the trust account to fund our working capital requirements, after payment of estimated offering expenses. We believe that, upon closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 18 months (or up to 24 months, as applicable); however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

In the event that our offering expenses exceed our estimate of $930,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. Conversely, in the event that the offering expenses are less than our estimate of $930,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to loan funds to us in such circumstances. Any such loans would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive an estimated $10.10 per share, or possibly less, on our redemption of our public shares, and our warrants will expire worthless.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement warrants and the forward purchase securities. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, we may be required to obtain additional financing in connection with the closing of our initial business combination for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, or to fund the purchase of other companies. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.10 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.10 per share on the redemption of their shares. See “—General Risk Factors—If third parties bring claims against us, the funds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share” and other risk factors herein.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of September 30, 2021, we had $15,035 of cash and a working capital deficit of $860,983. Further, we had incurred and expect to continue to incur significant costs in pursuit of our financing acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Risks Related to Our Proposed Initial Business Combination

Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our founder shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a business combination.

We may choose not to hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable law or stock exchange listing requirements. In such case, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Even if we seek shareholder approval, the holders of our founder shares will participate in the vote on such approval. Accordingly, we may complete our initial business combination even if holders of a majority of our ordinary shares do not approve of the business combination we complete. Please see the section entitled “Proposed Business—Effecting Our Initial Business Combination—Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

The nominal purchase price paid by our sponsor for the founder shares may significantly dilute the implied value of your public shares in the event we complete an initial business combination. In addition, the value of the founder shares will be significantly greater than the amount our sponsor paid to purchase such shares in the event we complete an initial business combination, even if the business combination causes the trading price of our Class A ordinary shares to materially decline.

Our sponsor has committed to invest an aggregate of $6,825,000 in us in connection with this offering, comprised of the $25,000 purchase price for the founder shares and the $6,800,000 purchase price for the private placement warrants (or $7,700,000 if the underwriter’s over-allotment option is exercised in full). Our sponsor has subsequently transferred some of its founder shares to forward purchasers for no consideration pursuant to their forward purchase agreements and will transfer some of its founder shares to anchor investors for a nominal purchase price pursuant to their investment agreements at the closing of this offering. We are offering our units to the public at an offering price of $10.00 per unit, and the amount in our trust account is initially anticipated to be $10.00 per public share, implying an initial value of $10.00 per public share. However, because the sponsor paid only a nominal purchase price of approximately $0.003 per share for the founder shares, the value of your public shares may be significantly diluted as a result of the automatic conversion of the founder shares of our sponsor, anchor investors and forward purchasers into Class A ordinary shares upon our completion of an initial business combination.

The following table shows the public shareholders’ and our sponsor’s investment per share and how these compare to the implied value of one Class A ordinary share upon the completion of our initial business combination. The following table assumes that (i) our valuation is $282,000,000 (which is $202,000,000 we would have in the trust account for our initial business combination assuming the underwriters’ over-allotment option is not exercised, plus $80,000,000 the forward purchasers will pay to buy Class A ordinary shares in a private placement to close concurrently with the closing of our initial business combination), (ii) no interest is earned on the funds held in the trust account, (iii) no public shares are redeemed in connection with our initial business combination and (iv) all founder shares are held by our sponsor upon completion of our initial business combination, and does not take into account other potential impacts on our valuation at the time of the initial business combination such as (i) the value of our public and private placement warrants, (ii) the trading price of our public shares, (iii) the initial business combination transaction costs (including payment of $7,000,000 of deferred underwriting commissions), (iv) any equity issued or cash paid to the target’s sellers, (v) any equity issued to other third party investors, or (vi) the target’s business itself.

Class A ordinary shares held by public shareholders, anchor investors and forward purchasers	28,000,000 shares
Class B ordinary shares held by our sponsor, anchor investors and forward purchasers	7,000,000 shares
Total ordinary shares	35,000,000 shares
Total funds at the initial business combination	$282,000,000.00
Public shareholders’ investment per Class A ordinary share(1)	$10.00
Our sponsor’s investment per Class B ordinary share(2)	$1.07
Implied value per Class A ordinary share upon the initial business combination(3)	$8.06

(1)	While the public shareholders’ investment is in both the public shares and public warrants, for purposes of this table the full investment amount is ascribed to the public shares only.
(2)

The sponsor’s total investment in the equity of the company, inclusive of the founder shares and the sponsor’s $6,800,000 investment in the private placement warrants, is $6,825,000. For purposes of this table, the full investment amount is ascribed to the founder shares only.

(3)	All founder shares held by our sponsor, anchor investors and forward purchasers would automatically convert into Class A ordinary shares upon completion of our initial business combination.

Based on these assumptions, each Class A ordinary share would have an implied value of $8.06 per share upon completion of our initial business combination, representing a 19.4% decrease from the initial implied value of $10.00 per public share. While the implied value of $8.06 per Class A ordinary share upon completion of our initial business combination would represent a dilution to our public shareholders, this would represent a significant increase in value for our sponsor relative to the price it paid for each founder share. At $8.06 per Class A ordinary share, the 7,000,000 Class A ordinary shares that the sponsor, anchor investors and forward purchasers would own upon completion of our initial business combination (after automatic conversion of their 7,000,000 founder shares) would have an aggregate implied value of $56,420,000. As a result, even if the trading price of our Class A ordinary share significantly declines, the value of the founder shares held by our sponsor, anchor investors and forward purchasers will be significantly greater than the amount our sponsor paid to purchase such shares. In addition, our sponsor could potentially recoup its entire investment in our company even if the trading price of our Class A ordinary shares after the initial business combination is as low as $1.07 per share. As a result, our sponsor, anchor investors and forward purchasers are likely to earn a substantial profit on their investment in us upon disposition of their Class A ordinary shares that have been converted from their founder shares even if the trading price of our Class A ordinary shares declines after we complete our initial business combination. Our sponsor, anchor investors and forward purchasers may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business than would be the case if our sponsor, anchor investors and forward purchasers had paid the same per share price for the founder shares as our public shareholders paid for their public shares.

Your only opportunity to affect your investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of such business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder vote. Accordingly, your only opportunity to affect your investment decision regarding our initial business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

If we seek shareholder approval of our initial business combination, our initial shareholders and management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Our initial shareholders will own 20% of the sum of our issued and outstanding ordinary shares immediately following the completion of this offering (assuming our initial shareholders do not purchase any units in this offering and the 2,000,000 Class B ordinary shares issued in connection with the forward purchase agreements) and 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements. Our initial shareholders and management team also may from time to time purchase Class A ordinary shares prior to our initial business combination. Our amended and restated memorandum and articles of association provide that, if we seek shareholder approval of an initial business combination, such initial business combination will be approved if it is approved by an ordinary resolution. Our initial shareholders have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and any public shares they hold, in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 6,500,000, or 32.5%, of the 20,000,000 public shares sold in this offering (assuming all outstanding shares are voted and the over-allotment option is not exercised but including 2,000,000 founder shares issued to our sponsor in connection with the forward purchase agreements), or no public shares of the 20,000,000 public shares sold in this offering (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised but including 2,000,000 founder shares issued to our sponsor in connection with the forward purchase agreements) to be voted in favor of an initial business combination in order to have our initial business combination approved. Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders and management team to vote in favor of our initial business combination will increase the likelihood that it is approved by an ordinary resolution, being the requisite shareholder approval for such initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. The amount of the deferred underwriting commissions payable to the underwriter will not be adjusted for any shares that are redeemed in connection with a business combination and such amount of deferred underwriting discount is not available for us to use as consideration in an initial business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 upon completion of our initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 upon completion of our initial business combination or less than such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption of our public shares and the related business combination, and we may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us. If we are able to consummate an initial business combination, the per-share value of shares held by non-redeeming shareholders will reflect our obligation to pay the deferred underwriting commissions.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our Class A ordinary shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the Class B ordinary shares results in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of our initial business combination. In addition, the amount of the deferred underwriting commissions payable to the underwriter will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting commissions. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our Class A ordinary shares could increase the risk that our initial business combination would be unsuccessful and that you would have to wait for liquidation of our trust account in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the risk that our initial business combination will be unsuccessful would increase. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the funds held in the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with your exercise of redemption rights until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within 18 months after the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable) may give potential target businesses leverage over us in negotiating an initial business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, or as may be extended by the Shareholder Extension Period, as applicable). Consequently, such target business may obtain leverage over us in negotiating an initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

Our search for a business combination, and any partner business with which we ultimately complete a business combination, may be materially adversely affected by the COVID-19 pandemic and the status of debt and equity markets.

In December 2019, a novel strain of coronavirus surfaced which has and is continuing to spread throughout the world, including the United States. On January 30, 2020, the World Health Organization declared COVID-19 a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic.” The COVID-19 pandemic has resulted, and a significant outbreak of other infectious diseases could result, in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential partner business with which we consummate a business combination could be materially and adversely affected.

Furthermore, we may be unable to complete a business combination if concerns relating to the COVID-19 pandemic continue to restrict travel, limit the ability to have meetings with potential investors or the partner business’s personnel, vendors and services providers are unavailable to negotiate and complete a transaction in a timely manner. The extent to which the COVID-19 pandemic impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by the COVID-19 pandemic or other matters of global concern continue for an extensive period of time, our ability to complete a business combination, or the operations of a partner business with which we ultimately complete a business combination, may be materially adversely affected. In addition, our ability to complete a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by the COVID-19 pandemic and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

If we are unable to consummate our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable), our public shareholders may be forced to wait beyond such 18 months (or up to 24 months, or as may be extended by the Shareholder Extension Period, as applicable) before redemption from our trust account.

If we are unable to consummate our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, or as may be extended by the Shareholder Extension Period, as applicable), the funds then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), will be used to fund the redemption of our public shares, as further described herein. Any redemption of public shareholders from the trust account will be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to wind-up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond 18 months from the closing of this offering (or up to 24 months, or as may be extended by the Shareholder Extension Period, as applicable) before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the funds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

We may not be able to complete our initial business combination within the prescribed timeframe, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may only receive $10.10 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our initial shareholders have agreed that we must complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable). We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general economic and market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the COVID-19 pandemic continues to grow both in the U.S. and globally and, while the extent of the impact of the pandemic on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the COVID-19 pandemic may negatively impact businesses we may seek to acquire. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law, in which case our public shareholders may only receive $10.10 per share, or less than such amount in certain circumstances, and our warrants will expire worthless. See “—General Risk Factors—If third parties bring claims against us, the funds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share” and other risk factors herein.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our business combination strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies preparing for an initial public offering, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors or at all.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar or greater technical, human and other resources to ours or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a shareholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating and consummating an initial business combination within the required time period. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.10 per share on the redemption of their shares. See “—General Risk Factors—If third parties bring claims against us, the funds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share” and other risk factors herein.

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present within a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the initial business combination or thereafter. Accordingly, any shareholders or warrant holders who choose to remain shareholders or warrant holders following the business combination could suffer a reduction in the value of their securities. Such shareholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

Although expected to focus on financial services companies, our efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While we may pursue an initial business combination opportunity in any industry, sector or location, we intend to capitalize on the ability of our management team to identify, acquire and operate a business or businesses that can benefit from our management team’s established global relationships and operating experience. Our management team has extensive experience in identifying and executing strategic financial services investments globally. Our amended and restated memorandum and articles of association prohibit us from effectuating a business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We may seek business combination opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive business combination opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue a business combination outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to ascertain or assess adequately all of the relevant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and, as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have some or all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by applicable law or stock exchange requirements, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.10 per share on the redemption of their shares. See “—General Risk Factors—If third parties bring claims against us, the funds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share” and other risk factors herein.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants and forward purchase securities, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, or delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact the value of our securities, our profitability and results of operations.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. However, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

We are not required to obtain an opinion from an independent investment banking firm or from an accounting, valuation or appraisal firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we complete our initial business combination with an affiliated entity or our board of directors cannot independently determine the fair market value of the target business or businesses (including with the assistance of financial advisors), we are not required to obtain an opinion from an independent investment banking firm or from an accounting, valuation or appraisal firm that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination within the required timeframe, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, consultants and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings, which could subject us to volatile revenues or earnings or difficulty in retaining key personnel.

To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. In addition, pursuant to a registration and shareholders rights agreement to be entered into on or prior to the closing of this offering, our sponsor will be entitled to nominate two individuals for election to our board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement, which is described under the section of this prospectus entitled “Description of Securities—Registration Rights.”

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

Involvement of members of our management and companies with which they are affiliated in civil disputes and litigation, governmental investigations or negative publicity unrelated to our business affairs could materially impact our ability to consummate an initial business combination.

Our directors and officers and companies with which they are affiliated have been, and in the future will continue to be, involved in a wide variety of business affairs, including transactions, such as sales and purchases of businesses, and ongoing operations. As a result of such involvement, members of our management and companies with which they are affiliated in have been, and may in the future be, involved in civil disputes, litigation, governmental investigations and negative publicity relating to their business affairs. Any such claims, investigations, lawsuits or negative publicity may be detrimental to our reputation and could negatively affect our ability to identify and complete an initial business combination in a material manner and may have an adverse effect on the price of our securities.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of any of our public shares). Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We may face risks related to financial services businesses.

Business combinations with financial services businesses may involve special considerations and risks. If we complete our initial business combination with a financial services business, we will be subject to the following risks, any of which could be detrimental to us and the business we acquire:

•

if the company or business we acquire provides products or services which relate to the facilitation of financial transactions, such as funds or securities settlement system, and such product or service fails or is compromised, we may be subject to claims from both the firms to whom we provide our products and services and the clients they serve;

•	if we are unable to keep pace with evolving technology and changes in the financial services industry, our revenues and future prospects may decline;

•	our ability to provide financial products and services to customers may be reduced or eliminated by regulatory changes;

•	any business or company we acquire could be vulnerable to cyberattack or theft of individual identities or personal data;

•	difficulties with any products or services we provide could damage our reputation and business;

•	a failure to comply with privacy regulations could adversely affect relations with customers and have a negative impact on business;

•	we may not be able to protect our intellectual property and we may be subject to infringement claims.

Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to financial services businesses. Accordingly, if we acquire a target business in another industry, these risks will likely not affect us and we will be subject to other risks attendant with the specific industry in which we operate or target business which we acquire, none of which can be presently ascertained.

Risks Related to Acquiring and Operating Business in China

A significant number of our management and investment team, directors and advisors are located in or have significant ties to China or Hong Kong, and we may seek to acquire a company that is based in China or Hong Kong in an initial business combination. Because of such ties to China or Hong Kong, we may be subjected to the laws, rules and regulations of the PRC. Any risks that any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in the PRC-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue a business combination in the PRC.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce of the PRC (the “MOFCOM”) be notified in advance of any change-of-control transaction in which a foreign investor takes control of the PRC domestic enterprise. Moreover, the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, issued by the State Council in August 2008, requires that the MOFCOM shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. Furthermore, according to the security review, foreign investments that would result in acquiring the actual control of assets in certain key sectors, such as critical agricultural products, energy and resources, equipment manufacturing, infrastructure, transport, cultural products and services, information technology, Internet products and services, financial services and technology sectors, are required to obtain approval from designated governmental authorities in advance.

In the event we propose to acquire a PRC-based business in our initial business combination, complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions, if required, could be time-consuming and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. Furthermore, according to the M&A Rules, if a PRC entity or individual plans to merge or acquire its related PRC entity through an overseas company legitimately incorporated or controlled by such entity or individual, such a merger and acquisition will be subject to examination and approval by MOFCOM. There is a possibility that the PRC regulators may promulgate new rules or explanations requiring that we obtain the approval of MOFCOM or other PRC governmental authorities for our business combination, which there is no guarantee we would get. And if we fail to obtain those approvals, we may be required to suspend our business combination and be subject to penalties. Any uncertainties regarding such approval requirements could have a material adverse effect on the process and timeline of our business combination.

Because the M&A Rules permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The M&A Rules have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by the MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year. Because the Chinese authorities intend to limit offshore flips which converted domestic companies into foreign investment enterprises (“FIEs”) in order to take advantage of certain benefits, including reduced taxation, in the PRC, the new regulations require new foreign sourced capital of not less than 25% of the domestic company’s post–acquisition capital in order to obtain FIE treatment. Accordingly, if a sufficient amount of foreign capital is not infused into the domestic company, it will not be eligible to obtain FIE treatment. In asset transactions there must be no harm of third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders’ interests in an acquisition of a Chinese business or assets.

The approval or other administration requirements of the CSRC or other PRC governmental authorities may be required in connection with our initial business combination with a Chinese company under PRC law.

The M&A Rules purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals or have equity interest in PRC domestic companies and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear. If CSRC approval is required, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining CSRC approval for our initial business combination with companies in China may subject us to sanctions imposed by the CSRC and other PRC regulatory authorities, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

Our PRC counsel has advised us that, based on its understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for the approval under the M&A Rules for this offering and the listing and trading of the ADSs on the NYSE because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) we did not acquire any equity interests or assets of a “PRC domestic company” as such terms are defined under the M&A Rules.

However, our PRC counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering, and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as our PRC counsel, and hence, we may face regulatory actions or other sanctions from them. Furthermore, relevant PRC governmental authorities promulgated the Opinions on Strictly Scrutinizing Illegal Securities Activities, among which, it is mentioned that the administration and supervision of overseas-listed China-based companies will be strengthened, and the special provisions of the State Council on overseas issuance and listing of shares by such companies will be revised, clarifying the responsibilities of domestic industry competent authorities and regulatory authorities. However, the Opinions on Strictly Scrutinizing Illegal Securities Activities were only issued recently, leaving uncertainties regarding the interpretation and implementation of these opinions. It is possible that any new rules or regulations may impose additional requirements on us. In addition, on July 10, 2021, the Cyberspace Administration of China issued a draft amendment to the Rules on Cybersecurity Review for public comments, according to which, among others, operators of “critical information infrastructure” or data processors holding over one million users’ personal information shall apply with the Cybersecurity Review Office (the “CRO”) for a cybersecurity review before any listing on a foreign stock exchange. It is uncertain when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us. If it is determined in the future that CSRC approval or other procedural requirements are required to be met for and prior to this offering, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for our initial business combination with companies in China, or a rescission of any such approval, could subject us to sanctions by the relevant PRC governmental authorities. In addition, if the PRC governmental authorities later promulgate new rules or explanations requiring that we obtain their approvals for filings, registrations or other kinds of authorizations for our initial business combination, we cannot assure you that we can obtain the approval, authorizations, or complete required procedures or other requirements in a timely manner, or at all, or obtain a waiver of the requisite requirements if and when procedures are established to obtain such a waiver.

China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.

If we acquire a company in China, our business, financial condition, results of operations, prospects and certain transactions we may undertake may be subject, to a significant extent, to economic, political and legal developments in China.

China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for target services and products depends, in large part, on economic conditions in China. Any slowdown in China’s economic growth may cause our potential customers to delay or cancel their plans to purchase our services and products, which in turn could reduce our net revenues.

Although China’s economy has been transitioning from a planned economy to a more market oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations could adversely affect the economy in China and could have a material adverse effect on our business.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us. China’s social and political conditions may change, and such changes, if not in our favor, could have a material adverse effect on our business and results of operations.

The PRC government also has significant authority to exert influence on the ability of a company with substantial operations in China to conduct its business and control over securities offerings conducted overseas and/or foreign investments at any time, which could result in a material change in our operations and/or the value of our securities. In particular, there have been recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based companies with substantial operations in China. We are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded. Any such government oversight or control could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless. See “—Risks Related to Acquiring and Operating Business in China—There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.”

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

A significant number of our management and investment team, directors and advisors are located in or have significant ties to China or Hong Kong, and we may seek to acquire a company that is based in China or Hong Kong in an initial business combination. The uncertainties in the interpretation and enforcement of PRC laws, rules and regulations would apply to us if we were to acquire a company that is based in China or Hong Kong regardless of whether we have a VIE structure or direct ownership structure post-business combination. Because of such ties to China or Hong Kong, we may be subjected to the laws, rules and regulations of the PRC. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, rules and regulations in China can change quickly with little or no advance notice. Uncertainties due to evolving laws and regulations could impede the ability of a company with substantial operations in China to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities could impose material sanctions or penalties on us. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation. Furthermore, if China adopts more stringent standards with respect to environmental protection or corporate social responsibilities, we may incur increased compliance cost or become subject to additional restrictions in our operations.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities According to the Law, or the Opinions, which, among other things, require the relevant governmental authorities to strengthen cross-border oversight of law, enforcement and judicial cooperation, to accelerate rulemaking related to data security and cross-border data flow, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since the Opinions are relatively new, uncertainties still exist as to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on China-based companies. Efforts by the PRC government to strengthen oversight or control over offerings that are conducted overseas and/or foreign investments in China-based companies could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless.

On February 7, 2021, the Anti-monopoly Commission of the State Council promulgated Guidelines to Anti-monopoly in the Field of Platform Economy, or the Anti-monopoly Guidelines for Platform Economy. The Anti-monopoly Guidelines for Platform Economy provides operational standards and guidelines for identifying certain prohibited manner of use of market dominant position by internet platforms as “abuse of market dominant position” to restrict unfair competition and safeguard users’ interests, including without limitation, prohibiting personalized pricing by using big data and analytics, actions or arrangements deemed as exclusivity arrangements, using technology means to block competitors’ interface, using bundle services to sell services or products. In addition, internet platforms’ compulsory collection of user data may be viewed as the abuse of dominant market position that may have the effect to eliminate or restrict competition.

The Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress (the “SCNPC”) on August 30, 2007 and effective on August 1, 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by MOFCOM before they can be completed. On October 23, 2021, the SCNPC issued a discussion draft of the amended Anti-Monopoly Law, which proposes to increase the fines for illegal concentration of business operators to “no more than ten percent of its last year’s sales revenue if the concentration of business operator has or may have an effect of excluding or limiting competition; or a fine of up to RMB5 million if the concentration of business operator does not have an effect of excluding or limiting competition.” The draft also proposes for the relevant authority to investigate transaction where there is evidence that the concentration has or may have the effect of eliminating or restricting competition, even if such concentration does not reach the filing threshold.

On August 20, 2021, the SCNPC officially released the Personal Information Protection Law. The Personal Information Protection Law provides the basic regulatory regime for personal information protection, including without limitation, stipulating an expanded definition of personal information, providing a long-arm jurisdiction in cross-border scenarios, emphasizing individual rights, and prohibiting rampant infringement of personal information, such as stealing, selling, or secretly collecting personal information.

There have been some recent indications that the PRC government authorities may continue to strengthen oversight and control over offerings that are conducted overseas and/or foreign investments in PRC businesses. Such actions taken by the PRC government authorities may adversely affect our ability to effect an initial business combination with a PRC-based business and/or to offer or continue to offer securities to our investors, result in a decrease in or even total loss of the value of our securities.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and/or our intellectual property rights and could materially and adversely affect our business, financial condition and results of operations. See “—Risks Related to Acquiring and Operating Business in China—If we effect our initial business combination with a business located in the PRC, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.”

Rules and regulations in China can change quickly with little or no advance notice and the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investments in China-based issuers, which could result in a material change in our operations and/or the value of your shares and materially affect the interest of the investors.

We currently have no operations in the PRC. Even though the PRC government currently does not exert direct influence and discretion over the manner in which we conduct our business activities outside of PRC, there is no guarantee that we will not be subject to such direct influence or discretion in the future due to changes in laws or other unforeseeable reasons or as a result of our acquisition of operations in PRC.

The PRC legal system is evolving rapidly and the PRC laws, regulations, and rules may change quickly with little or no advance notice. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, the interpretation of these laws, rules and regulations may contain inconsistencies and their enforcement may involve uncertainties. The PRC government has exercised and continues to exercise substantial control over many sectors of the PRC economy through regulation and/or state ownership. Government actions have had, and may continue to have, a significant effect on economic conditions in the PRC and businesses which are subject to such government actions.

If we were to become subject to the direct intervention or influence of the PRC government at any time due to changes in laws or other unforeseeable reasons or as a result of our acquisition of operations in the PRC, it may require a material change in our operations, including our operations following our initial business combination, and/or result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In addition, the market prices of our securities could be adversely affected as a result of anticipated negative impacts of any such government actions, as well as negative investor sentiment towards companies subject to direct PRC government oversight and regulation, regardless of our actual operating performance.

We are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this offering, but there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or, even when such permission is obtained, it will not be subsequently denied or rescinded.

Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong- or PRC-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

If we effect our initial business combination with a business located in the PRC, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a business located in the PRC, the laws of the country in which such business operates will govern almost all of the material agreements relating to its operations, including any contractual arrangements through which we acquire control of target business as described above. We cannot assure you that we or the target business will be able to enforce any of its material agreements or that remedies will be available in this jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. In addition, the judiciary in the PRC is relatively inexperienced compared to others in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. In addition, to the extent that our target business’s material agreements are with governmental agencies in the PRC, we may not be able to enforce or obtain a remedy from such agencies due to sovereign immunity, in which the government is deemed to be immune from civil lawsuit or criminal prosecution. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

If the PRC government deems that the contractual arrangements in relation to the VIE does not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

If we effect our initial business combination with a business located in the PRC, we may conduct our operations in China through a series of contractual arrangements with a VIE in China due to restrictions imposed by PRC laws and regulations on foreign ownership of companies involved in certain industries. In that case, the shareholders of our company will not be holding interest directly in the shares of an operating company based in the PRC, but instead in the shares of a shell company that directly or indirectly maintains contractual arrangements with the relevant operating company. The current industry entry clearance requirements governing the foreign investment activities in the PRC are set out in two categories, namely the Encouraged Industry Catalog for Foreign Investment (2020 version), as promulgated by the National Development and Reform Commission (NDRC) and MOFCOM and taking effect on January 27, 2021, and Special Administrative Measures for Entrance of Foreign Investment Negative List (2020 version), or the 2020 Negative List, issued on June 23, 2020 and effective on July 23, 2020. Industries not listed in the 2020 Negative List are generally deemed “permitted” for foreign investments unless specifically restricted by other PRC laws.

Because there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including the PRC Foreign Investment Law and its implementing rules and other laws and regulations that may concern the industry we may choose to effect our initial business combination in, there can be no assurance that the PRC government authorities, including MOFCOM or other competent authorities, would agree that the VIE corporate structure or any of the above contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If the PRC government determines that these contractual arrangements do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which may therefore materially reduce the value of our securities. In addition, if the imposition of any of these penalties or requirement to restructure our corporate structure causes us to lose the rights to direct the activities of our VIE or our right to receive their economic benefits, we would not be able to consolidate the financial results of such VIE in our consolidated financial statements, which may cause the value of our securities to significantly decline or even become worthless.

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. See “—Risks Related to Acquiring and Operating Business in China—Uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and its implementing rules and how they may impact our business, financial condition and results of operations.” Occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations.

We may depend on contractual arrangements with the VIE and its shareholders to operate our business in China, which may not be as effective as direct ownership in providing operational control and otherwise have a material adverse effect as to our business.

If we effect our initial business combination with a business located in the PRC and conduct our operations in China through a series of contractual arrangements with a VIE, these contractual arrangements may not be as effective as direct ownership in providing us with control over our VIE. Under a VIE structure, all or substantially all of the target company’s revenue are generated by, and a significant percentage of its consolidated assets are owned by, the VIE, whose financial statements are consolidated with those of the target company. Investors in our ordinary shares following a business combination would not hold equity interests in the VIE domiciled in China that is under our control and would instead hold equity interests in a Cayman Islands holding company. If our VIE or its shareholders fail to perform their respective obligations under these contractual arrangements, our recourse to the assets held by our VIE is indirect and we may have to incur substantial costs and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. These remedies may not always be effective, particularly in light of uncertainties regarding the interpretation and enforcement of the relevant laws and regulations. Furthermore, in connection with litigation, arbitration or other judicial or dispute resolution proceedings, assets under the name of any of record holder of equity interest in our VIE, including such equity interest, may be put under court custody. As a consequence, we cannot be certain that the equity interest will be disposed pursuant to the contractual arrangement or ownership by the record holder of the equity interest.

All of these contractual arrangements will be governed by and interpreted in accordance with PRC law, and disputes arising from these contractual arrangements will be resolved in court or through arbitration in China. As a result, uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit our ability to enforce these contractual arrangements. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant time delays or other obstacles in the process of enforcing these contractual arrangements, it would be very difficult to exert effective control over our VIE, and our ability to conduct our business and our financial condition and results of operations may be materially and adversely affected. See “—Risks Related to Acquiring and Operating Business in China—There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.” In the event that we are unable to enforce these contractual arrangements, or if we suffer significant time delays or other obstacles in the process of enforcing these contractual arrangements, our business, financial condition and results of operations could be materially and adversely affected.

Uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and its implementing rules and how they may impact our business, financial condition and results of operations.

The VIE structure through contractual arrangements has been adopted by many PRC-based companies to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. In March 2019, the PRC National People’s Congress promulgated the PRC Foreign Investment Law, and in December 2019, the State Council promulgated the Implementing Rules of PRC Foreign Investment Law, or the Implementing Rules, to further clarify and elaborate the relevant provisions of the PRC Foreign Investment Law. The PRC Foreign Investment Law and the Implementing Rules both became effective from January 1, 2020 and replaced the major previous laws and regulations governing foreign investments in the PRC. The PRC Foreign Investment Law and the Implementing Rules do not introduce the concept of “control” in determining whether a company would be considered as a foreign-invested enterprise, nor do they explicitly provide whether the VIE structure would be deemed as a method of foreign investment. However, the PRC Foreign Investment Law has a catch-all provision that includes investments made by foreign investors through China in other methods as specified in laws, administrative regulations, or as stipulated by the State Council in the definition of “foreign investments”, and as the PRC Foreign Investment Law and the Implementing Rules are newly adopted and government authorities may promulgate more laws, regulations or rules on the interpretation and implementation of the PRC Foreign Investment Law, the possibility cannot be ruled out that the concept of “control” may be embodied in, or the VIE structure that may be adopted by us may be deemed as a method of foreign investment by, any of such future laws, regulations and rules. If our VIE were deemed to be a foreign-invested enterprise under any of such future laws, regulations and rules, and any of the businesses that we may operate are in any “negative list” for foreign investment and therefore subject to any foreign investment restrictions or prohibitions, the contractual arrangements that allow us to have control over our potential future consolidated VIE may be deemed as invalid and illegal, and further actions required to be taken by us under such laws, regulations and rules may materially and adversely affect our business, financial condition and results of operations. Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our corporate structure, business, financial condition and results of operations.

The shareholders of the consolidated VIE may have potential conflicts of interest with us and/or the target company, which may materially and adversely affect our business and financial condition and the value of our securities.

The interests of the shareholders of the consolidated VIE in their capacities as such shareholders may differ from the interests of our company as a whole, as what is in the best interests of the consolidated VIE, including matters such as whether to distribute dividends or to make other distributions to fund any offshore requirements to the extent that such funding is permitted under PRC laws, may not be in our best interests. There can be no assurance that when conflicts of interest arise, any or all of these shareholders will act in our best interests or that any conflicts of interest will be resolved in our favor. In addition, these shareholders may breach or cause the consolidated VIE and its subsidiaries to breach or refuse to renew the existing contractual arrangements with the target company.

We may lose the ability to use and enjoy assets held by our consolidated VIE that are material to the operation of our business if the entity goes bankrupt or becomes subject to a dissolution or liquidation proceeding. The consolidated VIE will hold substantially all of the assets of our target company. Under the contractual arrangements, the consolidated VIE typically may not and its shareholders may not cause it to, in any manner, sell, transfer, mortgage or dispose of its assets or its legal or beneficial interests in the business without the prior consent of the target company’s PRC-incorporated wholly foreign owned enterprise which is a party to the VIE arrangements. However, in the event that the shareholders of the consolidated VIE breach these contractual arrangements and voluntarily liquidate our potential future consolidated VIE, or the consolidated VIE declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, we and/or the target company may be unable to continue some or all of our or its business activities, which could materially and adversely affect our business, financial condition and results of operations. If the consolidated VIE undergoes a voluntary or involuntary liquidation proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Contractual arrangements we enter into with potential future subsidiaries and affiliated entities or acquisitions of offshore entities that conduct operations through affiliates in the PRC may be subject to a high level of scrutiny by the relevant tax authorities.

Under the laws of the PRC, arrangements and transactions among related parties may be subject to audit or challenge by the relevant tax authorities. If any of the transactions we enter into with potential future subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under local law, the relevant tax authorities may have the authority to disallow any tax savings, adjust the profits and losses of such potential future local entities and assess late payment interest and penalties. A finding by the relevant tax authorities that we are ineligible for any such tax savings, or that any of our possible future affiliated entities are not eligible for tax exemptions, would substantially increase our possible future taxes and thus reduce our net income and the value of a shareholder’s investment. In addition, in the event that in connection with an acquisition of an offshore entity that conducted its operations through affiliates in the PRC, the sellers of such entities failed to pay any taxes required under local law, the relevant tax authorities could require us to withhold and pay the tax, together with late-payment interest and penalties. The occurrence of any of the foregoing could have a negative impact on our operating results and financial condition.

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, the NYSE would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or other securities from being traded on a national securities exchange or in the over the counter trading market in the U.S.

Our current auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. However, if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, the NYSE would delist our securities, including our units, Class A ordinary shares and redeemable warrants being offered in this offering, and the SEC shall prohibit them from being traded on a national securities exchange or in the over the counter trading market in the U.S. For example, if we effect our initial business combination with a business located in the PRC and if our new auditor is located in China, with operations in and who performs audit operations of registrants in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, the work of our new auditor as it relates to those operations may not be inspected by the PCAOB, which currently is the case. If our securities are delisted and prohibited from being traded on a national securities exchange or in the over the counter trading market in the U.S. due to the PCAOB not being able to conduct inspections or full investigations of our auditor, it would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with potential delisting and prohibition would have a negative impact on the price of our securities. Also, such delisting and prohibition could significantly affect the Company’s ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on the Company’s business, financial condition and prospects.

In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB in the PRC or by the CSRC or the PRC Ministry of Finance in the United States. The PCAOB continues to be in discussions with the CSRC and the PRC Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with the PCAOB and audit Chinese companies that trade on U.S. exchanges.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would amend the HFCA Act and reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The SEC has also announced amendments to various annual report forms to accommodate the certification and disclosure requirements of the HFCA Act. There could be additional regulatory or legislative requirements or guidance that could impact us if our auditor is not subject to PCAOB inspection. The implications of these possible regulations in addition to the requirements of the HFCA Act are uncertain, and such uncertainty could cause the market price of our securities to be materially and adversely affected. If, for whatever reason, the PCAOB is unable to conduct inspections or full investigations of our auditor, the Company could be delisted or prohibited from being traded over the counter earlier than would be required by the HFCA Act. If our securities are unable to be listed on another securities exchange by then, such delisting and prohibition would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with potential delisting and prohibition would have a negative impact on the price of our securities. Also, such delisting and prohibition could significantly affect the Company’s ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on the Company’s business, financial condition and prospects.

Inspections of audit firms that the PCAOB has conducted have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. If the PCAOB were unable to conduct inspections or full investigations of the Company’s auditor, investors in our securities would be deprived of the benefits of such PCAOB inspections. In addition, the inability of the PCAOB to conduct inspections or full investigations of auditors would may make it more difficult to evaluate the effectiveness of the Company’s independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in the audit procedures of our auditor and reported financial information and the quality of our financial statements.

Our initial business combination with companies operating in China may be subject to cybersecurity review by regulatory authorities of the PRC in the future.

To the extent that we were to pursue a business combination with a company having substantial or all of its operations in the PRC, our ability to consummate such business combination in a timely manner or at all may be impacted by PRC laws and regulations regarding cybersecurity and data protection.

In April 2020, the Cyberspace Administration of China, or the CAOC, and eleven other regulatory authorities of the PRC jointly promulgated the Rules on Cybersecurity Review. Pursuant to the Rules on Cybersecurity Review, if an operator of critical information infrastructure purchases internet products and services that implicate or may implicate national security, such operator should be subject to cybersecurity review by the CRO of the CAOC. Due to the lack of further interpretations, the exact scope of “operator of critical information infrastructure” under the Rules on Cybersecurity Review remains unclear. On August 17, 2021, the State Council promulgated the Regulations on Protection of Critical Information Infrastructure, which has come into effect on September 1, 2021. Pursuant to the Regulations on Protection of Critical Information Infrastructure, critical information infrastructure shall mean any important network facilities or information systems of the important industry or field such as public communication and information service, energy, communications, water conservation, finance, public services, e-government affairs and national defense science, which may endanger national security, people’s livelihood and public interest in case of damage, function loss or data leakage. In addition, relevant administration departments of each critical industry and sector, or Protection Departments, shall be responsible to formulate eligibility criteria and determine the critical information infrastructure operator in the respective industry or sector. The operators shall be informed about the final determination as to whether they are categorized as critical information infrastructure operators.

On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which has come into effect on September 1, 2021. The PRC Data Security Law imposes data security and privacy protection obligations on entities and individuals which carry out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it might cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information.

On July 10, 2021, the CAOC and other related authorities released the draft amendment to the Rules on Cybersecurity Review for public comments through July 25, 2021, which have significantly expanded the cybersecurity review requirement under the cybersecurity laws, including a requirement that operators (including both operators of critical information infrastructure and relevant parties who are engaged in data processing) file for cybersecurity review with the CRO of the PRC if purchasing network products and services or carrying out data processing activities may affect national security. Specifically, it requires operators holding individual information of more than one million users (which term has yet to be specified) and seeking a listing in foreign exchange to file for cybersecurity review with the CRO. Currently, the 2021 Measures has been released for public comment only, and its implementation provisions and anticipated adoption or effective date remains substantially uncertain and may be subject to change.

On November 14, 2021, the CAOC published a discussion draft of the Administrative Measures for Internet Data Security, or the Draft Measures for Internet Data Security, which provides that data processors conducting the following activities shall apply for cybersecurity review: (i) merger, reorganization or division of Internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests affects or may affect national security; (ii) listing abroad of data processors processing over one million users’ personal information; (iii) listing in Hong Kong which affects or may affect national security; or (iv) other data processing activities that affect or may affect national security. The CAOC has solicited comments on this draft until December 13, 2021, but there is no timetable as to when it will be enacted. As such, substantial uncertainties exist with respect to the enactment timetable, final content, interpretation and implementation.

If we search for a target and complete an initial business combination in the PRC that gives us access to certain data, including certain personal information, and if the draft amendment or the Draft Measures for Internet Data Security is enacted as proposed, we may be subject to enhanced cybersecurity review. During such review, we may be required to suspend our operations in China and/or experience other disruptions of our operations. Cybersecurity review could also result in negative publicity with respect to our company and diversion of our managerial and financial resources. Furthermore, if we were found to be in violation of applicable laws and regulations of the PRC during such review, we could be subject to administrative penalties, such as warnings, fines or service suspension. Therefore, cybersecurity review could have a material and adverse impact on our business, results of operations and financial condition.

As the revised draft amendment to the Rules on Cybersecurity Review and the Draft Measures for Internet Data Security have not been adopted and it remains unclear whether the formal version adopted in the future will have any further material changes, we may face uncertainties that the rules may be enacted, interpreted or implemented in ways that will negatively affect us. We could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure and revocation of licenses, as well as reputational damage or legal proceedings or actions against us, which may have a material adverse effect on our business, financial condition or results of operations. In addition, our ability to offer or continue to offer our securities to investors could be significantly limited or completed hindered, and the value of our securities could significantly decline or become worthless.

After we consummate a business combination, our PRC subsidiary will be subject to restrictions on dividend payments.

After we consummate a business combination, we may rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. If the VIE structure is adopted, these dividends or other distributions to be paid by the PRC subsidiaries to their Cayman Islands holding company will arise from the PRC subsidiaries’ entitlement to substantially all of the economic benefits of the VIEs, which are typically in the form of services fees or license fees payable by the VIEs to the PRC subsidiaries under various VIE agreements.

Current regulations in China would permit our PRC subsidiary to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our PRC subsidiary will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

In addition, The PRC Enterprise Income Tax Law, or the EIT Law, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

In response to the persistent capital outflow in China and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange (the “SAFE”) promulgated a series of capital control measures in early 2017, including stricter vetting procedures for domestic companies to remit foreign currency for overseas investments, dividends payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by the SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Governmental control of currency conversion may limit our ability to utilize our net revenue effectively and affect the value of your investment.

Following our initial business combination with a PRC target company, we will be subject to the PRC rules and regulations on currency conversion. In the PRC, the SAFE regulates the conversion of the RMB into foreign currencies. The PRC government imposes control on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China.

Under PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the SAFE by complying with certain procedural requirements. Under existing exchange restrictions, without prior approval of the SAFE, cash generated from PRC subsidiaries in China may be used to pay dividends.

However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not pay dividends in foreign currencies to our shareholders.

Since 2016, PRC governmental authorities have imposed more stringent restrictions on outbound capital flows, including heightened scrutiny over “irrational” overseas investments for certain industries, as well as over four kinds of “abnormal” offshore investments, which include:

•	investments through enterprises established for only a few months without substantive operation;

•	investments with amounts far exceeding the registered capital of onshore parent and not supported by its business performance shown on financial statements;

•	investments in targets that are unrelated to onshore parent’s main business; and

•	investments with abnormal sources of RMB funding suspected to be involved in illegal transfer of assets or illegal operation of underground banking.

PRC regulatory authorities could impose further restrictions on the convertibility of the RMB. Any future restrictions on currency exchanges may limit our ability to use the proceeds of this offering in an initial business combination with a PRC target company and use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

After we consummate a business combination, we are subject to restrictions on currency exchange.

After we consummate a business combination, our revenue and expenses may be denominated in Renminbi. Currently, the Renminbi is convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Companies in China may purchase foreign currency for settlement of “current account transactions,” by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, the SAFE and other relevant PRC governmental authorities. See “—Risks Related to Acquiring and Operating Business in China—If we were to acquire a PRC company, the PRC regulation on loans to, and direct investment in, our PRC subsidiary by offshore holding companies and governmental control in currency conversion may restrict our ability to make loans to or capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” Since a significant amount of our future revenue and cash flow may be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize cash generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders, including holders of our securities, and may limit our ability to obtain foreign currency through debt or equity financing.

If we were to acquire a PRC company, the PRC regulation on loans to, and direct investment in, our PRC subsidiary by offshore holding companies and governmental control in currency conversion may restrict our ability to make loans to or capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

If we were to acquire a PRC-based company, it may become necessary or desirable for us to make loans or capital contributions to our PRC subsidiary after the completion of our initial business combination. As permitted under PRC laws and regulations, in utilizing the proceeds of this offering, we may make loans to our PRC subsidiary subject to the approval from governmental authorities and the limitation of amounts, or we may make additional capital contributions to our PRC subsidiary. Furthermore, loans by us to our PRC subsidiary to finance its activities cannot exceed the difference between their respective total project investment amount and registered capital or 2.5 times of their net worth. Also, capital contributions to our PRC subsidiary are subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System and registration with other governmental authorities in China.

The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign invested Enterprises, or Circular 19, effective on June 1, 2015. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party.

The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering to our PRC subsidiary, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

In light of the various requirements imposed by PRC regulations, for example, SAFE Circular 19 and SAFE Circular 16, on loans to, and direct investment in, our PRC subsidiary by offshore holding companies, and the fact that the PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to conduct our business post-initial business combination and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Risks Related to Our Operations

Past performance by our management team, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in the Company.

Information regarding our management team, including investments and transactions in which they have participated and businesses with which they have been associated, is presented for informational purposes only. Any past experience and performance by our management team and the businesses with which they have been associated, is not a guarantee that we will be able to successfully identify a suitable candidate for our initial business combination, that we will be able to provide positive returns to our shareholders, or of any results with respect to any initial business combination we may consummate. You should not rely on the historical experiences of our management team, including investments and transactions in which they have participated and businesses with which they have been associated, as indicative of the future performance of an investment in us or the returns the company will, or is likely to, generate going forward or as indicative of any other prior investment by any of the members of our management team. The market price of our securities may be influenced by numerous factors, many of which are beyond our control, and our shareholders may experience losses on their investment in our securities.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding Class A ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the Company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, certain of our officers and directors have time and attention requirements for other employers, and other third parties with which they are affiliated. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may complete our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. The impacts of the COVID-19 pandemic exacerbate these risks. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he or she may be entitled to substantial compensation, and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our officers and directors also serve and may in the future serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management—Officers and Directors.”

Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. To address the matters set out above, our amended and restated memorandum and articles of association provide that, to the maximum extent permitted by law, we renounce any interest or expectancy in, or in being offered an opportunity to participate in any business combination opportunity: (i) which may be a corporate opportunity for both us and our sponsor or its affiliates and any companies in which our sponsor or its affiliates have invested about which any of our officers or directors acquires knowledge; or (ii) the presentation of which would breach an existing legal obligation of a director or officer to another entity, and we will waive any claim or cause of action we may have in respect thereof. In addition our amended and restated articles of association will contain provisions to exculpate and indemnify, to the maximum extent permitted by law, such persons in respect of any liability, obligation or duty to the Company that may arise as a consequence of such persons becoming aware of any business opportunity or failing to present such business opportunity.

In addition, our sponsor and our officers and directors may invest in other sponsors of, sponsor or form other, special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management—Officers and Directors,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us, including the formation of, or investment or participation in, one or more other blank check companies. Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our best interest. If this were the case, and the directors fail to act in accordance with their fiduciary duties to us as a matter of Cayman Islands law we may have a claim against such individuals. See the section titled “Description of Securities—Certain Differences in Corporate Law—Shareholders’ Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the funds in the trust account are reduced below the lesser of (i) $10.10 per share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.10 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.10 per share.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers, directors or existing holders. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under “Management—Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business—Effecting Our Initial Business Combination—Evaluation of a Target Business and Structuring of Our Initial Business Combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm which is a member of FINRA or from an independent accounting, valuation or appraisal firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our sponsor, forward purchasers, officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On March 5, 2021, our sponsor paid $25,000, or approximately $0.003 per share, to cover certain of our offering costs in exchange for 7,187,500 founder shares, par value $0.0001. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the Company by the number of founder shares issued. On August 16, 2021, pursuant to a downsize of this offering, our sponsor surrendered an aggregate of 1,437,500 founder shares for no consideration, which were cancelled, resulting in an aggregate of 5,750,000 founder shares outstanding. All shares and associated amounts have been retroactively restated to reflect the surrender. On August 23, 2021, in connection with entering into forward purchase agreements, (i) our sponsor transferred to forward purchasers an aggregate of 825,000 founder shares for no cash consideration and (ii) the Company issued 1,375,000 founder shares to the Sponsor, resulting in an aggregate of 7,125,000 Class B ordinary shares outstanding. On October 20, 2021 and October 21, 2021, in connection with entering into an additional forward purchase agreement, (i) the Company issued to a forward purchaser an aggregate of 375,000 founder shares at par value and our Sponsor surrendered to the Company the same number of founder shares for no cash consideration and (ii) the Company issued 625,000 founder shares to the Sponsor, resulting in an aggregate of 7,750,000 Class B ordinary shares outstanding. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 23,000,000 units if the underwriter’s over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the sum of the outstanding shares after this offering and 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements. If we increase or decrease the size of this offering, we will effect a share sub-division, share dividend or share contribution back to capital, reorganization, recapitalization or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering so that the number of founder shares owned by our initial shareholders equals 20% of our issued and outstanding shares upon consummation of this offering. Up to 750,000 of the founder shares may be surrendered for no consideration depending on the extent to which the underwriter’s over-allotment is exercised. The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor has committed to purchase an aggregate of 6,800,000 private placement warrants (or 7,700,000 warrants if the underwriter’s over-allotment option is exercised in full) for an aggregate purchase price of $6,800,000 (or $7,700,000 if the underwriter’s over-allotment option is exercised in full), or $1.00 per warrant. The private placement warrants will also be worthless if we do not complete our initial business combination. The personal and financial interests of our sponsor, officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 18-month anniversary of the closing of this offering (or up to 24-month anniversary of the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable) nears, which is the deadline for our completion of an initial business combination.

Our initial shareholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our initial shareholders will own 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering and including the 2,000,000 Class B ordinary shares issued in connection with the forward purchase agreements) plus 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements. Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association. In addition, the founder shares, all of which are held by our initial shareholders, will entitle the holders thereof to elect all of our directors prior to our initial business combination. Holders of our public shares will have no right to vote on the appointment of directors during such time. This director election amendment provision of our amended and restated memorandum and articles of association and other provisions related to pre-business combination activities may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares voting in a general meeting. As a result, you will not have any influence over the appointment of directors prior to our initial business combination. If our initial shareholders purchase any units in this offering or if our initial shareholders purchase any additional Class A ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our initial shareholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, our board of directors, whose members were appointed by our sponsor, is and will be divided into three classes, each of which will generally serve for a terms for three years with only one class of directors being appointed in each year. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual general meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for appointment and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. In addition, the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. Accordingly, our initial shareholders will continue to exert control at least until the completion of our initial business combination.

Unlike some other similarly structured special purpose acquisition companies, our initial shareholders will receive additional Class A ordinary shares if we issue certain shares to consummate an initial business combination.

The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with our initial business combination, the number of Class A ordinary shares issuable upon conversion of all founder shares, which will include the 2,000,000 Class B ordinary shares issued in connection with the forward purchase agreements, will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders) plus 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements, including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination (including the forward purchase shares and Class A ordinary shares into which the Class B ordinary shares are converted, but not the forward purchase warrants), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination; provided that such conversion of founder shares will never occur on less than a one-for-one basis.

Our initial shareholders paid an aggregate of $25,000, or approximately $0.003 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A ordinary share and none to the warrant included in the unit) and the pro forma net tangible book value per share of our Class A ordinary shares after this offering constitutes the dilution to you and the other investors in this offering. Our initial shareholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 122.0% (or $12.20 per share, assuming no exercise of the underwriter’s over-allotment option), the difference between the pro forma net tangible book value per share after this offering of $(2.20) and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

If we seek shareholder approval of our initial business combination, our sponsor, initial shareholders, directors, officers, advisors and their affiliates may elect to purchase shares or public warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase our Class A ordinary shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. There is no limit on the number of shares our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and NYSE listing rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. Such purchases may include a contractual acknowledgment that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

In the event that our sponsor, initial shareholders, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business—Effecting Our Initial Business Combination—Permitted Purchases of Our Securities” for a description of how our sponsor, initial shareholders, directors, officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.

In evaluating a prospective target business for our initial business combination, our management may consider the availability of all of the funds from the sale of the forward purchase shares, which may be used as part of the consideration to the sellers in the initial business combination. If the sale of some or all of the forward purchase shares fails to close, we may lack sufficient funds to consummate our initial business combination.

We have entered into forward purchase agreements pursuant to which the forward purchasers have agreed to purchase an aggregate of 8,000,000 forward purchase shares plus 2,000,000 redeemable warrants for a purchase price of $10.00 per forward purchase share, or $80,000,000 in the aggregate, in a private placement to close concurrently with our initial business combination. The funds from the sale of forward purchase shares may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. The obligations under the forward purchase agreements do not depend on whether any public shareholders elect to redeem their shares and provide us with a minimum funding level for the initial business combination. However, the forward purchasers may purchase less than 8,000,000 forward purchase shares in accordance with the terms of the forward purchase agreements. In addition, the forward purchasers’ commitment under the forward purchase agreements will be subject to their rights to terminate their commitment at any time before we enter into a definitive agreement regarding our initial business combination. Accordingly, if any forward purchasers exercise their rights to terminate their commitment, such forward purchaser will not be obligated to purchase any forward purchase securities, and we will not receive any of the amounts committed under such forward purchase agreement. If the sale of the forward purchase shares does not close or is for less than 8,000,000 forward purchase shares, for any reason, including by reason of the failure by some or all of the forward purchasers to fund the purchase price for their forward purchase shares, for example, we may lack sufficient funds to consummate our initial business combination. Additionally, the forward purchasers’ obligations to purchase the forward purchase shares are subject to termination prior to the closing of the sale of the forward purchase shares by mutual written consent of the company and each forward purchaser, or, automatically: (i) if this offering is not consummated on or prior to December 31, 2021; (ii) if the gross proceeds from this offering and the forward purchase agreements are less than $150,000,000; (iii) if a definitive agreement regarding our initial business combination is not entered into within 24 months from the closing of this offering, unless further extended by the Shareholder Extension Period or such longer period as is mutually agreed between us and a forward purchaser; or (iv) if our sponsor or the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of our sponsor or the company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment. The forward purchasers’ obligations to purchase their forward purchase shares are subject to fulfillment of customary closing conditions, including the following: (i) our initial business combination must be consummated substantially concurrently with, and immediately following, the purchase of forward purchase shares; and (ii) the Company must have delivered to the forward purchasers a certificate evidencing the company’s good standing as a Cayman Islands exempted company, as of a date within ten (10) business days of the closing of the sale of forward purchase shares. In the event of any such failure to fund by a forward purchaser, any obligation is so terminated or any such condition is not satisfied and not waived by a forward purchaser, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us or at all. Any such shortfall would also reduce the amount of funds that we have available for working capital of the post-business combination company. While each forward purchaser has represented to us that it has sufficient funds to satisfy its obligations under the respective forward purchase agreements, we have not obligated the forward purchasers to reserve funds for such obligations, and the forward purchaser may terminate its commitment at any time before we enter into a definitive agreement regarding our initial business combination.

If the forward purchasers purchase large amounts of public shares in the open market, they may attempt to leverage their redemption rights in order to affect the outcome of a potential business combination.

The forward purchasers have redemption rights with respect to any public shares they own, subject to the limitation that under the Company’s amended and restated memorandum and articles of association that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of Exchange Act), is restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the public shares, without the prior consent of the Company. If management proposes an initial business combination that some or all of the forward purchasers are not in favor of, such forward purchasers may decide to purchase public shares in the open market and seek to leverage their redemption rights to influence whether such business combination is consummated. This could result in our having to negotiate for more favorable terms for the forward purchasers, which could jeopardize our ability to successfully consummate an initial business combination. See “—In evaluating a prospective target business for our initial business combination, our management may consider the availability of all of the funds from the sale of the forward purchase shares, which may be used as part of the consideration to the sellers in the initial business combination. If the sale of some or all of the forward purchase shares fails to close, we may lack sufficient funds to consummate our initial business combination.”

We employ a mail forwarding service, which may delay or disrupt our ability to receive mail in a timely manner.

Mail addressed to the Company and received at its registered office will be forwarded unopened to the forwarding address supplied by Company to be dealt with. None of the Company, its directors, officers, advisors or service providers (including the organization which provides registered office services in the Cayman Islands) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address, which may impair your ability to communicate with us.

Risks Related to Our Corporate Governance and Shareholder Rights

Prior to the closing of our initial business combination, holders of our founder shares are the only shareholders of the Company which will have the right to vote on the appointment of directors. Therefore, upon the listing of our shares on NYSE, NYSE may consider us to be a “controlled company” within the meaning of NYSE rules and, as a result, we may qualify for exemptions from certain corporate governance requirements.

Prior to the closing of our initial business combination, holders of our founder shares are the only shareholders of the Company which will have the right to vote on the appointment of directions. As a result, NYSE may consider us to be a ‘controlled company’ within the meaning of the NYSE corporate governance standards. Under the NYSE corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a ‘controlled company’ and may elect not to comply with certain corporate governance requirements, including the requirements that:

•	we have a board that includes a majority of ‘independent directors,’ as defined under NYSE listing standards;

•	we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	we have a nominating and corporate governance committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of NYSE, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements.

We may not hold an annual general meeting until after the consummation of our initial business combination, which could delay the opportunity for our shareholders to appoint directors.

In accordance with NYSE corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on NYSE. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to appoint directors and to discuss company affairs with management. Our board of directors is divided into three classes, each of which (except for those directors appointed prior to our first annual general meeting) will generally serve for a term of three years with only one class of directors being appointed in each year. In addition, as holders of our Class A ordinary shares, our public shareholders will not have the right to vote on the appointment of directors until after the consummation of our initial business combination.

In order to effectuate an initial business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, special purpose acquisition companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated memorandum and articles of association requires a special resolution, and amending our warrant agreement will require a vote of holders of at least 50% of the public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50% of the then outstanding private placement warrants. In addition, our amended and restated memorandum and articles of association require us to provide our public shareholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within 18 months of the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable) or (B) with respect to any other specified provisions relating to shareholders’ rights or pre-initial business combination activity. To the extent any of such amendments would be deemed to fundamentally change the nature of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments, including our warrant agreement or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

The provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of not less than two-thirds of our ordinary shares who attend and vote at a general meeting of the company (or 65% of our ordinary shares with respect to amendments to the trust agreement governing the release of funds from our trust account), which is a lower amendment threshold than that of some other special purpose acquisition companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association to facilitate the completion of an initial business combination that some of our shareholders may not support.

Some other blank check companies have a provision in their memorandum and articles which prohibits certain amendments, including those which relate to a company’s pre-business combination activity, without approval by holders of a certain percentage of the company’s shares. In those blank check companies, amendment of these provisions typically requires the approval by holders holding between 90% and 100% of the company’s public shares. Our amended and restated memorandum and articles of association provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by special resolution, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares. Our initial shareholders, who will collectively beneficially own 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering and including the 2,000,000 Class B ordinary shares issued in connection with the forward purchase agreements) plus 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements, will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other special purpose acquisition companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other specified provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares. Our shareholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, officers or directors for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

Our letter agreement with our sponsor, officers and directors may be amended without shareholder approval.

Our letter agreement with our sponsor, officers and directors contain provisions relating to transfer restrictions of our founder shares and private placement warrants, indemnification of the trust account, waiver of redemption rights and participation in liquidating distributions from the trust account. The letter agreement may be amended without shareholder approval (although releasing the parties from the restriction not to transfer the founder shares for 185 days following the date of this prospectus will require the prior written consent of the underwriter). While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, our board of directors, whose members were appointed by our sponsor, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors be appointed in each year.

The grant of registration rights to our initial shareholders and holders of our private placement warrants may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into prior to the issuance and sale of the securities in this offering, our initial shareholders and their permitted transferees can demand that we register the resale of the Class A ordinary shares into which founder shares are convertible, holders of our private placement warrants and their permitted transferees can demand that we register the resale of the private placement warrants and the Class A ordinary shares issuable upon exercise of the private placement warrants. Pursuant to the forward purchase agreements, we have agreed that we will use our reasonable best efforts (i) to file within 30 days after the closing of the initial business combination (and, with respect to clause (ii) below, within 30 days following announcement of the results of the shareholder vote relating to our initial business combination or the results of our offer to shareholders to redeem their Class A ordinary shares in connection with our initial business combination (whichever is later), which we refer to as the “disclosure date”) a registration statement with the SEC for a secondary offering of (A) the forward purchase securities and Class A ordinary shares underlying the forward purchase warrants and founder shares, and (B) any other Class A ordinary shares or warrants acquired by the forward purchasers, including any time after we complete our initial business combination, (ii) to cause such registration statement to be declared effective promptly thereafter, but in no event later than 60 days after the closing of the initial business combination or the disclosure date, as the case may be and (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which the forward purchaser ceases to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act, subject to certain conditions and limitations set forth in the forward purchase agreements. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the ordinary shares owned by our initial shareholders or holders of our private placement warrants or their respective permitted transferees are registered.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants and forward purchase warrants with the approval by the holders of at least 50% of the then outstanding public warrants and forward purchase warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of Class A ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants; provided that the approval by the holders of at least 50% of the then-outstanding public warrants and forward purchase warrants is required to make any change that adversely affects the interests of the registered holders of public warrants and forward purchase warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding public warrants approve of such amendment and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50% of the number of the then outstanding private placement warrants. Although our ability to amend the terms of the public warrants and forward purchase warrants with the consent of at least 50% of the then-outstanding public warrants and forward purchase warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of Class A ordinary shares purchasable upon exercise of a warrant.

Our warrants are expected to be accounted for as a warrant liability and will be recorded at fair value upon issuance with any changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our securities or may make it more difficult for us to consummate an initial business combination.

Following the consummation of this offering and the concurrent private placement of warrants, we will have 16,800,000 warrants outstanding (comprised of the 10,000,000 warrants included in the units and the 6,800,000 private placement warrants, assuming the underwriter’s option to purchase additional units is not exercised). We currently expect to account for these warrants as a warrant liability, which means that we will record them at fair value upon issuance with any changes in fair value each period reported in earnings. The impact of changes in fair value on earnings may have an adverse effect on the market price of our securities. In addition, potential targets may seek a business combination partner that does not have warrants that are accounted for as a warrant liability, which may make it more difficult for us to consummate an initial business combination with a target business.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and holders of our warrants will not be deemed to have waived our compliance with these laws, rules and regulations. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

If (i) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per Class A ordinary share, (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (iii) the Market Value of our Class A ordinary shares is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively. This may make it more difficult for us to consummate an initial business combination with a target business.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests through the U.S. federal courts, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.

We have been advised by Maples and Calder (Singapore) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Potential participation in this offering by our anchor investors could reduce the public float for our shares.

Our anchor investors have each expressed to us an interest to purchase up to 9.9%, 7.425% or 4.95%, representing in the aggregate up to approximately 101.475%, of the units in this offering (or up to approximately 88.24% of the units in this offering if the underwriter exercises the over-allotment option in full) at the offering price and we have agreed to direct the underwriter to sell to the anchor investors such amount of units. If our anchor investors purchase all of the units for which they have expressed an interest, such purchases would reduce the available public float for our shares. Any such reduction in our available public float may consequently reduce the trading volume, volatility and liquidity of our shares relative to what they would have been had such shares been purchased by public investors.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Risks Related to Ownership of Our Securities

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet of the Company demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations and on the conditions described herein; (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other specified provisions relating to shareholders’ rights or pre-initial business combination activity; and (iii) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering), subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the funds held in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to list our units on NYSE on or promptly after the date of this prospectus. Following the date that the Class A ordinary shares and warrants are eligible to trade separately, we anticipate that the Class A ordinary shares and warrants will be separately listed on NYSE. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in NYSE listing standards, we cannot assure you that our securities will be, or will continue to be, listed on NYSE in the future or prior to our initial business combination. In order to continue listing our securities on NYSE prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, following our initial public offering, we must maintain a minimum number of holders of our securities (generally 300 public holders).

Additionally, our units will not be traded after the completion of our initial business combination and, in connection with our initial business combination, we will be required to demonstrate compliance with the NYSE initial listing requirements, which are more rigorous than the NYSE continued listing requirements, in order to continue to maintain the listing of our securities on NYSE. For instance, in order for our shares to be listed upon the consummation of our business combination, at such time our share price would generally be required to be at least $4.00 per share, our stockholders’ equity would generally be required to be at least $5.0 million and we would be required to have at least 300 round lot shareholders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) of our securities. We cannot assure you that we will be able to meet those listing requirements at that time.

If NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A ordinary shares are a “penny stock,” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and warrants will be listed on NYSE, our units, Class A ordinary shares and warrants will qualify as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on NYSE, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.

Our ability to require holders of our warrants to exercise such warrants on a cashless basis after we call the warrants for redemption or if there is no effective registration statement covering the Class A ordinary shares issuable upon exercise of these warrants will cause holders to receive fewer Class A ordinary shares upon their exercise of the warrants than they would have received had they been able to pay the exercise price of their warrants in cash.

If we call the warrants for redemption, we will have the option, in our sole discretion, to require all holders that wish to exercise warrants to do so on a cashless basis in the circumstances described in “Description of Securities—Warrants—Public Shareholders’ and Forward Purchase Warrants—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00.” If we choose to require holders to exercise their warrants on a cashless basis or if holders elect to do so when there is no effective registration statement, the number of Class A ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his or her warrant for cash. For example, if the holder is exercising 875 public warrants at $11.50 per share through a cashless exercise when the Class A ordinary shares have a fair market value of $17.50 per share when there is no effective registration statement, then upon the cashless exercise, the holder will receive 300 Class A ordinary shares. The holder would have received 875 Class A ordinary shares if the exercise price was paid in cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrant holder will hold a smaller number of Class A ordinary shares upon a cashless exercise of the warrants they hold.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for submitting or tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our proxy materials or tender offer documents, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or submit public shares for redemption. For example, we intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent, or to deliver their shares to our transfer agent electronically prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. In the event that a shareholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business—Effecting Our Initial Business Combination—Delivering Share Certificates in Connection with the Exercise of Redemption Rights.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, this limitation on redeeming Excess Shares would not restrict our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. As a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained therein. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association authorizes the issuance of up to 200,000,000 Class A ordinary shares, par value $0.0001 per share, 20,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 180,000,000 and 13,000,000 (assuming in each case that the underwriter has not exercised its over-allotment option and the forfeiture of 750,000 Class B ordinary shares) authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants and the forward purchase warrants, or shares issuable upon conversion of the Class B ordinary shares. The Class B ordinary shares are automatically convertible into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination, initially at a one-for-one ratio but subject to adjustment as set forth herein and in our amended and restated memorandum and articles of association, including in certain circumstances in which we issue Class A ordinary shares or equity-linked securities related to our initial business combination. Immediately after this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth therein. However, our amended and restated memorandum and articles of association provide, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote. The issuance of additional ordinary or preference shares:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•

could cause a change in control if a substantial number of Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants; and

•	may not result in adjustment to the exercise price of our warrants.

You will not be permitted to exercise your warrants unless we register and qualify the underlying Class A ordinary shares or certain exemptions are available.

If the issuance of the Class A ordinary shares upon exercise of the warrants is not registered, qualified or exempt from registration or qualification under the Securities Act and applicable state securities laws, holders of warrants will not be entitled to exercise such warrants and such warrants may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the units.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless. However, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement registering the sale, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants and thereafter will use our commercially reasonable efforts to cause the same to become effective within 90 business days following the closing of our initial business combination and to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order.

If the Class A ordinary shares issuable upon exercise of the warrants are not registered under the Securities Act, under the terms of the warrant agreement, holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and, instead, will be required to do so on a cashless basis, in which case the number of Class A ordinary shares that the holders of warrants will receive upon cashless exercise will be based on a formula subject to a maximum number of shares equal to 0.361 Class A ordinary shares per warrant (subject to adjustment).

In no event will warrants be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration or qualification is available.

Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act, we may, at our option, not permit holders of warrants who seek to exercise their warrants to do so for cash and, instead, require them to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act; in the event we so elect, we will not be required to file or maintain an effective registration statement or register or qualify the shares underlying the warrants under applicable state securities laws, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify for sale the shares underlying the warrants under applicable state securities laws to the extent an exemption is not available.

In no event will we be required to net cash settle any warrant, or issue securities (other than upon a cashless exercise as described above) or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws and no exemption is available.

If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the unit. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying the Class A ordinary shares for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants.

You may only be able to exercise your public warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer Class A ordinary shares from such exercise than if you were to exercise such warrants for cash.

The warrant agreement provides that in the following circumstances holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the Class A ordinary shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the warrant agreement; (ii) if we have so elected and the Class A ordinary shares is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “ covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the public warrants for redemption.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless. Additionally, the exercise price for the warrants is $11.50 per share and the warrants may expire worthless unless the share price is higher than the exercise price during the exercise period.

We have the ability to redeem the outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, if, among other things, the Reference Value equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like). Please see “Description of Securities—Warrants—Public Shareholders’ and Forward Purchase Warrants—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00.” If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants. Redemption of the outstanding warrants as described above could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the Market Value of your warrants. None of the private placement warrants will be redeemable by us pursuant to this redemption right (except as described below under “Description of Securities—Warrants—Public Shareholders’ and Forward Purchase Warrants—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00”) so long as they are held by our sponsor or their permitted transferees.

In addition, we have the ability to redeem the outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant if, among other things, the Reference Value equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like). In such a case, the holders will be able to exercise their warrants prior to redemption for a number of our Class A ordinary shares determined based on the redemption date and the fair market value of our Class A ordinary shares. Please see “Description of Securities—Warrants—Public Shareholders’ and Forward Purchase Warrants—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00.” The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of ordinary shares received is capped at 0.361 of our Class A ordinary shares per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

Finally, the exercise price of the warrants is $11.50 per share, subject to adjustment. As a result, the warrants may expire worthless unless the share price reaches that level during the exercise period.

Our warrants may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 10,000,000 of our Class A ordinary shares (or up to 11,500,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 6,800,000 private placement warrants (or 7,700,000 warrants if the underwriter’s over-allotment option is exercised in full), at $1.00 per warrant. We will also issue 2,000,000 forward purchase warrants concurrently with the sale of the forward purchase sales. To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

Because each unit contains one-half of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other special purpose acquisition companies.

Each unit contains one-half of one warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole units will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder. Only a whole warrant may be exercised at any given time. This is different from other offerings similar to ours whose units include one ordinary share and one whole warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive business partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. In determining the size of this offering, management held customary organizational meetings with the representatives of the underwriter, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriter believed it reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering size, price and terms of the units is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 pandemic. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that the proxy statement with respect to the vote on an initial business combination meeting certain financial significance tests include target historical and pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”) or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”) depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed timeframe.

Risks Related to Acquiring and Operating a Business in Foreign Countries

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders or warrant holders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder or warrant holder to recognize taxable income or otherwise subject it to adverse tax consequences in the jurisdiction in which the shareholder or warrant holder is a tax resident (or in which its members are resident or subject to tax if it is a tax transparent entity). We do not intend to make any cash distributions to shareholders or warrant holders to pay such taxes. Shareholders or warrant holders may be subject to withholding taxes, other taxes or other adverse tax consequences with respect to their ownership of us after the reincorporation.

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may adversely affect us.

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	exchange listing and/or delisting requirements;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	local or regional economic policies and market conditions;

•	unexpected changes in regulatory requirements;

•	challenges in managing and staffing international operations;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	underdeveloped or unpredictable legal or regulatory systems;

•	corruption;

•	protection of intellectual property;

•	social unrest, crime, strikes, riots and civil disturbances;

•	regime changes and political upheaval;

•	terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such initial business combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, our management may resign from their positions as officers or directors of the Company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

We may reincorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

General Risk Factors

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our ordinary shares held by non-affiliates did not exceed $250 million as of June 30th of the prior year, or (2) our annual revenues did not exceed $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not exceed $700 million as of June 30th of the prior year. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation—Material U.S. Federal Income Tax Considerations to U.S. Holders”) of our Class A ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception and the timing of our initial business combination (see the section of this prospectus captioned “Taxation—Material U.S. Federal Income Tax Considerations to U.S. Holders—Passive Foreign Investment Company Rules”). Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year (of which there can be no assurance), we may provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will be able to provide such required information, and in any event, such election would be unavailable with respect to our warrants. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation—Material U.S. Federal Income Tax Considerations to U.S. Holders—Passive Foreign Investment Company Rules.”

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company with the SEC;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations to which we are not currently subject.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for another exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other specified provisions relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, or as may be extended by the Shareholder Extension Period, as applicable), our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.10 per share on the redemption of their shares. See “—General Risk Factors—If third parties bring claims against us, the funds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share” and other risk factors herein.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Data privacy and security breaches, including, but not limited to, cyber incidents or attacks, acts of vandalism or theft, computer viruses and/or misplaced or lost data, could result in information theft, data corruption, operational disruption, reputational harm, criminal liability and/or financial loss.

In searching for targets for our initial business combination, we may depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or privacy or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences and therefore could be liable for privacy and security breaches, including potentially those caused by any of our subcontractors. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents or other incidents that result in a privacy or security breach. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to reputational harm, criminal liability and/or financial loss.

If third parties bring claims against us, the funds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all third parties, vendors, service providers (other than our independent auditors), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the Company under the circumstances. Marcum Bernstein & Pinchuk LLP, our independent registered public accounting firm, and the underwriter of this offering, except with respect to the deferred underwriting commission in the case of liquidation, will not execute agreements with us waiving such claims to the monies held in the trust account. Making such a request of potential target businesses may make our acquisition proposal less attractive to them, and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not completed our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than Marcum Bernstein & Pinchuk LLP, our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.10 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.10 per share due to reductions in the value of the trust assets, in each case less taxes payable; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.10 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per public share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by third parties, vendors and prospective target businesses.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust account such that the per-share redemption amount received by public shareholders may be less than $10.10 per share.

The net proceeds of this offering and certain proceeds from the sale of the private placement warrants, in the amount of $202,000,000, will be held in an interest-bearing trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the

Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which we may use to pay our taxes, if any) would be reduced. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income earned thereon (less taxes payable and up to $100,000 of interest income to pay dissolution expenses). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.10 per share.

If, after we distribute the funds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the funds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the funds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the funds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the funds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offense and may be liable to a fine of approximately $18,000 and to imprisonment for five years in the Cayman Islands.

An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the Class A ordinary shares and the one-half of a warrant to purchase one Class A ordinary share included in each unit could be challenged by the IRS or courts. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering is unclear under current law. Finally, it is unclear whether the redemption rights with respect to our Class A ordinary shares suspend the running of a U.S. Holder’s (as defined below in “Taxation—Material U.S. Federal Income Tax Considerations to U.S. Holders”) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for U.S. federal income tax purposes. See the section of this prospectus captioned “Taxation—Material U.S. Federal Income Tax Considerations to U.S. Holders” for a summary of the U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to select an appropriate target business or businesses;

•	our ability to complete our initial business combination, in particular due to the uncertainty resulting from the COVID-19 pandemic;

•	our expectations around the performance of the prospective target business or businesses;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•	the proceeds from the sale of the forward purchase securities being available to us;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential business combination opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	the trust account not being subject to claims of third parties; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 20,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table.

	Without Over-allotment Option	Over-allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$200,000,000	$230,000,000
Gross proceeds from private placement warrants offered in the private placement	$6,800,000	$7,700,000

Total gross proceeds	$206,800,000	$237,700,000

Estimated offering expenses(2)
Underwriting commissions (excluding deferred portion)(3)	$2,020,000	$2,620,000
Legal fees and expenses	658,120	658,120
Accounting fees and expenses	111,600	111,600
Printing and engraving expenses	22,000	22,000
SEC/FINRA Expenses	43,625	43,625
NYSE listing and filing fees	18,250	18,250
Miscellaneous(4)	76,405	76,405

Total estimated offering expenses (other than underwriting commissions)	$930,000	$930,000
Proceeds after estimated offering expenses	$203,850,000	$234,150,000

Held in trust account(3)	202,000,000	232,300,000
% of public offering size	101%	101%
Not held in trust account	$1,850,000	$1,850,000

The following table shows the use of the approximately $1,850,000 of net proceeds not held in the trust account:(5)

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(6)	$400,000	21.6%
Legal and accounting fees related to regulatory reporting obligations	160,000	8.6%
Payment for office space, administrative and support services	240,000	13.0%
NYSE continued listing fees	113,000	6.1%
Working capital to cover miscellaneous expenses and reserves (including franchise taxes net of anticipated interest income)	937,000	50.6%

Total	$1,850,000	100.0%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)

A portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $300,000 as described in this prospectus. As of the date hereof, there were no amounts outstanding under the promissory note provided by our sponsor. These loans will be repaid upon completion of this offering out of the $930,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. These expenses are estimates only. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.
(3)

The underwriter has agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering. Upon and concurrently with the completion of our initial business combination, up to $7,000,000, which constitutes the underwriter’s deferred commissions (or up to $8,050,000 if the underwriter’s over-allotment option is exercised in full) will be paid to the underwriter from the funds held in the trust account. See “Underwriting.” The remaining funds, less amounts released to the trustee used to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriter will not be entitled to any interest accrued on the deferred underwriting discounts and commissions. To the extent the anchor investors purchase units for which they have indicated an interest in purchasing, the underwriter will not receive any upfront underwriting discounts or commissions on a portion of the units purchased by the anchor investors, but will receive deferred underwriting commissions with respect to such units.

(4)	Includes organizational and administrative expenses as well as taxes and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.
(5)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. Based on current interest rates, we would expect to earn approximately $202,000 in interest on the funds held in the trust account over the 12 months following the closing of this offering; however, we can provide no assurances regarding this amount. This estimate assumes an interest rate of 0.10% per annum based on current yields of securities in which the trust account may be invested. In addition, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

(6)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

NYSE listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement warrants, $202,000,000 (or $232,300,000 if the underwriter’s over-allotment option is exercised in full), including $7,000,000 (or up to $8,050,000 if the underwriter’s over-allotment option is exercised in full) of deferred underwriting commissions, will, upon the consummation of this offering, be placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasuries obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Based on current interest rates, we estimate that the interest earned on the trust account will be approximately $202,000 per year, assuming an interest rate of 0.10% per year; however, we can provide no assurances regarding this amount. We will not be permitted to withdraw any of the principal or interest held in the trust account, except for the withdrawal of interest to pay taxes, until the earliest of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable) or (B) with respect to other specified provisions relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, or as may be extended by the Shareholder Extension Period, as applicable), subject to applicable law. Based on current interest rates, we expect that interest earned on the trust account will be sufficient to pay taxes.

We will have until 18 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 18 months, we will, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination by up to six times, each time by an additional month (for a total of 24 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. In connection with any such extension, public shareholders will not be offered the opportunity to vote on or redeem their shares. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination for an additional month, our sponsor or its affiliates or designees must deposit into the trust account $666,666, or up to $766,666 if the underwriter’s over-allotment option is exercised in full ($0.033 per share in either case), up to an aggregate of $4,000,000, or $0.20 per share, on or prior to the date of the deadline. We will issue a press release announcing each extension at least three days prior to the deadline. In addition, we will issue a press release the day after the deadline, announcing whether the funds have been timely deposited. Our sponsor and its affiliates or designees are obligated to fund the trust account in order to extend the time for us to complete our initial business combination, but our sponsor will not be obligated to extend such time. Notwithstanding the foregoing, if we enter into a definitive agreement regarding our initial business combination within 18 months from the closing of this offering, we will, by resolution of our board if requested by our sponsor, extend the time available for us by three additional months (for a total of 21 months to consummate such business combination) without any additional deposit into the trust account. In connection with such extension, public shareholders will not be offered the opportunity to vote on or redeem their shares. We will issue a press release announcing such extension at least three days prior to the commencement of such extension. If we cannot consummate a business combination within the 21 months, we will, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination by up to three times, each time by an additional month (for a total of 24 months to complete a business combination), subject to the sponsor or its affiliates or designees depositing into the trust account $666,666, or up to $766,666 if the underwriter’s over-allotment option is exercised in full ($0.033 per share in either case), or up to an aggregate of $2,000,000, or $0.10 per share, on or prior to the date of the deadline. In addition, we will issue a press release the day after the deadline, announcing whether the funds have been timely deposited. Our sponsor and its affiliates or designees are obligated to fund the trust account in order to extend the time for us to complete our initial business combination, but our sponsor will not be obligated to extend such time. In addition to the foregoing arrangements, we may extend the period of time to consummate a business combination by a shareholder vote to amend our amended and restated memorandum and articles of association.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination and to pay the deferred underwriting commissions. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering. We currently do not have any plan to enter into any backstop arrangement. Our amended and restated memorandum and articles of association provide that, following this offering and prior to the consummation of our initial business combination, we will be prohibited from issuing additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their respective affiliates, but such persons are not under any obligation to loan funds to, or otherwise invest in, us.

We will pay our sponsor or an affiliate thereof up to $10,000 per month for office space, utilities, secretarial and administrative support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses relating to the organization of the Company and of this offering. As of the date hereof, there were no amounts outstanding under the promissory note provided by our sponsor. This loan is non-interest bearing, unsecured and is due at the earlier of December 31, 2021 or the closing of this offering. This loan will be repaid upon completion of this offering out of the $930,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account.

Prior to this offering, we entered into forward purchase agreements pursuant to which the forward purchasers agreed to purchase an aggregate of 8,000,000 Class A ordinary shares plus 2,000,000 redeemable warrants for a purchase price of $10.00 multiplied by the number of Class A ordinary shares, or $80,000,000 in the aggregate, in a private placement to close concurrently with our initial business combination. In connection with entering into these agreements, our sponsor transferred to the forward purchasers an aggregate of 1,200,000 founder shares for no cash consideration. The founder shares transferred to the forward purchasers are subject to similar contractual conditions and restrictions as the founder shares issued to our sponsor. The forward purchasers will have redemption rights with respect to any public shares they own. The forward purchase warrants will have the same terms as our public warrants.

The forward purchase agreements also provide that the forward purchasers may purchase less than 8,000,000 Class A ordinary shares plus 2,000,000 redeemable warrants. In addition, the forward purchasers’ commitment under the forward purchase agreements will be subject to their rights to terminate their commitment at any time before we enter into a definitive agreement regarding our initial business combination. Accordingly, if any forward purchasers exercise their rights to terminate their commitment, such forward purchaser will not be obligated to purchase any forward purchase securities, and we will not receive any of the amounts committed under such forward purchase agreement.

The forward purchase agreements also provide that the forward purchasers are entitled to registration rights with respect to (A) the forward purchase securities and Class A ordinary shares underlying the forward purchase warrants and founder shares, and (B) any other Class A ordinary shares or warrants acquired by the forward purchasers including any time after we complete our initial business combination.

The proceeds from the sale of the forward purchase shares may be used as part of the consideration to the sellers in the initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. These purchases are intended to provide us with minimum funding level for our initial business combination.

In addition, in order to fund working capital deficiencies or to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers, advisors or any of their respective affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business—Effecting Our Initial Business Combination—Permitted Purchases of Our Securities” for a description of how such persons will determine from which shareholders to seek to acquire shares. The price per share paid in any such purchase or other transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such purchases or other transactions and have not formulated any terms or conditions for any such purchases or other transactions. If they engage in such transaction, such persons will be subject to restrictions in making any such purchases when they are in possession of any material non-public information or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

We may not redeem our public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, if applicable, to be less than $5,000,001 following such redemptions and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with such redemption and the related business combination, and instead may search for an alternate business combination.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to other specified provisions relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, or as may be extended by the Shareholder Extension Period, as applicable), subject to applicable law and as further described herein. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants.

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination or certain amendments to our amended and restated memorandum and articles of association as described elsewhere in this prospectus. In addition, our sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed timeframe. However, if our sponsor or any of our officers, directors or affiliates acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed timeframe.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. If we incur any indebtedness in connection with our initial business combination or otherwise, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of this offering, we will effect a share sub-division, share dividend or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares held by our initial shareholders, which includes 2,000,000 founder shares issued in connection with the forward purchase agreements, at 20% of the outstanding shares after this offering plus 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements.

DILUTION

The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per share of our Class A ordinary shares after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of outstanding Class A ordinary shares.

At September 30, 2021, our net tangible book deficit was $860,983, or approximately $(0.11) per ordinary share. After giving effect to the sale of 20,000,000 Class A ordinary shares included in the units we are offering by this prospectus (or 23,000,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full), the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at September 30, 2021 would have been $(15,410,375), or $(2.20) per share ($(17,924,375) or $(2.31) per share if the underwriter’s over-allotment option is exercised in full), representing an immediate increase in net tangible book deficit (as decreased by the value of the approximately 20,000,000 Class A ordinary shares that may be redeemed for cash, or 23,000,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full) of $(2.09) per share (or $(2.20) per share if the underwriter’s over-allotment option is exercised in full) to our initial shareholders as of the date of this prospectus and an immediate dilution to public shareholders from this offering of $10.00 per share. Total dilution to public shareholders from this offering will be $12.20 per share, or 122.0% (or $12.31 or 123.1%, if the underwriter’s over-allotment option is exercised in full).

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:

	No exercise of over- allotment option	Exercise of over- allotment option in full
Public offering price	$10.00	$10.00
Net tangible book deficit before this offering	(0.11)	(0.11)
Decrease attributable to public shareholders	(2.09)	(2.20)

Pro forma net tangible book value after this offering and the sale of the private placement warrants	(2.20)	(2.31)

Dilution to public shareholders	$12.20	$12.31

Percentage of dilution to public shareholders	122.0%	123.1%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriter’s over-allotment option) by $202,000,000 because holders of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or general meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes), divided by the number of Class A ordinary shares sold in this offering.

The following table sets forth information with respect to our initial shareholders and the public shareholders:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial Shareholders(1)(2)	7,000,000	25.93%	$25,000	0.01%	$0.004
Public Shareholders(3)	20,000,000	74.07%	$200,000,000	99.99%	$10.00

	27,000,000	100%	$200,025,000	100.0%

(1)

Includes the 1,200,000 founder shares transferred to the forward purchasers prior to this offering in connection with the forward purchase agreements. Assumes that 750,000 founder shares are surrendered to us for no consideration after the closing of this offering in the event the underwriter does not exercise its over-allotment option. The total number of Class B ordinary shares outstanding after this offering and the expiration of the underwriter’s over-allotment option, which includes the 2,000,000 Class B ordinary shares issued in connection with the forward purchase agreements, will equal 20% of the sum of the total number of Class A ordinary shares and Class B ordinary shares at such time plus 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements.

(2)

Assumes conversion of Class B ordinary shares into Class A ordinary shares on a one-for-one basis. The dilution to public shareholders would increase to the extent that the anti-dilution provisions of the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon such conversion.

(3)	Assumes no exercise of the over-allotment option by the underwriter.

The pro forma net tangible book value per share after this offering is calculated as follows:

	Without Over- allotment	With Over- allotment
Numerator:
Net tangible book deficit before this offering	$(860,983)	$(860,983)
Net proceeds from this offering and sale of the private placement warrants(1)	203,850,000	234,150,000
Plus: Offering costs paid in advance, excluded from tangible book value	848,608	848,608
Less: Deferred underwriting commissions	(7,000,000)	(8,050,000)
Less: Warrant liability(2)	(10,248,000)	(11,712,000)
Less: Proceeds held in trust subject to redemption(3)	(202,000,000)	(232,300,000)

	$(15,410,375)	$(17,924,375)

Denominator:
Class B ordinary shares outstanding prior to this offering	7,750,000	7,750,000
Class B ordinary shares forfeited if over-allotment is not exercised(4)	(750,000)	—
Class A ordinary shares included in the units offered	20,000,000	23,000,000
Less: Class A ordinary shares subject to redemption	(20,000,000)	(23,000,000)

	7,000,000	7,750,000

(1)

Expenses applied against gross proceeds include offering expenses of $930,000 (not including $600,000 director & officer liability insurance premiums, which is operating expenses and should not be capitalized) and underwriting commissions of $2,020,000 (or $2,620,000 if the underwriter exercises its over-allotment option in full (excluding deferred underwriting fees)). See “Use of Proceeds.”

(2)

The Company will account for the 16,800,000 warrants to be issued in connection with the Proposed Public Offering (the 10,000,000 Public Warrants and the 6,800,000 Private Placement Warrants assuming the underwriter’s over-allotment option is not exercised) in accordance with the guidance contained in

ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.
(3)

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of Class A ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business—Effecting Our Initial Business Combination—Permitted Purchases of Our Securities.”

(4)	Assumes that 750,000 founder shares are surrendered to us for no consideration, if the over-allotment is not exercised.

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2021, and as adjusted to give effect to the sale of our 20,000,000 units in this offering for $20,000,000 (or $10.00 per unit) and the sale of 6,800,000 private placement warrants for $6,800,000 (or $1.00 per warrant) and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriter of its over-allotment option:

	September 30, 2021
	Actual	As Adjusted(2)
Notes payable(1)	$93,725	$—
Warrant liability(3)	—	10,248,000
Deferred underwriting commissions	—	7,000,000
Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized; -0-and 20,000,000 shares are subject to possible redemption, actual and as adjusted, respectively(4)	—	202,000,000
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized, 7,750,000 and 7,000,000 shares issued and outstanding, actual and as adjusted, respectively(5)	775	700
Additional paid-in capital(6)	24,225	—
Accumulated deficit	(37,375)	(15,411,075)

Total shareholders’ equity	$(12,375)	$(15,410,375)

Total capitalization	$81,350	$203,837,625

(1)

Our sponsor has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of September 30, 2021, we had borrowed $93,725 under the promissory note.

(2)

Assumes the full forfeiture of 750,000 shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriter’s over-allotment option is exercised. The proceeds of the sale of such shares will not be deposited into the trust account, the shares will not be eligible for redemption from the trust account nor will they be eligible to vote upon the initial business combination.

(3)

The Company will account for the 16,800,000 warrants to be issued in connection with the Proposed Public Offering (the 10,000,000 Public Warrants and the 6,800,000 Private Placement Warrants assuming the underwriter’s over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.

(4)

Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable), subject to the limitations described herein whereby redemptions cannot cause our Class A Ordinary shares to become a “penny share” and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

(5)

Actual share amount is prior to any forfeiture of founder shares by our sponsor, and “as adjusted” share amount assumes no exercise of the underwriter’s over-allotment option. Includes 2,000,000 founder shares issued in connection with the forward purchase agreements.

(6)

Additional paid-in capital as adjusted is calculated as the additional paid-in capital as of September 30, 2021 less the immediate accretion of the carry value of ordinary shares subject to redemption-to-redemption value to reduce additional paid-in capital to zero.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated on March 3, 2021 as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. While we may pursue an initial business combination target in any industry, we intend to focus our search on companies in the financial services sector. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to backstop agreements which we currently have no plan of entering into but may enter into following the consummation of this offering or forward purchase agreements or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.

The issuance of additional shares in connection with a business combination, including the issuance of forward purchase securities, to the owners of the target or other investors:

•

may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•	may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•

could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our Class A ordinary shares and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants, including those that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our Class A ordinary shares;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at September 30, 2021, we had $15,035 in cash and deferred offering costs of $848,608. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through receipt of a $25,000 capital contribution from our sponsor in exchange for the issuance of the founder shares to our sponsor and up to $300,000 in loans from our sponsor.

We estimate that the net proceeds from the sale of the units in this offering and the sale of the private placement warrants for an aggregate purchase price of $206,800,000 (or $237,700,000 if the underwriter’s over-allotment option is exercised in full), after deducting offering expenses of approximately $930,000 and underwriting commissions of $2,020,000 (or $2,620,000 if the underwriter’s over-allotment option is exercised in full) (excluding deferred underwriting commissions of $7,000,000, or $8,050,000 if the underwriter’s over-allotment option is exercised in full), will be $203,850,000 (or $234,150,000 if the underwriter’s over-allotment option is exercised in full). $202,000,000 (or $232,300,000 if the underwriter’s over-allotment option is exercised in full) will be held in the trust account, which includes the deferred underwriting commissions described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining approximately $1,850,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $930,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $930,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (excluding deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay our taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $1,850,000 of proceeds held outside the trust account, after payment of estimated offering expenses. We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $400,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $160,000 for legal and accounting fees related to regulatory reporting requirements; $113,000 for NYSE and other regulatory fees; up to $240,000 for office space, utilities, administrative and support services payments; and approximately $937,000 for general working capital that will be used for miscellaneous expenses and reserves. We will pay our sponsor or an affiliate thereof up to $10,000 per month for office space, utilities, secretarial and administrative services.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the funds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement warrants, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to backstop agreements which we currently have no plan of entering into but may enter into following the consummation of this offering or forward purchase agreements. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to certify the effectiveness of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of September 30, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under Dodd Frank, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the report of the independent registered public accounting firm providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

We are a newly incorporated blank check company incorporated as a Cayman Islands exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target.

While we may pursue an initial business combination target in any business, industry or geography, we intend to focus our search on a target that is at least partially owned by a financial sponsor(s) with operations or prospective operations in the technology, media & telecommunications (“TMT”), business services, or consumer sectors, which we refer to as the “Target Sectors”, across Asia, in particular North Asia and Southeast Asia. We believe there is a large universe of growth companies and/or companies with stable growth and cash flows that could benefit from a public listing, and that we will be able to offer a differentiated and compelling value proposition to them.

Our management and investment team is comprised of 17 veteran investors and operators with over 80 years of combined investment experience, and has had significant success sourcing, acquiring, growing and monetizing these types of companies. Moreover, our directors and advisors have over 140 years of combined operating experience. Given our proven track record, we believe our team has the required investment, transactional and operational expertise to effect a business combination with an attractive target and to position it for long-term success in the public markets.

Our sponsor is Generation Asia LLC.

Our Market Opportunity

While we may pursue an initial business combination target in any business, industry or geography, we intend to focus our search on a target owned by a financial sponsor(s) with operations or prospective operations in our Target Sectors across Asia. These could include growth companies and/or companies with stable growth with cash flows. North Asia (including Japan, South Korea, China, Hong Kong, and Taiwan) and Southeast Asia (including Indonesia, Malaysia, the Philippines, Singapore, Thailand and Vietnam) have strong synergies with our deal flows, network, and operating and technical expertise.

We believe that there is substantial pent-up demand for private equity exits in this region, which will result in opportunities for attractive risk-adjusted returns from our initial business combination. According to the Asia-Pacific Private Equity Report 2020 by Bain & Company, there is a growing number of unrealized private equity investments in Asia and these unrealized investments have reached a new high of $806 billion as of June 2019. While there are several macroeconomic drivers that have contributed to private equity exits declining to a 10-year low, we believe that it is also attributable to certain systemic factors which we outline in the following paragraphs. For each factor, we also discuss why a US listing via a combination with a Special Purpose Acquisition Company (“SPAC”) may be a possible solution and provides a superior alternative.

•

Long Listing Process: Traditional public listings on Asia stock exchanges are lengthy and cumbersome. Depending on the local stock exchange, each listing process is often subjective and could take as long as two years from start to finish and sometimes requires extensive discussions with and multiple approvals from local authorities. Moreover, additional restrictions in the form of minimum quantitative thresholds (e.g., revenue and profit) and operating record would also be imposed for listing candidates. In contrast, a US listing via a combination with a SPAC is conducted under a highly condensed timeline and can be completed as quickly as within four to six months with lesser listing requirements. We believe this reduces a major barrier to exit via public markets, as listing via combination with a SPAC will allow financial sponsors with public market-ready portfolio companies to benefit from shorter execution windows and time their exits to maximize investment returns.

•

Valuation Gap: There is a persistent valuation gap between Asia-listed companies and US-listed companies. According to data from Bloomberg as of March 12, 2021, over the past year, the average forward price-to-earnings ratio of the S&P500 is 23.9x, higher than other Asia markets such as MSCI Japan at 19.4x, MSCI China at 19.6x, and MSCI ASEAN at 17.9x. The US has the largest equities market in the world supported by a large and highly sophisticated international investor base with deep understanding across all sectors. Additionally, a US listing via a combination with a SPAC allows for a more open sharing of future expectations, which may also positively impact valuation. We believe that this makes a US listing, in particular via a combination with a SPAC, a more attractive option for financial sponsors with public market-ready portfolio companies to achieve higher valuations at exit.

•

Low Liquidity: Asian markets have relatively lower liquidity than the US market. The US has undisputedly one of the most active markets globally. According to data from Bloomberg, trading liquidity, measured by the trading turnover for the three months ended March 14, 2021 as a percentage of total market capitalization, is highest in the US (59%), which is more than double than that of Japan (24%) and more than triple than that of Southeast Asia (16%). Higher trading liquidity better facilitates price discovery and results in share prices that more accurately reflect the intrinsic value of businesses. Post-listing, higher trading liquidity also provides financial sponsors with greater flexibility for subsequent sell-downs of their stakes in portfolio companies without incurring excessive friction costs or adversely impacting share price.

We believe that the value created in private markets is a leading indicator of future investment opportunities for the public markets. Many growth companies and/or companies with stable growth and cash flows owned by financial sponsors have remained private for the aforementioned reasons. However, financial sponsors could be incentivized to explore a public listing of their portfolio companies in the US, in particular via a combination with a SPAC, since it could present a more efficient option to exit their positions and monetize their investments at more attractive valuation levels.

Our People

Our objective is to deliver attractive risk-adjusted returns and create value for our shareholders. To achieve this, we have assembled a group of seasoned investors and industry veterans with deep experience and relationships in private equity and an established track record of identifying, investing, operating, and advising leading businesses. Our approach is underpinned by deep investment fundamentals combined with an intense focus on sectors and geographies where we have differentiated insights. Our team is led by Roy Kuan (Chief Executive Officer), Norimitsu Niwa (Chief Operating Officer), Catherine Kwok (Chief Financial Officer) and Tim Li (Senior Investment Advisor) who collectively have over 60 years of investment experience, deploying $5.8 billion in 38 investments, and effecting 14 IPOs. We will also leverage the complementary experiences and networks of our directors and advisors to deliver unique and actionable investment opportunities.

Management and Investment Team

Roy Kuan serves as our Chief Executive Officer and has 25 years of private equity experience in Asia. Mr. Kuan currently is a private investor across a variety of asset classes and serves on the boards or advisory boards of several private and public companies across the TMT, consumer, and industrial sectors in Asia. Mr. Kuan previously served as a Managing Partner at CVC Capital Partners (“CVC”), a global private equity firm from 1999 to 2020. He was a Co-Founder of CVC’s Asian private equity business, served on the firm’s Asian Investment and Portfolio Committees, and was also a member of CVC’s Board of Directors. Prior to CVC, Mr. Kuan was an Investment Director at Citigroup’s Asian private equity investment division from 1996 to 1999. During his private equity career, Mr. Kuan participated in 23 investments across the Target Sectors, with a total equity investment amount of $3.1 billion and achieved $7.9 billion in total realized value. Mr. Kuan has also been involved in 10 IPOs in the region. Mr. Kuan’s selected investments in the Target Sectors include TechnoPro Holdings (R&D staffing, Japan), Hong Kong Broadband Network (broadband services, Hong Kong), Arteria

Networks (enterprise data communications, Japan), Infastech (technology components, Asia), Haitai Confectionery (snack products, South Korea), CJ CGV (cinemas, South Korea) and 39 Home Shopping (media commerce, Korea). Mr. Kuan currently serves as a director or advisory board member of several other companies in the Target Sectors, including eBroker (online wealth management, China), Food Union Enterprises (dairy products, Asia and Europe) and Point Avenue (education technology, Southeast Asia). Mr. Kuan received his MBA degree from the Wharton School, University of Pennsylvania. He earned his B.A. degree from Georgetown University, where he was a George F. Baker Scholar. Mr. Kuan is based in Hong Kong.

Norimitsu Niwa serves as our Chief Operating Officer and has 19 years of private equity and principal investments experience. Previously, Mr. Niwa was the Head of Strategic Investments at Prored Partners from 2019 to 2020, where he founded and developed the principal investment arm of a TSE-listed consulting firm. Prior to Prored Partners, Mr. Niwa was a Senior Managing Director at CVC in Japan from 2007 to 2017. During the course of his investment career, he has completed 6 investments with a total equity investment amount of $1.6 billion and 5 add-on acquisitions. Mr. Niwa was also involved in 3 IPOs in Japan. Mr. Niwa was a deal team member in the following deals in the Target Sectors in Japan, including BellSystem24 (contact centers), Nikko Asset Management (financial services), Genesis Technology (semiconductor testing) TechnoPro Holdings, Arteria Networks and HITOWA Holdings (senior care, nursery and household cleaning services). Mr. Niwa received an MBA with Distinction from London Business School and a B.A. from Hitotsubashi University. Mr. Niwa is based in Japan.

Catherine Kwok serves as our Chief Financial Officer. Ms. Kwok previously worked in Maples Fund Services (Asia) and Sovereign Trust (Hong Kong) as Finance Manager and Finance Director, respectively. Prior to these companies, she worked in KPMG in their audit practice. Ms. Kwok received a BBA in Accountancy from the Hong Kong University of Science & Technology. Ms. Kwok is based in Hong Kong.

Tim Li serves as our Senior Investment Advisor and has 17 years of investment and transactional experience across technology, healthcare, financial services, logistics, and consumer sectors in Asia. Mr. Li is a Co-Founder and Managing Partner of Inspiration Capital Partners, a middle market private equity investment firm in China. Previously, Mr. Li was a Partner at Goldman Sachs Principal Investment Area in Hong Kong from 2006 to 2018. Prior to joining Goldman Sachs, Mr. Li was an investment banker in the Health Care Group and Financial Institutions Group at Deutsche Bank from 2002 to 2005. During the course of his career, Mr. Li has completed 11 investments with a total equity investment amount of $1.6 billion. Mr. Li was also involved in 3 IPOs in the region. Mr. Li has served as a board member or was an investment team member in numerous China investments including Anhui Kouzi (spirits), Henan Songhe (wines), Ascletis Pharma (antiviral drugs), Venus MedTech (cardiovascular devices), Taikang Insurance Group (insurance), Qingdao Gooday Logistics (logistics services). Mr. Li received a B.S. in Economics from The Wharton School at the University of Pennsylvania. Mr. Li is based in Hong Kong and China.

Difei Cheng serves as our Investment Advisor and has 15 years of investment and transactional experience in Asia. Ms. Cheng was most recently a Director at CVC in China from 2011 to 2021. During the course of her career, Ms. Cheng has completed 5 investments with a total equity investment amount of $1.0 billion. Ms. Cheng was also involved in 2 IPOs in the region. Ms. Cheng was a deal team member in the following deals in the Target Sectors across North Asia, including Nien Made (window coverings products, Taiwan), DaNiang Dumplings (fast food restaurants, China), EIC Education (educational counselling services, China), RKE International (expressway operator, China) and Sheshido (skincare, Japan). Nien Made was a CVC portfolio company that realized a 2.4x multiple on invested capital return (“MOIC”). Ms. Cheng worked at General Electric and Macquarie before joining CVC. Ms. Cheng received a B.A. from Yale University. Ms. Cheng is based in China.

Yonghi Li serves as our Investment Advisor and has 14 years of investment and strategy consulting experience in Asia. Mr. Li is currently Chief Strategy Officer at LILI SG, a technology company focusing on local women’s fashion in Southeast Asia. Prior to this, Mr. Li was a Director at CVC in Korea and Singapore from 2011 to 2020. During the course of his career, Mr. Li has completed 3 investments with a total equity investment amount of $0.7 billion. Mr. Li was also involved in 2 IPOs in the region. Mr. Li was a deal team member in the following deals in the Target Sectors across Korea and Southeast Asia, including SPi Global (business process outsourcing, the Philippines), Siloam International (hospitals, Indonesia), and Matahari (department stores, Indonesia). Mr. Li worked at McKinsey and Credit Suisse before joining CVC. Mr. Li received a B.A. from Seoul National University. Mr. Li is based in Singapore.

Edward Chen serves as our SPAC Advisor and has 13 years of investment experience in the SPAC market. Mr. Chen is the Founder and Managing Partner of Carnegie Park Capital LLC, a firm whose team has invested in SPACs since 2008. Previously, Mr. Chen was a Portfolio Manager at Water Island Capital LLC from 2013 to 2021. Prior to joining Water Island Capital, Mr. Chen was at Jefferies & Company, where in his last role as Managing Director within the firm’s Global Event Driven Strategies group, he was responsible for conducting research due diligence of announced mergers and acquisitions, spin-offs, tenders and bankruptcy exits while managing a proprietary portfolio of event-driven investments. Mr. Chen worked at Citigroup Global Markets before joining Jefferies. Mr. Chen received an MBA from the MIT Sloan School of Management and a B.S.E. from the University of Pennsylvania. Mr. Chen is based in the United States.

Chia Min Lee serves as an Investment Analyst. Mr. Lee received a BSc in Global Economics and Finance from The Chinese University of Hong Kong.

Leo Chan serves as an Investment Analyst. Mr. Chan received a BSc in Risk Management & Business Intelligence from the Hong Kong University of Science & Technology.

Independent Directors

Gary Chan serves as one of our independent directors. Mr. Chan is an Asian financial markets veteran and brings an exceptional track record of originating proprietary transactions. He is Co-Founder and Managing Partner of Sangyo Sosei Advisory, a TMT-focused independent boutique investment bank in Japan. Sangyo Sosei Advisory was the merger & acquisition advisor to CVC on its investment in Arteria Networks. Prior to co-founding Sangyo Sosei Advisory in 2009, Mr. Chan was a Managing Director at UBS Japan from 1995 to 2009, where he held various leadership roles including the Head of Japan Telecommunications Investment Banking, Head of Japan Financial Sponsors Coverage, and Head of Japan General Industry Group. Prior to investment banking, he was an Institutional Investors-ranked research analyst and served as the Head of Asia Telecommunications Research as well as the Head of Hong Kong and China Research. Mr. Chan received a B.A. from UC Berkeley. Mr. Chan is based in Japan.

Goodwin Gaw serves as one of our independent directors. Mr. Gaw is a renowned property investor with over 20 years of real estate investment and management experience across the United States and Asia. He is presently the Co-Founder and Chairman of Gaw Capital, a global real estate private equity firm. Mr. Gaw is also the Vice Chairman of Pioneer Global Group, a property investment company listed on the Stock Exchange of Hong Kong since 1994. Additionally, he is also the Founder and President of Downtown Property Holdings, a private real estate investment company with interest in commercial properties in the United States. Mr. Gaw received a B.S. in Civil Engineering from the University of Pennsylvania, a B.S. in Economics from The Wharton Business School at the University of Pennsylvania, and an M.S. from Stanford University. Mr. Gaw is based in Hong Kong.

Operating Advisors

We have formed a group of highly experienced and reputable operating advisors who will assist our management team following the consummation of this offering in sourcing suitable business combination targets, assessing their viability, and subsequently driving value creation in the business that we acquire. Our operating advisors are as follows (in alphabetical order):

Max He has 8 years of operating experience, particularly as an entrepreneur in the financial technology sector in Asia. Mr. He is currently the Founder and Chief Executive Officer of eBroker since 2015, an online marketplace for China consumers to access overseas insurance and financial products. Prior to founding eBroker, he was a private banker at Morgan Stanley from 2012 to 2013. Mr. He received a B.A. from The Wharton School at the University of Pennsylvania. Mr. He is based in China.

Danny Hwang has 12 years of operating experience, primarily as an entrepreneur in the education sector. Mr. Hwang is currently the Co-Founder and the Chief Executive Officer of Point Avenue since 2018, a private education technology company offering K-12 educational services in Southeast Asia. Prior to co-founding Point Avenue, Mr. Hwang was a Managing Director at EIC Education from 2014 to 2017, a leading provider of overseas educational services in China. EIC Education was a CVC portfolio company that realized an MOIC of 2.0x and an internal rate of return (“IRR”) of approximately 33%7. Mr. Hwang was the Co-Founder and COO of New Pathway Education & Technology Group, an education company in China from 2009 to 2014. Mr. Hwang received a B.S. from the United States Military Academy at West Point. Mr. Hwang is based in Vietnam.

Samuel Hwang has 12 years of operating experience, primarily as an entrepreneur in the education technology sector. Mr. Hwang is currently the Co-Founder and the Chief Technology Officer of Point Avenue since 2018. Prior to co-founding Point Avenue, Mr. Hwang was the Chief Technology Officer of EIC Education from 2014 to 2017, a leading provider of overseas educational counselling services in China. EIC Education was a CVC portfolio company that realized an MOIC of 2.0x and an IRR of approximately 33%8. Mr. Hwang co-founded New Pathway Education & Technology Group and was the Chief Executive Officer from 2009 to 2014. Mr. Hwang received a B.S. and an M.S. from the Massachusetts Institute of Technology. Mr. Hwang is based in South Korea.

Jun Kawakami has 33 years of operating experience, particularly in the technology and healthcare sectors. Mr. Kawakami is currently a Senior Advisor to the Carlyle Group. Prior to that, Mr. Kawakami served as the CEO and President of Arteria Networks from 2017 to 2020. Arteria Networks was a CVC portfolio company that realized an MOIC of 2.4x and an IRR of approximately 28%9. He also formerly served as CEO and President of General Electric Healthcare Japan from 2011 to 2016. He also held other senior management roles during his time at General Electric. Prior to that, Mr. Kawakami was also previously a management consultant at Booz Allen & Hamilton. Mr. Kawakami received a B.A. from the University of Tokyo and an MBA from Kellogg School of Management at Northwestern University. Mr. Kawakami is based in Japan.

Maulik Parekh has 25 years of operating experience, particularly as a senior executive in the technology sector. Mr. Parekh is currently an Advisor to Inspiro, an outsourcing specialist based in the Philippines, and previously was CEO from 2016 to 2020. Prior to Inspiro, Mr. Parekh served as a board member of SPi Global Holdings from 2016 to 2017, a leading provider of content outsourcing services based in the Philippines, and held the role of CEO and President from 2009 to 2016. SPi Global was a CVC portfolio company that realized an MOIC of 2.6x and an IRR of approximately 36%10. Mr. Parekh was also Executive Vice President of TeleTech from 2006 to 2009, and Director of Outsourcing and Offshoring Customer Service at Dish Network from 2001 to 2005. Mr. Parekh received an MBA from the Thunderbird School of Global Management. Mr. Parekh is based in Singapore and the Philippines.

[7]	MOIC and IRR are calculated in United States Dollar .
[8]	MOIC and IRR are calculated in United States Dollar.
[9]	MOIC and IRR of Arteria Networks are calculated in Japanese Yen.
[10]	MOIC and IRR are calculated in United States Dollar.

Randy Teo has 23 years of operating experience, primarily in investments and strategy. Mr. Teo is currently the Managing Partner at T3each Global Ventures, a family office focusing on impact investing within the health and education sectors. Prior to this, Mr. Teo was the Co-Head of Platinum Equity’s team in Singapore from 2013 to 2017 where he was responsible for establishing the firm’s Asia practice, sourcing and executing private equity investments. Mr. Teo also has a wealth of operating and business development experience and previously held numerous senior executive roles at Stanley Black & Decker (President of Global Industrial), Infastech (CEO and President), Acument Global Technologies (President of Asia Pacific) and Textron Asia (President of Asia Pacific). Infastech was a CVC portfolio company that realized an MOIC of 2.8x and an IRR of approximately 47%11. Mr. Teo received an MBA from the University of Hull. Mr. Teo is based in Singapore.

William Yeung has 30 years of operating experience, particularly as a senior executive in the telecommunications and technology sector. Mr. Yeung currently serves as Executive Vice-Chairman of Hong Kong Broadband Network (“HKBN”), a Hong Kong-based telecommunication and enterprise IT services company since 2018. HKBN was a CVC portfolio company that realized an MOIC of 3.6x and an IRR of approximately 63%12. Mr. Yeung joined HKBN in 2005 as COO and became the CEO in 2008. In addition, he also serves as Executive Chairman of Home+, a Hong Kong-based e-commerce platform launched by HKBN in 2020. Prior to HKBN, he served as a Director of SmarTone from 1996 to 2005. Mr. Yeung received a B.A. from Hong Kong Baptist University, an M.S. from The University of Hong Kong and an MBA from the University of Strathclyde. Mr. Yeung is based in Hong Kong.

The past performance of our directors, executive officers and advisors is not a guarantee of either (i) success with respect to a business combination that may be consummated or (ii) the ability to successfully identify and execute an initial business combination. You should not rely on the historical record of management as indicative of future performance. Additionally, certain individuals amongst our directors, officers and advisors presently have, and in the future are expected to have, additional fiduciary and contractual duties to other entities, including a duty to offer acquisition opportunities to such entity, and only present it to us if such entity rejects the opportunity. We may modify or expand our roster of advisors as we source potential business combination targets or create value in businesses that we may combine with.

Our Business Strategy and Competitive Advantages

Our business strategy is to identify, acquire and, after our initial business combination, further accelerate the growth of the company in the public markets. We intend to focus on growth companies and/or companies with stable growth and cash flows that we believe can benefit from our relationships, knowledge and experience as catalysts to transforming and augmenting their business performance. Our selection process will leverage our team’s broad and deep network of relationships, industry expertise and proven deal-sourcing capabilities, providing us with a strong pipeline of potential targets. Specifically, we believe the following competitive advantages will enable us to identify a suitable business combination target and consummate a successful transaction:

•

Deep Expertise in our Target Industries and Geographies: We have a multi-decade history of investing in our target industries and geographies, enabling us to build deep domain expertise and to develop a long-term view on industry cycles. Our team combines global industry knowledge with deep on-the-ground presence in our target markets. We maintain a database of potential business combination targets, which is continuously updated and refined. We believe that many of these targets could be actionable after the completion of this offering.

•

Strong Investment Track Record of Outsized Returns: Over the last 25 years, our management and investment team has invested in over 38 companies across a broad range of sectors, deploying around $5.8 billion across Asia. We believe that our team’s investment track record will aid us in identifying, closing, and monitoring an attractive target for our initial business combination.

[11]	MOIC and IRR are calculated in United States Dollar.
[12]	MOIC and IRR are calculated in United States Dollar.

•

Proprietary Sourcing Network and Leading Industry Relationships: Our team has a rich and long track record as investors and operators, and has developed a large and deep network across Asia, including strong relationships with many leading founders, executives and investors. Additionally, we will tap into an extensive pool of well-established external relationships with agents, consultants and investment banks. We believe this approach will provide us with a robust pipeline of attractive and actionable business combination opportunities that would be difficult for other investors to replicate.

•

Proven Operating Capabilities to Drive Value Creation: Our team has historically worked closely with, or as members of, management teams and boards to drive value creation. Together with our directors and advisors, we are adept at working with companies to develop organic growth strategies, implement cost and working capital efficiencies, build stronger businesses through acquisitions, mergers, joint ventures, and/or selective divestments, and identify and recruit exceptional management teams.

•

Deep Knowledge in Execution and Structuring: We believe that our team’s expertise and long track record in effecting complex transactions will allow us to successfully source and structure transactions with certain attributes that are otherwise challenging for other investors to execute. These types of transactions require creativity, deep industry knowledge, rigorous due diligence, and extensive negotiations. We believe that these unique and complex opportunities often have more attractive risk-reward profiles. Following the business combination, we also have substantial experience in executing transactions across expansionary and recessionary market cycles utilizing a variety of transaction structures that we believe will help us to minimize risk and to position the company for long-term success.

Business Combination Criteria

Consistent with our business strategy, we have defined the following criteria and guidelines in evaluating prospective targets for our potential business combination. By applying a systematic target filtering process to identify and partner with high-quality companies in Asia, we estimate there may be around 50 companies out of over 460 companies backed by private equity firms in target sectors and geographies that potentially fit our criteria and guidelines. Although we expect to adhere to these criteria and guidelines when evaluating business combination opportunities, we may decide to enter into a business combination with a target that does not meet these criteria and guidelines. We intend to focus on businesses with the following characteristics:

•

Suitable for an NYSE listing and U.S. Investor Base: We seek to merge or acquire companies that can benefit from the global branding opportunity brought by NYSE listing to facilitate international growth plans after public listing. In order to secure long-term capital partners, we intend to target companies that have identifiable trading peers with similar business or revenue model among the US listed securities and are situated in industries where international investors have strong sector expertise in.

•

Large Addressable Markets: We intend to invest in companies that address a large and growing market, which creates opportunities for attractive long-term growth either in core markets or by expanding into high potential adjacent categories that have not been substantially penetrated to date.

•

Established Market Leadership: We seek to merge or acquire companies that have a leading presence across an industry or segment and have built a unique product or service and offer long-term sustainable competitive differentiation. These could include superior branding, market-leading product or service offering, and/or proprietary technologies.

•

Strong Management and Culture: We seek to partner with leading executives who have strategic vision, are results-driven and aligned with our goal to drive meaningful shareholder value. We will evaluate a company’s leadership through their track record of growth, ability to build a defensible competitive advantage, quality of strategic decision-making, and establishment of a corporate culture anchored in strong values.

•

Attractive Growth Prospects: We seek to identify companies that have concrete and visible opportunities to execute organic growth initiatives. In addition, we intend to target companies that can serve as a broader platform for future accretive acquisitions and can benefit from the public currency and improved access to capital markets afforded by being a listed company.

•

Superior Unit Economics: We seek to merge or acquire companies with a demonstrated ability to be profitable or headed towards a clear path to profitability. We intend to spend significant time evaluating a company’s unit economics and capability in generating consistent and high levels of cash flow over time as the business grows, even if it chooses to use that cash to re-invest back into the business in the near term.

•

Benefit from our Sponsorship: We intend to merge or acquire companies that operate within our fields of expertise which we believe will benefit from our strategic, operating, and financial value-add. This could be in the form of, but not limited to, capital structure solutions, creative and complex transaction structuring, and connectivity to our wide and global professional network to drive operational and financial efficiency improvements.

•

Attractive Risk-adjusted Return to our Shareholders: We have a deep understanding of various valuation methodologies and frameworks across various industries, and will aim to negotiate commercial terms that will provide significant upside potential while limiting downside risk.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we find an opportunity that has characteristics more compelling to us than the characteristics described above, we may pursue such opportunity.

Our Business Combination Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as reviewing financial and other information that will be made available to us. We will also utilize our operational and capital allocation experience.

Our acquisition criteria, due diligence processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Sourcing of Potential Business Combination Targets

We believe that the operational and transactional experience of our management team, board of directors and advisors, and the relationships they have developed as a result of such experience, will provide us with a substantial number of potential business combination targets. We have at least one member of our team present in each of our target markets and these individuals and entities have developed a broad network of contacts and corporate relationships around the world and particularly in Asia. This network has grown through sourcing, acquiring and financing businesses and maintaining relationships with potential sellers, financing sources and target management teams. We have significant experience in executing transactions under varying economic and financial market conditions. We believe that these networks of relationships and this experience will provide us with important sources of investment opportunities. In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest noncore assets or divisions.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our officers, directors, or advisors (or their respective affiliates or related entities) or making the acquisition through a joint venture or other form of shared ownership with our officers, directors or advisors (or their respective affiliates or related entities). In the event we seek to complete our initial business combination with a company that is affiliated with our officers or directors (or their respective affiliates or related entities), we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. As more fully discussed in “Management—Conflicts of Interest,” if any of our officers, directors or advisors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his or her fiduciary duties under Cayman Islands law. Our officers, directors, and advisors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Other Acquisition Considerations

In addition to our sponsor, members of our management team, directors, and advisors may directly or indirectly own our ordinary shares and/or private placement warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers, directors, and advisors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers, directors, and advisors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our officers, directors, and advisors presently has, and in the future any of our officers, directors, and advisors may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer, director, or advisor is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers, directors, or advisors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association provides that, subject to his or her fiduciary duties under Cayman Islands law, no officer, director, or advisor shall be disqualified or prevented from contracting with the company nor shall any contract or transaction entered into by or on behalf of the company in which he or she shall have an interest be liable to be avoided. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of such interest shall be disclosed at or prior to its consideration or any vote thereon by the board of directors. We do not believe, however, that any fiduciary duties or contractual obligations of our officers, directors, or advisors would materially undermine our ability to complete our business combination. Our officers, directors, and advisors may become an officer, director, or advisor of another special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act even before we enter into a definitive agreement regarding our initial business combination.

Initial Business Combination

The rules of the NYSE require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount held in trust). We refer to this as the “80% of net assets test.” If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. Additionally, pursuant to NYSE rules, any initial business combination must be approved by a majority of our independent directors.

We will have until 18 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 18 months, we will, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination by up to six times, each time by an additional month (for a total of 24 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. In connection with any such extension, public shareholders will not be offered the opportunity to vote on or redeem their shares. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination for an additional month, our sponsor or its affiliates or designees must deposit into the trust account $666,666, or up to $766,666 if the underwriter’s over-allotment option is exercised in full ($0.033 per share in either case), up to an aggregate of $4,000,000, or $0.20 per share, on or prior to the date of the deadline. We will issue a press release announcing each extension at least three days prior to the deadline. In addition, we will issue a press release the day after the deadline, announcing whether the funds have been timely deposited. Our sponsor and its affiliates or designees are obligated to fund the trust account in order to extend the time for us to complete our initial business combination, but our sponsor will not be obligated to extend such time. Notwithstanding the foregoing, if we enter into a definitive agreement regarding our initial business combination within 18 months from the closing of this offering, we will, by resolution of our board if requested by our sponsor, extend the time available for us by three additional months (for a total of 21 months to consummate such business combination) without any additional deposit into the trust account. In connection with such extension, public shareholders will not be offered the opportunity to vote on or redeem their shares. We will issue a press release announcing such extension at least three days prior to the commencement of such extension. If we cannot consummate a business combination 21 months, we will, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination by up to three times, each time by an additional month (for a total of 24 months to complete a business combination), subject to the sponsor or its affiliates or designees depositing into the trust account $666,666, or up to $766,666 if the underwriter’s over-allotment option is exercised in full ($0.033 per share in either case), or up to an aggregate of $2,000,000, or $0.10 per share, on or prior to the date of the deadline. In addition, we will issue a press release the day after the deadline, announcing whether the funds have been timely deposited. Our sponsor and its affiliates or designees are obligated to fund the trust account in order to extend the time for us to complete our initial business combination, but our sponsor will not be obligated to extend such time. In addition to the foregoing arrangements, we may extend the period of time to consummate a business combination by a shareholder vote to amend our amended and restated memorandum and articles of association.

Unless we complete our initial business combination with an affiliated entity, or our board of directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares and/or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. If our securities are not listed on the NYSE after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on the NYSE at the time of our initial business combination.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information made available to us. Additionally, members of our management team, board of directors and advisors have significant executive management and public company experience, and accordingly have developed a deep network of contacts and relationships that will provide us with an important source of acquisition opportunities. In addition, we anticipate that opportunities will be brought to our attention by various unaffiliated sources, including investment banks, private equity groups, consultants, accounting firms and other investment market participants.

Initial Business Combination with a Company Based in China or Hong Kong

We may seek to acquire a company that is based in China or Hong Kong in an initial business combination. The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with our initial business combination with a PRC company under PRC rules, regulations or policies, and, if required, we cannot predict whether we will be able to or for how long it will take to obtain such approval. Any failure to obtain or delay in obtaining the requisite governmental approval for this offering, or a rescission of such approval, would subject us to sanctions imposed by the relevant PRC regulatory authority. In addition, if we successfully acquire a PRC company, we may conduct operations in China through a series of contractual arrangements with the VIE due to restrictions imposed by the PRC laws and regulations on foreign ownership of companies involved in certain industries. Such contractual arrangements by and among PRC subsidiaries, the VIE, and the VIE’s shareholders may include (i) certain power of attorney agreements, a share pledge agreement and certain loan agreements, which will provide us effective control over the VIE; (ii) an exclusive business cooperation agreement which allows us to receive substantially all of the economic benefits from the VIE; and (iii) certain exclusive option agreements and certain spouse consent letters which provide us with an exclusive option to purchase all or part of the equity interests in and/or assets of the VIE when and to the extent permitted by PRC laws. Through contractual arrangements with the VIE and its shareholders, we may become the primary beneficiary of the VIE, and, therefore, may consolidate the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP.

These contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE. If the VIE or its shareholders fail to perform their respective obligations under these contractual arrangements, our recourse to the assets held by the VIE may be indirect and we may have to incur substantial costs and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. These remedies may not always be effective, particularly in light of uncertainties regarding the interpretation and enforcement of the relevant laws and regulations. Furthermore, in connection with litigation, arbitration or other judicial or dispute resolution proceedings, assets under the name of any of record holder of equity interest in the VIE, including such equity interest of such record holder, may be put under court custody. As a consequence, we cannot be certain that the equity interest will be disposed pursuant to the contractual arrangement or that the ownership by the record holder of such equity interest will be unchallenged. See “Risk Factors—Risks Related to Acquiring and Operating Business in China—We may depend on contractual arrangements with the VIE and its shareholders to operate our business in China, which may not be as effective as direct ownership in providing operational control and otherwise have a material adverse effect as to our business.” In addition, if we acquire a target company that operates its business in the PRC through contractual arrangements, investors in our ordinary shares following a business combination would not hold equity interests in the VIE domiciled in China that is under our control and would instead hold equity interests in a Cayman Islands holding company. You may never directly hold equity interests in PRC operating companies.

All of these contractual arrangements may be governed by and interpreted in accordance with PRC law, and disputes arising from these contractual arrangements may be resolved in court or through arbitration in China. As a result, uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit our ability to enforce these contractual arrangements.

In addition, the PRC government also has significant authority to exert influence on the ability of a company with substantial operations in China to conduct its business and control over securities offerings conducted overseas and/or foreign investments at any time, which could result in a material change in our operations and/or the value of our securities. In particular, there have been recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based companies with substantial operations in China. Any such government oversight or control could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless. See “Risk Factors—Risks Related to Acquiring and Operating Business in China—China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.” and “Risk Factors—Risks Related to Acquiring and Operating Business in China—There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.”

The PRC government also has significant authority to exert restrictions on foreign exchange and our ability to transfer cash between entities, across borders, and to U.S. investors that may apply if we acquire a company that is based in China or Hong Kong in an initial business combination. We will be subject to restrictions on dividend payments as current regulations in China would permit our PRC subsidiary to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our PRC subsidiary will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. See “Risk Factors—Risks Related to Acquiring and Operating Business in China—After we consummate a business combination, our PRC subsidiary will be subject to restrictions on dividend payments.” In addition, we may be subject to restrictions on currency exchange as the PRC government may limit or eliminate our ability to utilize cash generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders, including holders of our securities, and may limit our ability to obtain foreign currency through debt or equity financing. See “Risk Factors—Risks Related to Acquiring and Operating Business in China—We are subject to restrictions on currency exchange” and “Risk Factors—Risks Related to Acquiring and Operating Business in China—If we were to acquire a PRC company, the PRC regulation on loans to, and direct investment in, our PRC subsidiary by offshore holding companies and governmental control in currency conversion may restrict our ability to make loans to or capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” These restrictions will restrict our ability to distribute earnings from our businesses, including subsidiaries and/or consolidated VIEs, to the parent company and U.S. investors as well as the ability to settle amounts owed under the VIE agreements. In addition, fluctuations in exchange rates could result in foreign currency exchange losses to us and may reduce the value of, and amount in U.S. Dollar of dividends payable on, our shares in foreign currency terms.

The following illustrative table shows the post-business combination funds flow of our company to the extent that our company acquires a company based in PRC with contractual arrangements.

Note:

(1)

We may transfer funds to the Target (PRC based shell company) through an increase in the registered capital of or a shareholder loan to the Target (PRC based shell company). The Target (PRC based shell company) may in turn make distributions or pay dividends to us.

(2)

The Target (PRC based shell company) will provide the Consolidated VIE (PRC-based operations company) with services, including technical development, technical support, management consultation, marketing and promotional services and other related services on an exclusive basis, as the case may be. The Consolidated VIE (PRC-based operations company) will pay specified service fees to the Target (PRC based shell company) as consideration for the services provided.

In contrast, the following illustrative table shows the post-business combination funds flow of the Company to the extent that the Company will acquire a company based in the PRC through direct equity investment.

Note:

(1)

We may transfer funds to the Target (PRC-based operations company) through an increase in the registered capital of or a shareholder loan to the Target (PRC-based operations company). The Target (PRC-based operations company) may in turn make distributions or pay dividends to us.

Furthermore, trading in our securities may be prohibited under the HFCA Act if the PCAOB determines that it cannot inspect or fully investigate our auditor for three consecutive years beginning in 2021. In that case, the NYSE would delist our securities, including our units, Class A ordinary shares and redeemable warrants being offered in this offering, and the SEC shall prohibit them from being traded on a national securities exchange or in the over the counter trading market in the U.S. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would amend the HFCA Act and reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years. If we effect our initial business combination with a business located in the PRC and if our new auditor is located in China, with operations in and who performs audit operations of registrants in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, the work of our new auditor as it relates to those operations may not be inspected by the PCAOB, which currently is the case. The inability of the PCAOB to conduct inspections of auditors in China may make it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in the audit procedures of our auditor and reported financial information and the quality of our financial statements. See “Risk Factors—Risks Related to Acquiring and Operating Business in China—Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, the NYSE would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the benefits of such inspections.”

Prior to our initial business combination, we are currently not required to obtain from Chinese authorities any permission to issue our securities to foreign investors and to operate our company. However, given the uncertainties in the interpretation and enforcement and the quick changes of PRC laws, rules and regulations, the relevant PRC government agencies could reach a different conclusion and may subject us to a stringent approval process in connection with this offering or our operation. If we are or were required to but are unable to obtain such required permission from the PRC governmental authorities, we may face adverse actions or sanctions by the relevant PRC governmental authorities, which could significantly limit or completely hinder our ability to offer securities to our investors and to operate our company.

Corporate Information

We are an exempted company incorporated with limited liability in the Cayman Islands. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and obtained a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the Market Value (as defined below) of our Class A ordinary shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our ordinary shares held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. In a business combination transaction with us, the owners of the target business may, for example, exchange their stock, shares or other equity interests in the target business for our Class A ordinary shares (or shares of a new holding company) or for a combination of our Class A ordinary shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a more expeditious and cost effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses, market and other uncertainties in the initial public offering process, including underwriting discounts and commissions, marketing and road show efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriter’s ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Following an initial business combination, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with shareholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek shareholder approval of any proposed initial business combination, negatively.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our ordinary shares held by non-affiliates did not exceed $250 million as of the prior June 30, or (2) our annual revenues did not exceed $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not exceed $700 million as of the prior June 30.

Financial Position

With funds available for a business combination initially in the amount of $193,000,000 (assuming no redemptions and which includes amounts to be received pursuant to the forward purchase agreements), after payment of $7,000,000 of deferred underwriting fees (or $221,950,000 (assuming no redemptions) after payment of $8,050,000 of deferred underwriting fees if the underwriter’s over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio.

Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants and the sale of the forward purchase shares, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to backstop agreements which we currently have no plan of entering into but we may enter into following the consummation of this offering), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may use the balance of the cash released to us from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. While we may pursue an initial business combination target in any industry, we intend to focus our search on companies in the financial services sector. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination.

Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement warrants, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our proxy materials or tender offer documents disclosing the initial business combination would disclose the terms of the financing and, only if required by law, we would seek shareholder approval of such financing. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to backstop agreements which we currently have no plan of entering into but we may enter into following consummation of this offering or forward purchase agreements. Other than the forward purchase agreements, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise. None of our sponsor, officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers and private investment funds. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or other communications. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors and advisors, as well as their affiliates, may also bring to our attention target business candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors or our advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation by the Company prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). In addition, commencing on the date of this prospectus, we will pay our sponsor or an affiliate thereof up to $10,000 per month for office space, utilities, secretarial and administrative support services. Any such payments prior to our initial business combination will be made from funds held outside the trust account. Other than the foregoing, there will be no finder’s fees, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation paid by us to our sponsor, officers or directors, or our advisors, or any affiliate of our sponsor or officers prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors or our advisors, or from completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors or our advisors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or from an accounting, valuation or appraisal firm, that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Evaluation of a Target Business and Structuring of Our Initial Business Combination

In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as applicable, as well as a review of financial, operational, legal and other information which will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. The company will not pay any consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek shareholder approval for business or other reasons.

Under NYSE listing rules, shareholder approval would be required for our initial business combination if, for example:

•	we issue ordinary shares that will be equal to or in excess of 20% of the number or voting power of our ordinary shares then outstanding (other than in a public offering);

•

any of our officers, directors or substantial security holders (as defined by the NYSE rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired or otherwise, and the present or potential issuance of ordinary shares could result in an increase in issued and outstanding ordinary shares or voting power of 1% or more (or 5% or more if the related party involved is classified as such solely because such person is a substantial security holder); or

•	the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by law or applicable stock exchange rule will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to:

•

the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the Company at a disadvantage in the transaction or result in other additional burdens on the Company;

•	the expected cost of holding a shareholder vote;

•	the risk that the shareholders would fail to approve the proposed business combination;

•	other time and budget constraints of the Company; and

•	additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to shareholders.

Permitted Purchases of Our Securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase our Class A ordinary shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial shareholders, directors, officers, advisors or their affiliates may purchase or on the price they may pay in such transactions, subject to compliance with applicable law and NYSE rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

In the event that our sponsor, initial shareholders, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of any such purchases of shares could be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or (ii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our initial shareholders, officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of Class A ordinary shares) following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our sponsor, officers, directors, advisors or any of their affiliates will select which shareholders to purchase shares from based on a negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws. Our sponsor, officers, directors and/or their affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Redemption Rights for Public Shareholders Upon Completion of Our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.10 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. In addition, we will provide our public shareholders with the opportunity to redeem all or a portion of their public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or with respect to other specified provisions relating to shareholders’ rights or pre-initial business combination activity. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the completion of our initial business combination.

Limitations on Redemptions

Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements. We currently do not have any plan to enter into any backstop arrangement.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement or whether we were deemed to be a foreign private issuer (which would require a tender offer rather than seeking shareholder approval under SEC rules). Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. So long as we obtain and maintain a listing for our securities on NYSE, we will be required to comply with NYSE’s shareholder approval rules.

The requirement that we provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated memorandum and articles of association and will apply whether or not we maintain our registration under the Exchange Act or our listing on NYSE. Such provisions may be amended if approved by holders of at least two-thirds of the shareholders who, being entitled to do so, attend and vote at a general meeting of the Company, so long as we offer redemption in connection with such amendment.

If we provide our public shareholders with the opportunity to redeem their public shares in connection with a general meeting, we will, pursuant to our amended and restated memorandum and articles of association:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of holders of a majority of ordinary shares who attend and vote at a general meeting of the company. In such case, our initial shareholders and each member of our management team above agreed to vote their founder shares and public shares in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 6,500,000, or 32.5%, of the 20,000,000 public shares sold in this offering (assuming all outstanding shares are voted and the over-allotment option is not exercised but including 2,000,000 founder shares issued to our sponsor in connection with the forward purchase agreements), or no public shares of the 20,000,000 public shares sold in this offering (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised but including 2,000,000 founder shares issued to our sponsor in connection with the forward purchase agreements) to be voted in favor of an initial business combination in order to have our initial business combination approved. These quorum and voting thresholds, and the voting agreement of our sponsor, officers and directors, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction. These quorum and voting thresholds and the letter agreement may make it more likely that we will consummate our initial business combination. If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Upon the public announcement of our initial business combination, if we elect to conduct redemption pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public shareholders who elected to redeem their shares.

Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements. We currently do not have any plan to enter into any backstop arrangement.

Limitation on Redemption Upon Completion of Our Initial Business Combination If We Seek Shareholder Approval

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Delivering Share Certificates in Connection with the Exercise of Redemption Rights

As described above, we intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have up to two business days prior to the scheduled vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights. In the event that a shareholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the broker submitting or tendering shares a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to submit or tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the proxy materials or tender offer documents, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable).

Redemption of Public Shares and Liquidation If No Initial Business Combination

Our amended and restated memorandum and articles of association provide that we will have only 18 months from the closing of this offering to complete our initial business combination (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable). If we have not completed our initial business combination within such 18-month period (or up to 24-month period, or as may be extended by the Shareholder Extension Period, as applicable), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law, in which case our public shareholders may only receive $10.10 per share, or less than such amount in certain circumstances, and our warrants will expire worthless. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 18-month time period (or up to 24 month-period, or as may be extended by the Shareholder Extension Period, as applicable).

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, or as may be extended by the Shareholder Extension Period, as applicable). However, if our sponsor or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 18-month time period (or up to 24-month time period, or as may be extended by the Shareholder Extension Period, as applicable).

Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering) or (B) with respect to any other specified provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,850,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants and the forward purchase securities, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.10. The funds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.10. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all third parties, vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited, to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the Company under the circumstances. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. Marcum Bernstein & Pinchuk LLP, our independent registered public accounting firm, and the underwriter of this offering, except with respect to the deferred underwriting commission in the case of liquidation, will not execute agreements with us waiving such claims to the monies held in the trust account. Making such a request of potential target businesses may make our acquisition proposal less attractive to them, and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than Marcum Bernstein & Pinchuk LLP, our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.10 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.10 per share due to reductions in the value of the trust assets, in each case less taxes payable; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.10 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per public share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by third parties, vendors and prospective target businesses.

In the event that the funds in the trust account are reduced below the lesser of (i) $10.10 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.10 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.10 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all third parties, vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,850,000 from the proceeds of this offering with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $930,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $930,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the funds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.10 per share to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable), (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering) or (B) with respect to any other specified provisions relating to shareholders’ rights or pre-initial business combination activity or (iii) if they redeem their respective shares for cash upon the completion of our initial business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and If We Fail to Complete Our Initial Business Combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we have not completed our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable).

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.10 per share), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including, but not limited, to cash requirements) agreed to	If we seek shareholder approval of our initial business combination, our sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase our Class A ordinary shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, initial shareholders, directors, officers, advisors or their affiliates may pay in these transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of	If we have not completed our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, or as may be extended by the Shareholder Extension Period, as applicable), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.10 per share), including interest earned on the funds held in the trust account and not previously released to us (less taxes payable and up to $100,000 of interest income to pay dissolution expenses) divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
	in connection with the negotiation of terms of a proposed business combination.	any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Impact to remaining shareholder	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn in order to pay our taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriter will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$202,000,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $171,801,000 of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$202,000,000 of the net proceeds of this offering and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury obligations	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that

	Terms of Our Offering	Terms Under a Rule 419 Offering
	with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	We must complete our business combinations with one or more businesses or assets with an aggregate fair market value of at least 80% of our net assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of our signing a definitive agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus (or the immediately following business day if such 52nd day is not a business day) unless Nomura Securities International, Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K, which includes an audited balance	No trading of the units or the underlying Class A ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
sheet of the Company reflecting our receipt of the gross proceeds at the closing of this offering and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly, and no later than four business days, after the closing of this offering. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination and twelve months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash at a per-share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations and on the conditions described herein. We may not be required by law to hold a shareholder vote. If we are not required by law or applicable stock exchange listing requirements and do not otherwise decide to hold a shareholder vote,	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the Company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the Company’s registration statement, to decide if he, she or it elects to remain a shareholder of the Company or require the return of such holder’s investment. If the Company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to

	Terms of Our Offering	Terms Under a Rule 419 Offering
	we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the holders of the ordinary shares who attend and vote at a general meeting of the company. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction.	remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline	If we have not completed an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable),	If an acquisition has not been completed within 24 months after the effective date of the Company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law, in which case our public shareholders may only receive $10.10 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Release of funds	Except for the withdrawal of interest to pay our taxes, if any, none of the funds held in trust will be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we have not	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
completed our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable), subject to applicable law, (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering) or (B) with respect to any other specified provisions relating to shareholders’ rights or pre-initial business combination activity, or (iv) redemption of all of our public shares if we have not completed our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, or as may be extended by the Shareholder Extension Period, as applicable), subject to applicable law and less up to $100,000 of interest to pay dissolution expenses.

Delivering share certificates in connection with the exercise of redemption rights	We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver	Many blank check companies provide that a shareholder can vote against a proposed business combination and check a box on the proxy card indicating that such shareholder is seeking to exercise

	Terms of Our Offering	Terms Under a Rule 419 Offering
	their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have up to two business days prior to the scheduled vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights.	its redemption rights. After the business combination is approved, the Company would contact such shareholder to arrange for delivery of its share certificates to verify ownership.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination	Many blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders

Terms of Our Offering	Terms Under a Rule 419 Offering
pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares without our prior consent. However, this limitation on redeeming Excess Shares would not restrict our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.	in connection with an initial business combination.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter competition from other entities having a business objective similar to ours, including other special purpose acquisition companies, private equity groups and leveraged buyout funds, public or private companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess similar or greater financial, technical, human and other resources or more local industry knowledge than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our issued and outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently utilize office spaces at Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands and Suite 3102, Two Exchange Square, 8 Connaught Place, Central, Hong Kong, China, leased from our sponsor and the members of our management team as our executive offices. We consider our current office space adequate for our current operations.

Employees

We currently have three officers: our Chief Executive Officer, Roy Kuan, our Chief Operating Officer, Norimitsu Niwa, and our Chief Financial Officer, Catherine Kwok. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, Class A ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation materials or tender offer documents sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, GAAP or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may conduct an initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed timeframe. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2021 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Prior to the listing of our units for trading on NYSE, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our ordinary shares held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Officers and Directors

Our officers and directors are as follows:

Name	Age	Position
Roy Kuan	54	Chief Executive Officer, Chairman of the Board
Norimitsu Niwa	50	Chief Operating Officer, Director
Catherine Kwok	38	Chief Financial Officer
Gary Chan	53	Independent Director
Goodwin Gaw	50	Independent Director

Roy Kuan, 54, serves as our Chief Executive Officer and has 25 years of private equity experience in Asia. Mr. Kuan currently is a private investor across a variety of asset classes and serves on the boards or advisory boards of several private and public companies across the TMT, consumer, and industrial sectors in Asia. Mr. Kuan previously served as a Managing Partner at CVC Capital Partners (“CVC”), a global private equity firm from 1999 to 2020. He was a Co-Founder of CVC’s Asian private equity business, served on the firm’s Asian Investment and Portfolio Committees, and was also a member of CVC’s Board of Directors. Prior to CVC, Mr. Kuan was an Investment Director at Citigroup’s Asian private equity investment division from 1996 to 1999. During his private equity career, Mr. Kuan participated in 23 investments across the Target Sectors, with a total equity investment amount of $3.1 billion and achieved $7.9 billion in total realized value. Mr. Kuan has also been involved in 10 IPOs in the region. Mr. Kuan’s selected investments in the Target Sectors include TechnoPro Holdings (R&D staffing, Japan), Hong Kong Broadband Network (broadband services, Hong Kong), Arteria Networks (enterprise data communications, Japan), Infastech (technology components, Asia), Haitai Confectionery (snack products, South Korea), CJ CGV (cinemas, South Korea) and 39 Home Shopping (media commerce, Korea). Mr. Kuan currently serves as a director or advisory board member of several other companies in the Target Sectors, including eBroker (online wealth management, China), Food Union Enterprises (dairy products, Asia and Europe) and Point Avenue (education technology, Southeast Asia). Mr. Kuan received his MBA degree from the Wharton School, University of Pennsylvania. He earned his B.A. degree from Georgetown University, where he was a George F. Baker Scholar. Mr. Kuan is based in Hong Kong.

Norimitsu Niwa, 50, serves as our Chief Operating Officer and has 19 years of private equity and principal investments experience. Previously, Mr. Niwa was the Head of Strategic Investments at Prored Partners from 2019 to 2020, where he founded and developed the principal investment arm of a TSE-listed consulting firm. Prior to Prored Partners, Mr. Niwa was a Senior Managing Director at CVC in Japan from 2007 to 2017. During the course of his investment career, he has completed 6 investments with a total equity investment amount of $1.6 billion and 5 add-on acquisitions. Mr. Niwa was also involved in 3 IPOs in Japan. Mr. Niwa was a deal team member in the following deals in the Target Sectors in Japan, including BellSystem24 (contact centers), Nikko Asset Management (financial services), Genesis Technology (semiconductor testing) TechnoPro Holdings, Arteria Networks and HITOWA Holdings (senior care, nursery and household cleaning services). Mr. Niwa received an MBA with Distinction from London Business School and a B.A. from Hitotsubashi University. Mr. Niwa is based in Japan.

Catherine Kwok, 38, serves as our Chief Financial Officer. Ms. Kwok previously worked in Maples Fund Services (Asia) and Sovereign Trust (Hong Kong) as Finance Manager and Finance Director, respectively. Prior to these companies, she worked in KPMG in their audit practice. Ms. Kwok received a BBA in Accountancy from the Hong Kong University of Science & Technology. Ms. Kwok is based in Hong Kong.

Gary Chan, 53, serves as one of our independent directors. Mr. Chan is an Asian financial markets veteran and brings an exceptional track record of originating proprietary transactions. He is Co-Founder and Managing Partner of Sangyo Sosei Advisory, a TMT-focused independent boutique investment bank in Japan. Sangyo

Sosei Advisory was the merger & acquisition advisor to CVC on its investment in Arteria Networks. Prior to co-founding Sangyo Sosei Advisory in 2009, Mr. Chan was a Managing Director at UBS Japan from 1995 to 2009, where he held various leadership roles including the Head of Japan Telecommunications Investment Banking, Head of Japan Financial Sponsors Coverage, and Head of Japan General Industry Group. Prior to investment banking, he was an Institutional Investors-ranked research analyst and served as the Head of Asia Telecommunications Research as well as the Head of Hong Kong and China Research. Mr. Chan received a B.A. from UC Berkeley. Mr. Chan is based in Japan.

Goodwin Gaw, 50, serves as one of our independent directors. Mr. Gaw is a renowned property investor with over 20 years of real estate investment and management experience across the United States and Asia. He is presently the Co-Founder and Chairman of Gaw Capital, a global real estate private equity firm. Mr. Gaw is also the Vice Chairman of Pioneer Global Group, a property investment company listed on the Stock Exchange of Hong Kong since 1994. Additionally, he is also the Founder and President of Downtown Property Holdings, a private real estate investment company with interest in commercial properties in the United States. Mr. Gaw received a B.S. in Civil Engineering from the University of Pennsylvania, a B.S. in Economics from The Wharton Business School at the University of Pennsylvania, and an M.S. from Stanford University. Mr. Gaw is based in Hong Kong.

Investment Advisors

Tim Li, 41, serves as our Senior Investment Advisor and has 17 years of investment and transactional experience across technology, healthcare, financial services, logistics, and consumer sectors in Asia. Mr. Li is a Co-Founder and Managing Partner of Inspiration Capital Partners, a middle market private equity investment firm in China. Previously, Mr. Li was a Partner at Goldman Sachs Principal Investment Area in Hong Kong from 2006 to 2018. Prior to joining Goldman Sachs, Mr. Li was an investment banker in the Health Care Group and Financial Institutions Group at Deutsche Bank from 2002 to 2005. During the course of his career, Mr. Li has completed 11 investments with a total equity investment amount of $1.6 billion. Mr. Li was also involved in 3 IPOs in the region. Mr. Li has served as a board member or was an investment team member in numerous China investments including Anhui Kouzi (spirits), Henan Songhe (wines), Ascletis Pharma (antiviral drugs), Venus MedTech (cardiovascular devices), Taikang Insurance Group (insurance), Qingdao Gooday Logistics (logistics services). Mr. Li received a B.S. in Economics from The Wharton School at the University of Pennsylvania. Mr. Li is based in Hong Kong and China.

Difei Cheng, 39, serves as our Investment Advisor and has 15 years of investment and transactional experience in Asia. Ms. Cheng was most recently a Director at CVC in China from 2011 to 2021. During the course of her career, Ms. Cheng has completed 5 investments with a total equity investment amount of $1.0 billion. Ms. Cheng was also involved in 2 IPOs in the region. Ms. Cheng was a deal team member in the following deals in the Target Sectors across North Asia, including Nien Made (window coverings products, Taiwan), DaNiang Dumplings (fast food restaurants, China), EIC Education (educational counselling services, China), RKE International (expressway operator, China) and Sheshido (skincare, Japan). Nien Made was a CVC portfolio company that realized a 2.4x multiple on invested capital return (“MOIC”). Ms. Cheng worked at General Electric and Macquarie before joining CVC. Ms. Cheng received a B.A. from Yale University. Ms. Cheng is based in China.

Yonghi Li, 37, serves as our Investment Advisor and has 14 years of investment and strategy consulting experience in Asia. Mr. Li is currently Chief Strategy Officer at LILI SG, a technology company focusing on local women’s fashion in Southeast Asia. Prior to this, Mr. Li was a Director at CVC in Korea and Singapore from 2011 to 2020. During the course of his career, Mr. Li has completed 3 investments with a total equity investment amount of $0.7 billion. Mr. Li was also involved in 2 IPOs in the region. Mr. Li was a deal team member in the following deals in the Target Sectors across Korea and Southeast Asia, including SPi Global (business process outsourcing, the Philippines), Siloam International (hospitals, Indonesia), and Matahari

(department stores, Indonesia). Mr. Li worked at McKinsey and Credit Suisse before joining CVC. Mr. Li received a B.A. from Seoul National University. Mr. Li is based in Singapore.

Edward Chen, 44, serves as our SPAC Advisor and has 13 years of investment experience in the SPAC market. Mr. Chen is the Founder and Managing Partner of Carnegie Park Capital LLC, a firm whose team has invested in SPACs since 2008. Previously, Mr. Chen was a Portfolio Manager at Water Island Capital LLC from 2013 to 2021. Prior to joining Water Island Capital, Mr. Chen was at Jefferies & Company, where in his last role as Managing Director within the firm’s Global Event Driven Strategies group, he was responsible for conducting research due diligence of announced mergers and acquisitions, spin-offs, tenders and bankruptcy exits while managing a proprietary portfolio of event-driven investments. Mr. Chen worked at Citigroup Global Markets before joining Jefferies. Mr. Chen received an MBA from the MIT Sloan School of Management and a B.S.E. from the University of Pennsylvania. Mr. Chen is based in the United States.

Management Employees

Chia Min Lee, 25, serves as an Investment Analyst. Mr. Lee received a BSc in Global Economics and Finance from The Chinese University of Hong Kong.

Leo Chan, 23, serves as an Investment Analyst. Mr. Chan received a BSc in Risk Management & Business Intelligence from the Hong Kong University of Science & Technology.

Operating Advisors

Max He, 31, has 8 years of operating experience, particularly as an entrepreneur in the financial technology sector in Asia. Mr. He is currently the Founder and Chief Executive Officer of eBroker since 2015, an online marketplace for China consumers to access overseas insurance and financial products. Prior to founding eBroker, he was a private banker at Morgan Stanley from 2012 to 2013. Mr. He received a B.A. from The Wharton School at the University of Pennsylvania. Mr. He is based in China.

Danny Hwang, 36, has 12 years of operating experience, primarily as an entrepreneur in the education sector. Mr. Hwang is currently the Co-Founder and the Chief Executive Officer of Point Avenue since 2018, a private education technology company offering K-12 educational services in Southeast Asia. Prior to co-founding Point Avenue, Mr. Hwang was a Managing Director at EIC Education from 2014 to 2017, a leading provider of overseas educational services in China. EIC Education was a CVC portfolio company that realized an MOIC of 2.0x and an internal rate of return (“IRR”) of approximately 33%13. Mr. Hwang was the Co-Founder and COO of New Pathway Education & Technology Group, an education company in China from 2009 to 2014. Mr. Hwang received a B.S. from the United States Military Academy at West Point. Mr. Hwang is based in Vietnam.

Samuel Hwang, 37, has 12 years of operating experience, primarily as an entrepreneur in the education technology sector. Mr. Hwang is currently the Co-Founder and the Chief Technology Officer of Point Avenue since 2018. Prior to co-founding Point Avenue, Mr. Hwang was the Chief Technology Officer of EIC Education from 2014 to 2017, a leading provider of overseas educational counselling services in China. EIC Education was a CVC portfolio company that realized an MOIC of 2.0x and an IRR of approximately 33%14. Mr. Hwang co-founded New Pathway Education & Technology Group and was the Chief Executive Officer from 2009 to 2014. Mr. Hwang received a B.S. and an M.S. from the Massachusetts Institute of Technology. Mr. Hwang is based in South Korea.

[13]	MOIC and IRR are calculated in United States Dollar .
[14]	MOIC and IRR are calculated in United States Dollar.

Jun Kawakami, 57, has 33 years of operating experience, particularly in the technology and healthcare sectors. Mr. Kawakami is currently a Senior Advisor to the Carlyle Group. Prior to that, Mr. Kawakami served as the CEO and President of Arteria Networks from 2017 to 2020. Arteria Networks was a CVC portfolio company that realized an MOIC of 2.4x and an IRR of approximately 28%.15. He also formerly served as CEO and President of General Electric Healthcare Japan from 2011 to 2016. He also held other senior management roles during his time at General Electric. Prior to that, Mr. Kawakami was also previously a management consultant at Booz Allen & Hamilton. Mr. Kawakami received a B.A. from the University of Tokyo and an MBA from Kellogg School of Management at Northwestern University. Mr. Kawakami is based in Japan.

Maulik Parekh, 51, has 25 years of operating experience, particularly as a senior executive in the technology sector. Mr. Parekh is currently an Advisor to Inspiro, an outsourcing specialist based in the Philippines, and previously was CEO from 2016 to 2020. Prior to Inspiro, Mr. Parekh served as a board member of SPi Global Holdings from 2016 to 2017, a leading provider of content outsourcing services based in the Philippines, and held the role of CEO and President from 2009 to 2016. SPi Global was a CVC portfolio company that realized an MOIC of 2.6x and an IRR of approximately 36%16. Mr. Parekh was also Executive Vice President of TeleTech from 2006 to 2009, and Director of Outsourcing and Offshoring Customer Service at Dish Network from 2001 to 2005. Mr. Parekh received an MBA from the Thunderbird School of Global Management. Mr. Parekh is based in Singapore and the Philippines.

Randy Teo, 60, has 23 years of operating experience, primarily in investments and strategy. Mr. Teo is currently the Managing Partner at T3each Global Ventures, a family office focusing on impact investing within the health and education sectors. Prior to this, Mr. Teo was the Co-Head of Platinum Equity’s team in Singapore from 2013 to 2017 where he was responsible for establishing the firm’s Asia practice, sourcing and executing private equity investments. Mr. Teo also has a wealth of operating and business development experience and previously held numerous senior executive roles at Stanley Black & Decker (President of Global Industrial), Infastech (CEO and President), Acument Global Technologies (President of Asia Pacific) and Textron Asia (President of Asia Pacific). Infastech was a CVC portfolio company that realized an MOIC of 2.8x and an IRR of approximately 47%17. Mr. Teo received an MBA from the University of Hull. Mr. Teo is based in Singapore.

William Yeung, 60, has 30 years of operating experience, particularly as a senior executive in the telecommunications and technology sector. Mr. Yeung currently serves as Executive Vice-Chairman of Hong Kong Broadband Network (“HKBN”), a Hong Kong-based telecommunication and enterprise IT services company since 2018. HKBN was a CVC portfolio company that realized an MOIC of 3.6x and an IRR of approximately 63%18. Mr. Yeung joined HKBN in 2005 as COO and became the CEO in 2008. In addition, he also serves as Executive Chairman of Home+, a Hong Kong-based e-commerce platform launched by HKBN in 2020. Prior to HKBN, he served as a Director of SmarTone from 1996 to 2005. Mr. Yeung received a B.A. from Hong Kong Baptist University, an M.S. from The University of Hong Kong and an MBA from the University of Strathclyde. Mr. Yeung is based in Hong Kong.

Number and Terms of Office of Officers and Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board of directors will consist of seven members and be divided into three classes with only one class of directors being appointed in each year, and with each class (except for those directors appointed prior to our first general meeting) serving a three-year term. In accordance with NYSE corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on NYSE. The term of office of the first class of director, consisting of Goodwin Gaw, will expire at our first

[15]	MOIC and IRR of Arteria Networks are calculated in Japanese Yen.
[16]	MOIC and IRR are calculated in United States Dollar.
[17]	MOIC and IRR are calculated in United States Dollar.
[18]	MOIC and IRR are calculated in United States Dollar.

annual general meeting. The term of office of the second class of director, consisting of Gary Chan, will expire at the second annual general meeting. The term of office of the third class of directors, consisting of Roy Kuan and Norimitsu Niwa, will expire at the third annual general meeting.

Only holders of Class B ordinary shares will have the right to vote for the election of, and to remove, directors prior to or in connection with the completion of our initial business combination, which directors will be proposed by the Company’s board of directors following a nomination by the nominating and corporate governance committee. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. These provisions of our amended and restated memorandum and articles of association relating to the rights of holders of Class B ordinary shares to appoint directors may be amended by a special resolution passed by a majority of at least 90% of our ordinary shares voting in a general meeting.

Pursuant to a registration and shareholder rights agreement to be entered into on or prior to the closing of this offering, our sponsor will be entitled to nominate two individuals for election to our board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as it deems appropriate pursuant to our amended and restated memorandum and articles of association.

Director Independence

NYSE listing standards require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person who, in the opinion of the Company’s board of directors, has no material relationship with the listed company (either directly or as a partner, shareholder, stockholder or officer of an organization that has a relationship with the Company). Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have two “independent directors” as defined in NYSE listing standards and applicable SEC rules prior to completion of this offering. We expect a majority of our board of directors to be comprised of independent directors within 12 months from the date of listing to comply with the majority independent board requirement in Section 303A of the NYSE Listed Company Manual. Our board of directors has determined that each of Gary Chan and Goodwin Gaw is an “independent director” as defined in NYSE listing standards. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our officers or directors have received any cash compensation for services rendered to us.

Commencing on the date that our securities are first listed on NYSE through the earlier of consummation of our initial business combination and our liquidation, we will pay our sponsor or an affiliate thereof up to $10,000 per month for office space, utilities, secretarial and administrative support services. In addition, our sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the Company to our sponsor, officers and directors or advisors, or any of their respective affiliates, prior to completion of our initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed initial business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board of directors will have three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Our audit committee, our nominating and corporate governance committee and our compensation committee will be composed solely of independent directors. Subject to phase-in rules, NYSE listing standards and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and NYSE listing standards require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that will be approved by our board and will have the composition and responsibilities described below. The charter of each committee will be available on our website following the closing of this offering.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Gary Chan and Goodwin Gaw will serve as members of the audit committee. Our board of directors has determined that each of Gary Chan and Goodwin Gaw is independent under the NYSE listing standards and applicable SEC rules. Gary Chan will serve as the chairman of the audit committee. Each member of the audit committee is financially literate and our board of directors has determined that Gary Chan qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which will detail the principal functions of the audit committee, including:

•

assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent auditors; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•

setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•

meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. Gary Chan and Goodwin Gaw will serve as members of the compensation committee and Gary Chan will serve as chair of the compensation committee. Our board of directors has determined that each of Gary Chan and Goodwin Gaw is independent.

We have adopted a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer’s based on such evaluation;

•

reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity based plans that are subject to board approval of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to an affiliate of our sponsor of up to $10,000 per month, for up to 18 months (or up to 24 months, or as may be extended by the Shareholder Extension Period, as applicable), for office space, utilities and secretarial and administrative support and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, officers, directors, advisors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NYSE and the SEC.

Nominating and Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of the board of directors. The members of our nominating and corporate governance committee are Gary Chan and Goodwin Gaw. Gary Chan will serve as chair of the nominating and corporate governance committee. Our board of directors has determined that each of Gary Chan and Goodwin Gaw is independent.

We have adopted a nominating and corporate governance committee charter, which will detail the purpose and responsibilities of the nominating and corporate governance committee, including:

•

identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for appointment at the annual general meeting or to fill vacancies on the board of directors;

•	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the Company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Only holders of Class B ordinary shares will have the right to vote for the election of, and to remove, directors prior to or in connection with the completion of our initial business combination, which directors will be proposed by the Company’s board of directors following a nomination by the nominating and corporate governance committee.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.

Code of Ethics

Prior to the closing of this offering, we will adopt a code of ethics and business conduct (our “Code of Ethics”) applicable to our directors, officers and employees. A copy of our Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

(i)	duty to act in good faith in what the director or officer believes to be in the best interests of the Company as a whole;

(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

(iii)	duty not to improperly fetter the exercise of future discretion;

(iv)	duty not to put themselves in a position in which there is a conflict between their duty to the Company and their personal interests; and

(v)	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the Company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Our officers and directors and/or advisors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer, director and/or is or will be required to present a business combination opportunity to such entity. Our officers and directors and advisors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, if any of our directors or officers or advisors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity. These entities may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunity, we may be precluded from pursuing such opportunities. Our management team, in their capacities as members, officers or employees of our sponsor or its affiliates or in their other endeavors, may be required to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, or third parties, before they present such opportunities to us. To address the matters set out above our amended and restated memorandum and articles of association provide that, to the maximum extent permitted by law, we renounce any interest or expectancy in, or in being offered an opportunity to participate in any business combination opportunity: (i) which may be a corporate opportunity for both us and our sponsor or its affiliates and any companies in which our sponsor or its affiliates have invested about which any of our officers or directors acquires knowledge; or (ii) the presentation of which would breach an existing legal obligation of a director or officer to another entity, and we will waive any claim or cause of action we may have in respect thereof. In addition our amended and restated articles of association will contain provisions to exculpate and indemnify, to the maximum extent permitted by law, such persons in respect of any liability, obligation or duty to the Company that may arise as a consequence of such persons becoming aware of any business opportunity or failing to present such business opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our directors or officers or advisors will materially affect our ability to complete our initial business combination.

Below is a table summarizing entities to which our officers and directors currently have fiduciary duties, contractual obligations or other affiliations:

Individual	Entity/Organization	Entity’s Business	Affiliation
Roy Kuan	Computime Group Ltd.	IoT controls and appliances	Independent Non-executive Board Director

	Point Avenue Holdings Pte. Ltd.	Education services	Non-executive Board Director

	Food Union Enterprises Ltd.	Dairy and ice cream producer	Non-executive Chairman

	Gaw Strategic Acquisition Co.(1)	Special purpose acquisition company	Independent Non-executive Director
	Provident Acquisition Corp.	Special purpose acquisition company	Advisor (non-executive, not a director)
	E-Broker Holding Ltd.(2)	Wealth advisory company	Advisor (non-executive, not a director)

	CVC Capital Partners SICAV-FIS S.A.	Private Equity and Credit	Shareholder

	CPC Sponsor Opportunities I, LP(3)	Private Equity	Investor via an investment vehicle

	Inspiration Capital Partners Fund I, L.P.(4)	Private Equity	Investor via an investment vehicle

	Gaw Growth Equity Fund I, LPF(5)	Private Equity	Investor via an investment vehicle

Norimitsu Niwa	Anchor Partner Limited	Management of an English education center	Representative Director

	Agility CIS Limited	Provider of a customer management system	Senior Advisor

Gary Chan	Sangyo Sosei Advisory Inc.	Financial advisory including mergers and acquisitions	Managing Partner and Co-Founder

(1)	Goodwin Gaw is the founder, director and chief executive officer of Gaw Strategic Acquisition Co. He is also an independent director of the Company.
(2)	Max He is the founder and chief executive officer of E-Broker Holding Ltd. He is also an operating advisor of the Company.

(3)

CPC Sponsor Opportunities I, LP is managed by Carnegie Park Capital LLC. Carnegie Park Capital LLC has entered into a forward purchase agreement with the Company and also manages the funds that have invested in our sponsor as the sponsor investor.

(4)	Inspiration Capital Partners Fund I, L.P. is managed by an affiliate of Tim Li. Tim Li is also a senior investment advisor of the Company.
(5)	Gaw Growth Equity Fund I, LPF is managed by an affiliate of Goodwin Gaw. He is also an independent director of the Company.

Potential investors should also be aware of the following other potential conflicts of interest:

•

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our officers are not obligated to contribute any specific number of hours per week to our affairs.

•

Our sponsor subscribed for founder shares prior to the date of this prospectus and will purchase private placement warrants in a transaction that will close simultaneously with the closing of this offering. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares they hold in connection with the completion of our initial business combination. Additionally, our sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed timeframe. If we do not complete our initial business combination within the prescribed timeframe, the private placement warrants will expire worthless. Furthermore, our sponsor, officers and directors have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (i) one year after the completion of our initial business combination or (ii) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lockup.

The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable until 30 days following the completion of our initial business combination. Because each of our officers and directors may own ordinary shares or warrants directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers, directors or advisors or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking which is a member of FINRA or from an accounting, valuation or appraisal firm, that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our sponsor or any of our existing officers or directors or advisors, or any of their respective affiliates, be paid by the Company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination. Further, commencing on the date our securities are first listed on NYSE, we will pay our sponsor or an affiliate thereof up to $10,000 per month for office space, utilities, secretarial and administrative services.

In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In the event that we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed to vote their founder shares, and they and the other members of our management team have agreed to vote their founder shares and any shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, actual fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. We also intend to enter into indemnity agreements with them.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•	each of our officers, directors and advisors; and

•	all our officers, directors and advisors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

On March 5, 2021, we issued to our sponsor an aggregate of 7,187,500 founder shares in exchange for a capital contribution of $25,000, or approximately $0.003 per share. Prior to the initial investment in the Company of $25,000 by the sponsor, the Company had no assets, tangible or intangible. On August 16, 2021, pursuant to a downsize of this offering, our sponsor surrendered an aggregate of 1,437,500 founder shares for no consideration, which were cancelled, resulting in an aggregate of 5,750,000 founder shares outstanding. All shares and associated amounts have been retroactively restated to reflect the surrender. In connection with entering into the forward purchase agreements, our sponsor transferred to the forward purchasers an aggregate of 1,200,000 founder shares for no cash consideration. In addition, in connection with entering into forward purchase agreements, the Company issued 2,000,000 Class B ordinary shares to the Sponsor, resulting in an aggregate of 7,750,000 Class B ordinary shares outstanding. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 23,000,000 units if the underwriter’s over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering plus 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements. Up to 750,000 of the founder shares may be surrendered by our sponsor for no consideration depending on the extent to which the underwriter’s over-allotment is exercised. The pre-offering and post-offering percentages in the following table include the 2,000,000 Class B ordinary shares issued in connection with the forward purchase agreements but exclude the 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements and assume that the underwriter does not exercise its over-allotment option, that 750,000 founder shares have been surrendered to us for no consideration, and that there are 27,000,000 ordinary shares issued and outstanding after this offering.

	Numbering of Shares Beneficially Owned(2)		Approximate Percentage of Outstanding Ordinary Shares
Name and Address of Beneficial Owner(1)	Before Offering	After Offering	Before Offering	After Offering
Generation Asia LLC (our sponsor)(3)(4)	5,800,000	4,372,750	82.9%	16.2%
Roy Kuan(3)(4)	5,800,000	4,372,750	82.9%	16.2%
Norimitsu Niwa	—	—	—	—
Catherine Kwok	—	—	—	—
Gary Chan	—	—	—	—
Goodwin Gaw	—	—	—	—
All officers, directors and advisors as a group (16 individuals)	5,800,000	4,372,750	82.9%	16.2%
Both an Anchor Investor and Forward Purchaser
Entities affiliated with Atalaya Capital Management LP(5)	375,000	2,553,000	5.4%	9.5%
Entities affiliated with P. Schoenfeld Asset Management LP(6)	375,000	2,480,000	5.4%	9.2%
Entities affiliated with Apollo Capital Management, L.P.(7)	375,000	2,480,000	5.4%	9.2%
All both an anchor investor and forward purchaser (3 total)	1,125,000	7,513,000	16.1%	27.8%

(1)	Unless otherwise noted, the business address of each of the following is Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands.
(2)

Interests shown consist solely of founder shares, classified as Class B ordinary shares. Such shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.” Excludes forward purchase shares that will only be issued, if at all, at the time of our initial business combination.

(3)

Generation Asia LLC, our sponsor, is the record holder of such shares. The managing member of our sponsor is Roy Kuan (the “Managing Member”). The Managing Member may be deemed to have beneficial ownership of the shares.

(4)	Excludes up to 750,000 of the founder shares that may be surrendered by our sponsor for no consideration depending on the extent to which the underwriter’s over-allotment option is exercised.
(5)

Entities affiliated with Atalaya Capital Management LP are one or more investment funds, separate accounts, and other entities owned (in whole or in part), controlled, managed, and/or advised by it or its affiliates. The business address of such entities is One Rockefeller Plaza, 32nd Floor, New York, NY 10020, United States of America.

(6)

Entities affiliated with P. Schoenfeld Asset Management LP are one or more investment funds, separate accounts, and other entities owned (in whole or in part), controlled, managed, and/or advised by it or its affiliates. The business address of such entities is 1350 Avenue of the Americas, 21st Floor, New York, NY 10019, United States of America.

(7)

Entities affiliated with Apollo Capital Management, L.P. are one or more investment funds, separate accounts, and other entities owned (in whole or in part), controlled, managed, and/or advised by it or its affiliates. The business address of such entities is 9 West 57th Street, 37th Floor, New York, NY 10019, United States of America.

Immediately after this offering, our initial shareholders will beneficially own 20.0% of the then issued and outstanding ordinary shares (assuming they do not purchase any units in this offering and including the 2,000,000 Class B ordinary shares issued in connection with the forward purchase agreements) plus 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements. Only holders of Class B ordinary shares will have the right to vote for the election of, and to remove, directors in any general meeting held prior to or in connection with the completion of our initial business combination, which directors will be proposed by the Company’s board of directors following a nomination by the nominating and corporate governance committee. Holders of our public shares will not have the right to appoint any directors to our board of directors prior to our initial business combination. Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions including our initial business combination. If we increase or decrease the size of this offering, we will effect a share sub-division, share dividend or share contribution back to capital, reorganization, recapitalization or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering so that the number of founder shares owned by our initial shareholders equals 20% of our issued and outstanding shares upon consummation of this offering.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 6,800,000 private placement warrants (or 7,700,000 warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment as provided herein, at a price of $1.00 per warrant, or $6,800,000 in the aggregate (or $7,700,000 if the underwriter’s over-allotment option is exercised in full), in a private placement that will occur simultaneously with the closing of this offering. The private placement warrants will be identical to the warrants sold in this offering except that the private placement warrants, so long as they are held by our sponsor or its permitted transferees, (i) will not be redeemable by us, (ii) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. The private placement warrants may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. A portion of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $202,000,000 (or $232,300,000 if the underwriter exercises its over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable), the private placement warrants will expire worthless. The private placement warrants are subject to the transfer restrictions described below.

Prior to this offering, we entered into forward purchase agreements pursuant to which the forward purchasers agreed to purchase an aggregate of 8,000,000 Class A ordinary shares, plus 2,000,000 redeemable warrants, for a purchase price of $10.00 per Class A ordinary share, as applicable, or $80,000,000 in the aggregate, in a private placement to close concurrently with the closing of our initial business combination. In connection with entering into these forward purchase agreements, our sponsor transferred to the forward purchasers an aggregate of 1,200,000 founder shares for no cash consideration. The founder shares transferred to the forward purchasers are subject to similar contractual conditions and restrictions as the founder shares issued to our sponsor. The forward purchasers will have redemption rights with respect to any public shares they own. The forward purchase warrants will have the same terms as our public warrants.

The forward purchase agreements also provide that the forward purchasers are entitled to registration rights with respect to (A) the forward purchase securities and Class A ordinary shares underlying the forward purchase warrants and founder shares, and (B) any other Class A ordinary shares or warrants acquired by the forward purchasers, including any time after we complete our initial business combination.

Generation Asia LLC, our sponsor, and our officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Expressions of Interest

Our anchor investors have each expressed to us an interest to purchase up to 9.9%, 7.425% or 4.95%, representing in the aggregate up to approximately 101.475%, of the units in this offering (or up to approximately 88.24% of the units in this offering if the underwriter exercises the over-allotment option in full) at the offering price and we have agreed to direct the underwriter to sell to the anchor investors such amount of units. At the closing of this offering, two anchor investors will be entitled to purchase from our sponsor a number of founder shares equal to 10% of the units each anchor investor is purchasing in this offering at a purchase price of approximately $0.01 per share. However, each such anchor investor has agreed that if such anchor investor owns less than the number of Class A ordinary shares it owns immediately after this offering (i) at the time of any shareholder vote with respect to our initial business combination or (ii) on the business day immediately prior to the consummation of our initial business combination, it will sell back to our sponsor at approximately $0.01 per share the pro rata portion of the founder shares it purchased from our sponsor. However, each such anchor investor will be entitled to keep 50% of the founder shares it originally purchased from our sponsor in any event. In contrast to the foregoing arrangement, ten of the anchor investors will be entitled to purchase from our sponsor a number of founder shares equal to 6.31% of the units such anchor investor is purchasing in this offering, at a purchase price of approximately $0.01 per share. Such founder shares purchased by such anchor investors will not be subject to any requirements to sell them back to our sponsor.

There can be no assurances that any of the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. In the event that the anchor investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, no affirmative votes from other public stockholders would be required to approve our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination or to grant voting proxy to our sponsor to vote any founder shares held by it on its behalf. However, because our anchor investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these anchor investors will be stockholders at the time our stockholders vote on our initial business combination, and, if they are stockholders, we cannot assure you as to how such anchor investors will vote on any business combination.

Transfers of Founder Shares, Private Placement Warrants and Forward Purchase Securities

The founder shares and private placement warrants and forward purchase securities and any Class A ordinary shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreement entered into by our sponsor and management and the forward purchase agreement. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination or earlier if, subsequent to our initial business combination, the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination and (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property and (ii) in the case of the private placement warrants and any Class A ordinary shares issuable upon conversion or exercise thereof and the forward purchase securities and the securities underlying the forward purchase securities, until 30 days after the completion of our initial business combination except in each case (a) to our officers or directors, any affiliate or family member of any of our officers or directors, any affiliate of our sponsor or to any member of the sponsor or any of their affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) by virtue of the laws of the Cayman Islands or our Sponsor’s limited liability company agreement upon dissolution of our Sponsor, (g) in the event of our liquidation prior to our consummation of our initial business combination; or (h) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements.

Registration and Shareholder Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering and (ii) private placement warrants, which will be issued in a private placement simultaneously with the closing of this offering, and the Class A ordinary shares underlying such private placement warrants, will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement. Pursuant to the registration rights agreement and assuming the underwriter exercises its over-allotment option in full, we will be obligated to register up to 15,450,000 Class A ordinary shares and 7,700,000 warrants. The number of Class A ordinary shares includes (i) 7,750,000 Class A ordinary shares to be issued upon conversion of the founder shares, (ii) 7,700,000 Class A ordinary shares underlying the private placement warrants. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. Pursuant to the registration and shareholder rights agreement, our sponsor will also be entitled to nominate two individuals for election to our board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement.

Pursuant to the forward purchase agreements, we have agreed that we will use our reasonable best efforts (i) to file within 30 days after the closing of the initial business combination (and, with respect to clause (ii) below, within 30 days following announcement of the results of the shareholder vote relating to our initial business combination or the results of our offer to shareholders to redeem their Class A ordinary shares in connection with our initial business combination (whichever is later), which we refer to as the “disclosure date”) a registration statement with the SEC for a secondary offering of (A) the forward purchase securities and Class A ordinary shares underlying the forward purchase warrants and the forward purchasers’ founder shares, and (B) any other Class A ordinary shares or warrants acquired by the forward purchasers any time after we complete our initial business combination, (ii) to cause such registration statement to be declared effective promptly thereafter, but in no event later than 60 days after the closing of the initial business combination or the disclosure date, as the case may be and (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which the forward purchaser ceases to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act, subject to certain conditions and limitations set forth in the forward purchase agreements. We will bear the cost of registering these securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On March 5, 2021, we issued to our sponsor an aggregate of 7,187,500 founder shares in exchange for a capital contribution of $25,000, or approximately $0.003 per share. On August 16, 2021, pursuant to a downsize of this offering, our sponsor surrendered an aggregate of 1,437,500 founder shares for no consideration, which were cancelled, resulting in an aggregate of 5,750,000 founder shares outstanding. All shares and associated amounts have been retroactively restated to reflect the surrender. In connection with entering into the forward purchase agreements, our sponsor transferred to the forward purchasers an aggregate of 1,200,000 founder shares for no cash consideration. In addition, in connection with entering into forward purchase agreements, the Company issued 2,000,000 Class B ordinary shares to the Sponsor, resulting in an aggregate of 7,750,000 Class B ordinary shares outstanding. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 230,000,000 units if the underwriter’s over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering plus 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements. Up to 750,000 founder shares will be subject to forfeiture in the event the underwriter’s over-allotment option is not exercised in full. If we increase or decrease the size of this offering, we will effect a share sub-division, share dividend or share contribution back to capital, reorganization, recapitalization or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering so that the number of founder shares owned by our initial shareholders, which includes the 2,000,000 founder shares issued in connection with the forward purchase agreements, equals 20% of our issued and outstanding shares upon consummation of this offering.

Our sponsor has committed to, pursuant to a written agreement, to purchase an aggregate of 6,800,000 private placement warrants (or 7,700,000 warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment as provided herein, at a price of $1.00 per warrant, or $6,800,000 in the aggregate (or $7,700,000 if the underwriter’s over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. The private placement warrants will be identical to the warrants sold in this offering except that the private placement warrants, so long as they are held by our sponsor or its permitted transferees, (i) will not be redeemable by us, (ii) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. The private placement warrants (including the Class A ordinary shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Our anchor investors have each expressed to us an interest to purchase up to 9.9%, 7.425% or 4.95%, representing in the aggregate up to approximately 101.475%, of the units in this offering (or up to approximately 88.24% of the units in this offering if the underwriter exercises the over-allotment option in full) at the offering price and we have agreed to direct the underwriter to sell to the anchor investors such amount of units. At the closing of this offering, two anchor investors will be entitled to purchase from our sponsor a number of founder shares equal to 10% of the units each anchor investor is purchasing in this offering at a purchase price of approximately $0.01 per share. However, each such anchor investor has agreed that if such anchor investor owns less than the number of Class A ordinary shares it owns immediately after this offering (i) at the time of any shareholder vote with respect to our initial business combination or (ii) on the business day immediately prior to the consummation of our initial business combination, it will sell back to our sponsor at approximately $0.01 per share the pro rata portion of the founder shares it purchased from our sponsor. However, each such anchor investor will be entitled to keep 50% of the founder shares it originally purchased from our sponsor in any event. In contrast to the foregoing arrangement, ten of the anchor investors will be entitled to purchase from our sponsor a number of founder shares equal to 6.31% of the units such anchor investor is purchasing in this offering, at a purchase price of approximately $0.01 per share. Such founder shares purchased by such anchor investors will not be subject to any requirements to sell them back to our sponsor. There can be no assurances that any of the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. In the event that the anchor investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, no affirmative votes from other public stockholders would be required to approve our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination or to grant voting proxy to our sponsor to vote any founder shares held by it on its behalf. However, because our anchor investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these anchor investors will be stockholders at the time our stockholders vote on our initial business combination, and, if they are stockholders, we cannot assure you as to how such anchor investors will vote on any business combination.

The sponsor investor has purchased membership interests in our sponsor entitling it to an economic interest in certain of the founder shares owned by our sponsor and in certain of the placement units to be purchased by our sponsor. The sponsor investor has entered into the risk capital subscription agreement with our sponsor, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Pursuant to its subscription agreement with our sponsor, the sponsor investor will not be granted any material additional stockholder or other rights, and will only be issued membership interests in our sponsor with no right to control our sponsor or vote or dispose of any founder shares, placement units or underlying securities owned by our sponsor (which will continue to be held by our sponsor until following our initial business combination).

Prior to this offering, we entered into forward purchase agreements pursuant to which the forward purchasers agreed to purchase an aggregate of 8,000,000 Class A ordinary shares, plus 2,000,000 redeemable warrants, for a purchase price of $10.00 per Class A ordinary share, as applicable, or $80,000,000 in the aggregate, in a private placement to close concurrently with the closing of our initial business combination. In connection with entering into these forward purchase agreements, our sponsor transferred to the forward purchasers an aggregate of 1,200,000 founder shares for no cash consideration. The founder shares transferred to the forward purchasers are subject to similar contractual conditions and restrictions as the founder shares issued to our sponsor. The forward purchasers will have redemption rights with respect to any public shares they own.

The forward purchase warrants will have the same terms as our public warrants. The forward purchase agreements also provide that the forward purchasers are entitled to registration rights with respect to their (A) forward purchase securities and Class A ordinary shares underlying the forward purchase warrants and founder shares, and (B) any other Class A ordinary shares or warrants acquired by the forward purchasers, including any time after we complete our initial business combination.

We currently utilize office spaces at Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands and Suite 3102, Two Exchange Square, 8 Connaught Place, Central, Hong Kong, China, leased from our sponsor as our executive offices. Commencing on the date of this prospectus, we will pay our sponsor or an affiliate thereof up to $10,000 per month for office space, utilities, secretarial and administrative support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

No compensation of any kind, including finder’s and consulting fees, will be paid by the Company to our sponsor, officers and directors, advisors or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

Prior to the closing of this offering, our sponsor may loan us funds to be used for a portion of the expenses relating to the organization of the Company and of this offering. These loans would be non-interest bearing, unsecured and are due at the earlier of December 31, 2021 or the closing of this offering.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Any of the foregoing payments to our sponsor or repayments of loans from our sponsor prior to our initial business combination will be made using funds held outside the trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration rights agreement with respect to the founder shares and private placement warrants, which is described under the heading “Principal Shareholders—Registration and Shareholder Rights.”

Policy for Approval of Related Party Transactions

The audit committee of our board of directors will adopt a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the Company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy will include: (i) our directors, nominees for director or officers; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee will consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our code of ethics or other policies, (iv) whether the audit committee believes the relationship underlying the transaction to be in the best interests of the Company and its shareholders and (v) the effect that the transaction may have on a director’s status as an independent member of the board and on his or her eligibility to serve on the board’s committees. Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy will not permit any director or officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company (company number 372369) and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association which will be adopted upon the consummation of this offering, we will be authorized to issue an aggregate of 220,000,000 ordinary shares, $0.0001 par value each, including 200,000,000 Class A ordinary shares and 20,000,000 Class B ordinary shares, as well as 1,000,000 preference shares, $0.0001 par value each. The following description summarizes certain terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-half of one warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the Company’s Class A ordinary shares. This means only a whole warrant may be exercised at any given time by a warrant holder. For example, if a warrant holder holds one-half of one warrant to purchase a Class A ordinary share, such warrant will not be exercisable. If a warrant holder holds two-halves of one warrant, such whole warrant will be exercisable for one Class A ordinary share at a price of $11.50 per share. The Class A ordinary shares and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus (or the immediately following business day if such 52nd day is not a business day) unless Nomura Securities International, Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the Company reflecting our receipt of the gross proceeds of this offering and the sale of the private placement warrants. We will file this Current Report on Form 8-K promptly and no later than four business days after the closing of this offering. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Ordinary Shares

Prior to the date of this prospectus, there were 7,750,000 Class B ordinary shares issued and outstanding, which includes 2,000,000 Class B ordinary shares issued in connection with the forward purchase agreements, all of which were held of record by our initial shareholders, so that our initial shareholders will own 20% of our issued and outstanding shares after this offering (assuming our initial shareholders do not purchase any units in this offering) plus 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements. Up to 750,000 of the founder shares may be surrendered by our sponsor for no consideration depending on the extent to which the underwriter’s over-allotment is exercised. Upon the closing of this offering, 27,000,000 of our ordinary shares will be outstanding (assuming no exercise of the underwriter’s over-allotment option and the corresponding surrender for no consideration of 750,000 founder shares) including:

•	20,000,000 Class A ordinary shares underlying units issued as part of this offering; and

•	7,000,000 Class B ordinary shares held by our initial shareholders.

If we increase or decrease the size of this offering, we will effect a share sub-division, share dividend or share contribution back to capital, reorganization, recapitalization or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering, which includes the 2,000,000 Class B ordinary shares issued in connection with the forward purchase agreements, so that the number of founder shares owned by our initial shareholders equals 20% of our issued and outstanding shares upon consummation of this offering plus 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law or the rules of NYSE then in effect. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Our board of directors is divided into three classes, each of which (except for those directors appointed prior to our first annual general meeting) will generally serve for a term of three years with only one class of directors being appointed in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. However, only holders of Class B ordinary shares will have the right to vote for the election of, and to remove, directors prior to or in connection with the completion of our initial business combination, which directors will be proposed by the Company’s board of directors following a nomination by the nominating and corporate governance committee, meaning that holders of Class A ordinary shares will not have the right to appoint any directors until after the completion of our initial business combination. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated memorandum and articles of association authorize the issuance of up to 200,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with NYSE corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on NYSE. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings or appoint directors. We may not hold an annual general meeting to appoint new directors prior to the consummation of our initial business combination.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.10 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. In addition, we will provide our public shareholders with the opportunity to redeem all or a portion of their public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or with respect to other specified provisions relating to shareholders’ rights or pre-initial business combination activity. The redemption rights will include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares they hold in connection with the completion of our initial business combination. Unlike many special purpose acquisition companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by applicable law or stock exchange requirements, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association require these tender offer documents to contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange requirements, or we decide to obtain shareholder approval for business or other reasons, we will, like many special purpose acquisition companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of holders of a majority of ordinary shares who attend and vote at a general meeting of the company. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination.

For purposes of seeking approval of an ordinary resolution, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated memorandum and articles of association require that at least five days’ notice will be given of any general meeting.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares without our prior consent. However, this limitation on redeeming Excess Shares would not restrict our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. As a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote their founder shares and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 6,500,000, or 32.5%, of the 20,000,000 public shares sold in this offering (assuming all outstanding shares are voted and the over-allotment option is not exercised but including 2,000,000 founder shares issued to our sponsor in connection with the forward purchase agreements), or no public shares of the 20,000,000 public shares sold in this offering (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised but including 2,000,000 founder shares issued to our sponsor in connection with the forward purchase agreements) to be voted in favor of an initial business combination in order to have our initial business combination approved. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction. These quorum and voting thresholds and the letter agreement may make it more likely that we will consummate our initial business combination.

Pursuant to our amended and restated memorandum and articles of association, if we have not completed our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law, in which case our public shareholders may only receive $10.10 per share, or less than such amount in certain circumstances, and our warrants will expire worthless. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, or as may be extended by the Shareholder Extension Period, as applicable). However, if our sponsor or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per-share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations and on the conditions described herein.

Founder Shares

The founder shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below; (ii) the founder shares are entitled to registration rights; (iii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (A) waive their redemption rights with respect to their founder shares and public shares they hold in connection with the completion of our initial business combination, (B) waive their redemption rights with respect to their founder shares and public shares they hold in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or with respect to any other specified provisions relating to shareholders’ rights or pre-initial business combination activity, (C) waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, or as may be extended by the Shareholder Extension Period, as applicable), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period and (D) vote any founder shares held by them and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination; (iv) the founder shares are automatically convertible into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to adjustment as described herein and in our amended and restated memorandum and articles of association; and (v) only holders of Class B ordinary shares will have the right to vote for the election of, and to remove, directors prior to or in connection with the completion of our initial business combination, which directors will be proposed by the Company’s board of directors following a nomination.

The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with our initial business combination, the number of Class A ordinary shares issuable upon conversion of all founder shares, which includes the 2,000,000 founder shares issued in connection with the forward purchase agreements, will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders) plus 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements, including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination; provided that such conversion of founder shares will never occur on less than a one-for-one basis.

In connection with the forward purchase agreements, our sponsor transferred to the forward purchasers 1,200,000 founder shares. The founder shares transferred to the forward purchasers are subject to similar contractual conditions and restrictions as the founder shares issued to our sponsor. The forward purchasers will have redemption rights with respect to any public shares they own.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial business combination or earlier if, subsequent to our initial business combination, the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, and (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Up to 750,000 founder shares may be surrendered to us for no consideration depending on the exercise of the over-allotment option.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

•

the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares of each member;

•	whether voting rights are attached to the share in issue;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

Our amended and restated memorandum and articles of association authorize 1,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Warrants

Public Shareholders’ and Forward Purchase Warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of our initial business combination and twelve months from the closing of this offering; provided that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement registering the sale, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. We will use our commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the transfer of the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 90th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain an effective registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify for sale the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price for a warrant by surrendering each such warrant for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the

“fair market value” less the exercise price of the warrants by (y) the fair market value and (B) 0.361 shares per whole warrant. The “fair market value” shall mean the VWAP of the Class A ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent. “VWAP” per share of our Class A ordinary shares on any trading day means the per share volume weighted average price as displayed under the heading Bloomberg VWAP on the Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the company) page “VAP” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant trading day until the close of trading on such trading day (or if such volume-weighted average price is unavailable, the market price of one Class A ordinary share on such trading day determined, using a volume weighted average method, by an independent financial advisor retained for such purpose by the company). “VWAP” for a period of multiple trading days means the volume-weighted average of the respective VWAPs for the trading days in such period.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the last reported sale price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on and including the third business days prior to the date we send to the notice of redemption to the warrant holders (which we refer to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Anti-dilution Adjustments” below).

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described below) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00

Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•

for cash at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A ordinary shares (as defined above); and

•

if, and only if, the Reference Value (as defined above under “—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described below).

The numbers in the table below represent the number of Class A ordinary shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A ordinary shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on VWAP of our Class A ordinary shares as reported during the 10 trading days ending on, and including the date immediately preceding the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

Pursuant to the warrant agreement, references above to Class A ordinary shares shall include a security other than Class A ordinary shares into which the Class A ordinary shares have been converted or exchanged for in the event we are not the surviving company in our initial business combination.

The numbers in the table below will not be adjusted when determining the number of Class A ordinary shares to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of the warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. In addition to any adjustments made pursuant to this paragraph, if the exercise price of the warrant is adjusted (a) as a result of raising capital in connection with the initial business combination, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) as a result of any dividend payment or cash distribution, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

	Fair Market Value of Class A Ordinary Shares
Redemption Date (period to expiration of warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00≥
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A ordinary shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the VWAP of our Class A ordinary shares as reported during the 10 trading days ending on, and including the date immediately preceding the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A ordinary shares for each whole warrant.

For an example where the exact fair market value and redemption date are not as set forth in the table above, if the VWAP of our Class A ordinary shares as reported during the 10 trading days ending on, and including the date immediately preceding the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A ordinary shares for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A ordinary shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A ordinary shares are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A ordinary shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders. As stated above, we can redeem the warrants when the Class A ordinary shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A ordinary shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A ordinary shares than they would have received if they had chosen to wait to exercise their warrants for Class A ordinary shares if and when such Class A ordinary shares were trading at a price higher than the exercise price of $11.50.

No fractional Class A ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A ordinary shares pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A ordinary shares, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants. If the Class A ordinary shares issuable upon exercise of the warrants are not registered under the Securities Act, under the terms of the warrant agreement, holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and, instead, will be required to do so on a cashless basis, in which case the number of Class A ordinary shares that the holders of warrants will receive upon cashless exercise will be based on a formula subject to a maximum number of shares equal to 0.361 Class A ordinary shares per warrant (subject to adjustment).

Redemption Procedures. A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A ordinary shares outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding Class A ordinary shares is increased by a share capitalization payable in Class A ordinary shares to all or substantially all holders of Class A ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the “historical fair market value” (as defined below) will be deemed a share capitalization of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) one minus the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value”

means the VWAP of Class A ordinary shares as reported during the 10 trading day period ending on, and including, the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to other specified provisions relating to the shareholders’ rights or pre-initial business combination activity, (e) as a result of the repurchase of Class A ordinary shares by us if a proposed initial business combination is presented to the shareholders for approval or (f) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor, directors or officers or their respective affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the VWAP of our Class A ordinary shares during the 10-trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described adjacent to “—Redemption of Warrants When the Price per

Class A Ordinary Share Equals or Exceeds $10.00” and “—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the company’s amended and restated memorandum and articles of association or as a result of the redemption of Class A ordinary shares by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Class A ordinary shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A ordinary shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of Class A ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

No fractional warrants will be issued upon separation of the unit and only whole warrants will trade. If, upon the detachment of warrants from the units or otherwise, a holder of warrants would be entitled to receive a fractional warrant, we will round down to the nearest whole number the number of warrants to be issued to such units holder.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants; provided that the approval by the holders of at least 50% of the then-outstanding public warrants and forward purchase warrants is required to make any change that adversely affects the interests of the registered holders of the public warrants and the approval of holders of at least 50% of the private warrants is required to make any change that adversely affects the interests of the holders of the private warrants, including any amendment to increase the warrant price or shorten the exercise period and any amendment to the terms of only the private placement warrants. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number, the number of Class A ordinary shares to be issued to the warrant holder.

Voting limitation. The warrant agreement will provide that no holder may vote more than 15% of the outstanding public warrants (measured on a beneficial basis and including such holder’s affiliates) unless consented to by us in writing to the warrant agent. In order to vote a public warrant, the beneficial owner thereof must identify itself and must represent that it together with its affiliates is not voting (on a beneficial basis) more than 15% of the outstanding public warrants based on the most recent disclosure by us in a filing with the SEC of the outstanding amounts of public warrants unless we allow a holder to vote greater than 15%.

Private Placement Warrants

The private placement warrants (including the Class A ordinary shares issuable upon exercise of such warrants) are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our initial shareholders or their respective permitted transferees, (i) they will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders—Transfers of Founder Shares, Private Placement Warrants and Forward Purchase Securities,” to our officers and directors and other persons or entities affiliated with our sponsor) and (ii) they will not be redeemable by us (except as described under “—Warrants—Public Shareholder’s Warrants—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00”), (iii) they may be exercised on a cashless basis and (iv) they (including the Class A ordinary shares issuable upon exercise of these warrants) are entitled to registration rights. If the private placement warrants are held by holders other than the sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Except as described under “—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “historical fair market value” of our Class A ordinary shares (defined below) over the exercise price of the warrants by (y) the fair market value. For these purposes, the “historical fair market value” will mean the VWAP of the Class A ordinary shares for the 10 trading days ending on, and including, the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor, officers and director or their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Class A ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor may, but are not obligated to, loan us funds as may be required.

Our sponsor has agreed not to transfer, assign or sell any of the private placement warrants (including the Class A ordinary shares issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under “Principal Shareholders—Transfers of Founder Shares, Private Placement Warrants and Forward Purchase Securities,” transfers can be made to our officers and directors and other permitted transferees including persons or entities affiliated with our sponsor.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. If we incur any indebtedness in connection with our initial business combination or otherwise, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of this offering, we will effect a share sub-division, share dividend or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering, which includes the 2,000,000 founder shares issued in connection with the forward purchase agreements, in such amount as to maintain the number of founder shares held by our initial shareholders at 20% of the sum of the outstanding shares after this offering and 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, intentional misconduct, fraud or bad faith of the indemnified person or entity. Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against the any monies in the trust account or interest earned thereon.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3% of the voting shares voted at a general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company, if a copy of the plan of merger is provided to every member of each subsidiary company to be merged unless such member agrees otherwise. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. The directors of each company are required to provide a declaration of the assets and liabilities of the company made up to the latest practicable date before the making of the declaration, and are further required to make a declaration to the effect that: (i) the company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the company; (ii) no petition or other similar proceeding has been filed and remains outstanding and that no order has been made or resolution adopted to wind up the company in any jurisdiction; (iii) no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the company, its affairs or its property or any part thereof; (iv) no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the company are and continue to be suspended or restricted; (v) in the case of constituent company that is not a surviving company, the constituent company has retired from any fiduciary office held or will do so immediately prior to the merger or consolidation; and (vi) where relevant, the company has complied with any applicable requirements under Cayman Islands regulatory laws. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are also required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; and (v) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, in addition to the declarations set out above, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived, (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company, and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in clause (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company must (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman

Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements, of an operating business.

Shareholders’ Suits. Our Cayman Islands legal counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

We have been advised by Maples and Calder (Singapore) LLP, our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Amended and Restated Memorandum and Articles of Association

The Business Combination Article of our amended and restated memorandum and articles of association contains provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. Other than as described above, our amended and restated memorandum and articles of association provide that special resolutions must be approved either by at least two-thirds of the shares voted at a general meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Our initial shareholders, who will collectively beneficially own 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering and including the 2,000,000 Class B ordinary shares issued in connection with the forward purchase agreements) plus 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements, will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:

•

If we have not completed our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law;

•

Prior to our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on our initial business combination;

•

Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or from an accounting, valuation or appraisal firm that such a business combination is fair to our company from a financial point of view;

•

If a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•

We must complete one or more business combinations having an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination;

•

If our shareholders approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other specified provisions relating to shareholders’ rights or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein; and

•	We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association provide we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets requirement. We currently do not have any plan to enter into any backstop arrangement.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering, Counter-Terrorist Financing, Prevention of Proliferation Financing and

Financial Sanctions Compliance—Cayman Islands

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism, terrorist financing and property or proliferation financing or is the target of a financial sanction and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct, money laundering, terrorist financing, proliferation financing or a financial sanctions breach or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”).

In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The Company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(i)	where this is necessary for the performance of our rights and obligations under any purchase agreements;

(ii)

where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering, counter-terrorist financing, prevention of proliferation financing, financial sanctions and FATCA/CRS requirements); and/or

(iii)	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipates disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings.

Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after this offering we will have 27,000,000 (or 30,750,000 if the underwriter’s over-allotment option is exercised in full) ordinary shares outstanding. Of these shares, the Class A ordinary shares sold in this offering (20,000,000 Class A ordinary shares if the underwriter’s over-allotment option is not exercised and 23,000,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any Class A ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares (7,000,000 founder shares if the underwriter’s over-allotment option is not exercised and 7,750,000 founder shares if the underwriter’s over-allotment option is exercised in full) and all of the outstanding private placement warrants (6,800,000 warrants if the underwriter’s over-allotment option is not exercised and 7,700,000 warrants if the underwriter’s over-allotment option is exercised in full) will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Upon the closing of the sale of the forward purchase securities, all of the 8,000,000 forward purchase shares, 2,000,000 forward purchase warrants and Class A ordinary shares underlying the forward purchase warrants will be restricted securities under Rule 144.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our ordinary shares or warrants for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•

1% of the total number of Class A ordinary shares then outstanding, which will equal 270,000 shares immediately after this offering (or 307,500 if the underwriter exercises in full its over-allotment option); or

•	the average weekly reported trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders may be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration and Shareholder Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering and (ii) private placement warrants, which will be issued in a private placement simultaneously with the closing of this offering and the Class A ordinary shares underlying such private placement warrants will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement. Pursuant to the registration rights agreement and assuming the underwriter exercises its over-allotment option in full, we will be obligated to register up to 15,450,000 Class A ordinary shares and 7,700,000 warrants. The number of Class A ordinary shares includes (i) 7,750,000 Class A ordinary shares to be issued upon conversion of the founder shares, (ii) 7,700,000 Class A ordinary shares underlying the private placement warrants. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. Pursuant to the registration and shareholder rights agreement, our sponsor will also be entitled to nominate two individuals for election to our board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement.

Pursuant to the forward purchase agreements, we have agreed that we will use our reasonable best efforts (i) to file within 30 days after the closing of the initial business combination (and, with respect to clause

(ii) below, within 30 days following announcement of the results of the shareholder vote relating to our initial business combination or the results of our offer to shareholders to redeem their Class A ordinary shares in connection with our initial business combination (whichever is later), which we refer to as the “disclosure date”) a registration statement with the SEC for a secondary offering of (A) the forward purchasers’ forward purchase securities and Class A ordinary shares underlying their forward purchase warrants and the forward purchasers’ founder shares, and (B) any other Class A ordinary shares or warrants acquired by the forward purchasers, including any time after we complete our initial business combination, (ii) to cause such registration statement to be declared effective promptly thereafter, but in no event later than 60 days after the closing of the initial business combination or the disclosure date, as the case may be and (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which the forward purchasers cease to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act, subject to certain conditions and limitations set forth in the forward purchase agreements. We will bear the cost of registering these securities.

Listing of Securities

We intend to apply to list our units on NYSE under the symbol “GAQ.U” on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on NYSE under the symbols “GAQ” and “GAQWS,” respectively. We cannot guarantee that our securities will be approved for listing on NYSE.

TAXATION

Material U.S. Federal Income Tax Considerations to U.S. Holders

The following is a discussion of material U.S. federal income tax considerations to U.S. Holders (as defined below) relating to the acquisition, ownership and disposition of our units (each consisting of one Class A ordinary share and one-half of one redeemable warrant) as of the date hereof. Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for United States federal income tax purposes, as the owner of each of the underlying Class A ordinary share and warrant components of the unit. As a result, the discussion below with respect to holders of Class A ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying Class A ordinary shares and warrants that constitute the units).

The discussion below only applies to certain beneficial owners who are initial purchasers of units pursuant to the offering and who hold units as capital assets for U.S. federal income tax purposes and does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or holders who are subject to special rules, such as:

•	financial institutions or financial services entities;

•	broker-dealers;

•	insurance companies;

•	government agencies or instrumentalities thereof;

•	regulated investment companies and real estate investment trusts;

•	expatriates or former residents of the United States;

•	persons that acquired the units pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the units;

•	persons holding the units as part of a “straddle”, constructive sale, hedging, integrated transactions or similar transactions;

•	a person whose functional currency is not the U.S. dollar;

•	holders that are controlled foreign corporations or passive foreign investment companies;

•	a person required to accelerate the recognition of any item of gross income with respect to the units as a result of such income being recognized on an applicable financial statement;

•	a person actually or constructively owning 10% or more of the units (by vote or value); or

•	tax-exempt entities.

This discussion does not consider the tax treatment of entities that are partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold the units through such entities. If a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of units, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not take into account potential suggested or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. Each of the foregoing is subject to change, potentially with retroactive effect. Holders are urged to consult their tax advisors with respect to the application of U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE UNITS. EACH HOLDER OF UNITS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

A “U.S. Holder” means a beneficial owner of the units, who or that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if: (i) a court within the United States can exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) the trust has a valid election in place be treated as a U.S. person.

This summary does not address the U.S. federal income tax considerations with respect to holders other than U.S. Holders.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for United States federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for United States federal income tax purposes as the acquisition of (i) one share of our Class A ordinary shares and (ii) one-half of one warrant, a whole one of which is exercisable to acquire one share of our Class A ordinary shares. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you must adopt such treatment for United States federal income tax purposes. For United States federal income and other applicable tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one Class A ordinary share and the one-half of one warrant based on the relative fair market value of each at the time of issuance. Therefore, we strongly urge each investor to consult its tax advisor regarding the determination of value for these purposes. The price allocated to each Class A ordinary share and one-half of one warrant should be the shareholder’s initial tax basis in such share or warrant. Any disposition of a unit should be treated for United States federal income tax purposes as a disposition of each of the Class A ordinary share and one-half of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the Class A ordinary share and one-half of one warrant based on their relative fair market values at the time of disposition (as determined by each such unit holder based on all the facts and circumstances). Neither the separation of the Class A ordinary share and the one-half of one warrant constituting a unit nor the combination of halves of warrants into a single warrant should be a taxable event for United States federal income tax purposes.

The foregoing treatment of the units, Class A ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit) and regarding an allocation of the purchase price among the ordinary share and the one-half of one warrant that comprise a unit. The balance of this discussion assumes that the characterization of the units described above is respected for United States federal income tax purposes.

Taxation of Distributions

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” the gross amount of any distribution on Class A ordinary shares will generally be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. A cash distribution on such shares generally will be treated as foreign source dividend income for U.S. federal income tax purposes. Any such dividends paid to corporate U.S. Holders generally will not qualify for the dividends-received deduction that may otherwise be allowed under the Code. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in the tax basis of the shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain recognized on a sale or exchange, as described below under “—Sale or Other Disposition of Class A Ordinary Shares or Warrants.”

With respect to non-corporate U.S. Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. Subject to the discussion below regarding PFICs, a foreign corporation is treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that shares, which are (or will be) listed on NYSE (such as our public shares), are readily tradable on an established securities market in the United States. There can be no assurance, however, that the Class A ordinary shares will be considered readily tradable on an established securities market in later years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. U.S. Holders should consult their own tax advisors regarding the application of these rules to their particular circumstances. We will not constitute a qualified foreign corporation for purposes of these rules if we are a PFIC for the taxable year in which we pay a dividend or for the preceding taxable year. See “—Passive Foreign Investment Company Rules.”

However, note that, as discussed above under “Dividend Policy,” we do not currently intend to pay dividends.

Sale or Other Disposition of Class A Ordinary Shares or Warrants

Subject to the PFIC rules discussed below, for U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of Class A ordinary shares or warrants will be capital gain or loss, and generally will be long-term capital gain or loss if you have held the Class A ordinary share or warrant for more than one year. It is unclear, however, whether the redemption rights with respect to the Class A ordinary shares described in this prospectus may suspend the running of the applicable holding period for this purpose. The amount of the gain or loss will equal the difference between your tax basis in the Class A ordinary share or warrant disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. A U.S. Holder’s adjusted tax basis in its ordinary shares or warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to an ordinary share or warrant, as described above under “—Allocation of Purchase Price and

Characterization of a Unit”) reduced by any prior distributions treated as a return of capital. See “—Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s basis in an ordinary share acquired pursuant to the exercise or redemption of a warrant. Long-term capital gains of non-corporate U.S. Holders may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities—Ordinary Shares” or if we purchase a U.S. Holder’s Class A ordinary shares in an open market transaction (in either case referred to herein as a “Redemption”), the redemption will be treated under Section 302 of the Code as a distribution that is taxable as dividend income to the extent of our current or accumulated earnings and profits, unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the public shares (in which case, subject to the PFIC rules discussed below, the redemption will be treated in the same manner as a sale described above in “Sale or Other Disposition of Class A Ordinary Shares or Warrants”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. Holder’s interest in us, (ii) results in a “complete termination” of the U.S. Holder’s interest in all classes of our public shares or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the U.S. Holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the exercise of the warrant. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of public shares must, among other requirements, be less than 80 percent of the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination, the ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our public shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our public shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other of our shares. The redemption of our public shares will be not essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

It is expected that a U.S. Holder that exercises its redemption rights to receive cash from the trust account in exchange for its Class A ordinary shares will generally satisfy one of the Section 302(b) tests described above, and thus will be treated as selling such shares, resulting in the recognition of capital gain or capital loss. However, because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. Holder of public shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of Class A ordinary shares does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution on our public shares, which will be taxable as a dividend to the extent of such U.S. Holder’s ratable share of our current or accumulated earnings and profits, as described above in “—Taxation of Distributions.” In that case, a U.S. Holder’s adjusted tax basis in the redeemed public shares will be transferred to such U.S. Holder’s remaining shareholdings. If the U.S. Holder does not retain any public shares, such U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Depending on the structure of the business combination, U.S. Holders who actually or constructively own five percent (or, if our Class A ordinary shares are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of Class A ordinary shares, and such holders should consult with their tax advisors with respect to their reporting requirements.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to a cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of ordinary shares on the exercise of a warrant for cash. A U.S. Holder’s initial tax basis in the ordinary shares received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for the ordinary shares received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant. For the material U.S. federal tax considerations relating to the ownership and disposition of the ordinary shares, see “—Taxation of Distributions”, “—Sale or Other Disposition of Class A Ordinary Shares or Warrants” and “—Redemption of Class A Ordinary Shares” above.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. Subject to the PFIC rules discussed below, a cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the ordinary shares received would equal the U.S. Holder’s tax basis in the warrant exercised therefore. If the cashless exercise were treated as not being a realization event, a U.S. Holder’s holding period in the ordinary shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrant exercised therefore. It is also possible that a cashless exercise of a warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize capital gain or loss with respect to the portion of the exercised warrants treated as surrendered (the “surrendered warrants”) to pay the exercise price of the remaining warrants. The U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of U.S. Holder’s initial investment in the warrants exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. A U.S. Holder’s holding period for the ordinary shares would commence on the date following the date of exercise (or possibly the date of exercise) of the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of warrants.

If we provide notice that we will redeem warrants for $0.10 as described in the section entitled “Description of Securities—Warrants—Public Shareholders’ and Forward Purchase Warrants—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00” and a U.S. Holder exercises its warrant on a cashless basis and receives the amount of Class A ordinary shares as determined by reference to the table set forth therein, we intend to treat such exercise as a redemption of warrants for Class A ordinary shares for U.S. federal income tax purposes. While not free from doubt, such redemption should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, a U.S. Holder should not recognize any gain or loss on the redemption of warrants for Class A ordinary shares. In such event, a U.S. Holder’s aggregate tax basis in the Class A ordinary shares received in the redemption generally should equal the U.S. Holder’s aggregate tax basis in the warrants redeemed and the holding period for the Class A ordinary shares received should include the U.S. Holder’s holding period for the surrendered warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of warrants, or otherwise characterized. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the tax consequences of a redemption of warrants for Class A ordinary shares.

If we provide notice that we will redeem warrants for $0.01 as described in the section entitled “Description of Securities—Warrants—Public Stockholders’ and Forward Purchase Warrants—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00” and a U.S. Holder exercises its warrants and pays the exercise price for each warrant being exercised, while not free from doubt, such U.S. Holder should be treated in the same manner as described above for a U.S. Holder that exercises warrants and pays the exercise price, as described above, in the first paragraph under the heading “U.S. Holders— Exercise, Lapse or Redemption of a Warrant.” However, there is some uncertainty regarding the tax treatment of such exercise and, in particular, the U.S. Holder’s holding period for the Class A ordinary shares received. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the tax consequences of an exercise of warrants following notice of such redemption.

Subject to the PFIC rules described below, if we redeem warrants for cash (other than as described above) or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—Sale or Other Disposition of Class A Ordinary Shares or Warrants.”

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of Class A ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Shareholders’ and Forward Purchase Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property such as other securities to the holders of our Class A ordinary shares which is taxable to the U.S. Holders of such Class A ordinary shares as described under “—Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of the increase in the interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Passive Foreign Investment Company Rules

In general, we will be a PFIC for any taxable year in which:

•	at least 75% of our gross income is passive income, or

•	at least 50% of the value (determined based on a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). If we own at least 25% (by value) of the stock of another corporation, for purposes of determining whether we are a PFIC, we will be treated as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income.

Because we are a blank check company, with no current active operating business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (i) no predecessor of the corporation was a PFIC; (ii) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (iii) the corporation is not in fact a PFIC for either of those years. The applicability of the startup exception to us will not be known until after the close of our current taxable year and, perhaps, until the end of our two taxable years following our start-up year (within the meaning of the start-up exception). Further, after the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC (or we do not complete a business acquisition by the end of the first taxable year after the taxable year of our formation), then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. If we are a PFIC for any taxable year during which you hold Class A ordinary shares, we generally would continue to be treated as a PFIC with respect to you for all succeeding years during which you hold Class A ordinary shares, even if we ceased to meet the threshold requirements for PFIC status.

If we are a PFIC for any taxable year during which you hold our Class A ordinary shares and you do not make a timely mark-to-market election, a QEF Election (as defined below) or a QEF Election along with a purging election, each as described below, you may be subject to special tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of Class A ordinary shares. Distributions received in a taxable year will be treated as excess distributions to the extent that they are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the Class A ordinary shares. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the Class A ordinary shares or warrants,

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•

the amount allocated to each year will be subject to tax at the highest tax rate in effect for that year for individuals or corporations, as applicable, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Although the determination of whether we are a PFIC is made annually, if we are a PFIC for any taxable year in which you hold our Class A ordinary shares, you will generally be subject to the special tax rules described above for that year and for each subsequent year in which you hold the Class A ordinary shares (even if we do not qualify as a PFIC in such subsequent years). However, if we cease to be a PFIC, you can avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if your Class A ordinary shares had been sold on the last day of the last taxable year during which we were a PFIC. You are urged to consult your own tax advisor about this election.

In lieu of being subject to the special tax rules discussed above, you may make a mark-to-market election with respect to your Class A ordinary shares provided such shares are treated as “marketable stock.” The Class A ordinary shares generally will be treated as marketable stock if they are regularly traded on a “qualified exchange or other market” (within the meaning of the applicable Treasury regulations). It is intended that the Class A ordinary shares will be listed on NYSE, which is a qualified exchange, but no assurance can be given that the Class A ordinary shares will be “regularly traded” for purposes of the mark-to-market election. In addition, given the fact that the warrants will not qualify as “marketable stock,” holders of public warrants will not be eligible to make a market-to-market election in respect of their ownership of public warrants.

If you make an effective mark-to-market election, for each taxable year that we are a PFIC you will include as ordinary income the excess of the fair market value of your Class A ordinary shares at the end of the year over your adjusted tax basis in the Class A ordinary shares. You will be entitled to deduct as an ordinary loss in each such year the excess of your adjusted tax basis in the Class A ordinary shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Your adjusted tax basis in the Class A ordinary shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. In addition, upon the sale or other disposition of your Class A ordinary shares in a year that we are a PFIC, any gain will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount of previously included income as a result of the mark-to-market election.

If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the Class A ordinary shares are no longer regularly traded on a qualified exchange or other market, or the IRS consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

Alternatively, you may be able to avoid the special tax rules described above by electing to treat a PFIC as a “qualified electing fund” under Section 1295 of the Code (a “QEF Election”). A QEF Election requires you to include currently in income each year your pro rata share of a PFIC’s ordinary earnings and net capital gains (as ordinary income and long-term capital gain, respectively), regardless of whether or not such earnings and gains are actually distributed. Thus, you could have a tax liability with respect to such earnings or gains without a corresponding receipt of cash. Your basis in the shares of a qualified electing fund will be increased to reflect the amount of the taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the shares and will not be taxed again as a distribution to you. You must make a QEF Election if you wish to have this treatment. To make a QEF Election, you will need to have an annual information statement from the PFIC setting forth the earnings and capital gains for the year determined in accordance with United States tax principles. If we determine we are a PFIC for any taxable year, upon written request, we may provide to a U.S. Holder such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF election, however there is no assurance that we will be able provide such required information. In addition, there can also be no assurance that we will have timely knowledge of our status as a PFIC or of the required information to be provided in connection with a QEF Election. Under applicable Treasury regulations, you will be permitted to make retroactive elections in particular circumstances, including if you had a reasonable belief that we were not a PFIC and filed a protective election. You should consult your own tax advisors as to the consequences of making a protective qualified electing fund election or other consequences of the QEF Election.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, a U.S. Holder may not make a QEF election with respect to its warrants to acquire our Class A ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants for cash) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired Class A ordinary shares (or has previously made a QEF election with respect to our Class A ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares. Notwithstanding any such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. Under another type of purging election, an electing U.S. Holder will be treated as having received as an excess distribution its ratable share of our earnings and profits determined for U.S. federal income tax purposes. In order for a U.S. Holder to make the second election, we must also be a “controlled foreign corporation” as defined in the Code, and there are no assurances that we will so qualify. As a result of either purging election, the U.S. Holder will generally have a new basis and holding period in the Class A ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the applicability of the rules governing purging elections to their particular circumstances. There can be no assurances that either purging election will be available at the time a U.S. Holder exercises our warrants.

If we are a PFIC for any taxable year during which you hold our Ordinary Class A shares and any of our non-U.S. subsidiaries is also a PFIC, you may be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or you otherwise were deemed to have disposed of an interest in the lower- tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to you the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

You will generally be required to file IRS Form 8621 if you hold our Class A ordinary shares in any year in which we are classified as a PFIC, regardless of whether a QEF or mark-to-market election is made.

You are urged to consult your tax advisors concerning the United States federal income tax consequences of holding units if we are considered a PFIC in any taxable year.

Information Reporting and Backup Withholding

U.S. Holders will generally be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of U.S. federal income taxes generally will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities generally will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include the Class A ordinary shares and warrants if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes will generally be extended in the event of a failure to comply.

In general, information reporting will apply to dividends in respect of our units and the proceeds from the sale, exchange or other disposition of our units that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Certain Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act

(As Revised) Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with Generation Asia I Acquisition Limited (the “Company”):

1.	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	On or in respect of the shares, debentures or other obligations of the Company; or

2.2	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

These concessions shall be for a period of 20 years from the date hereof.

UNDERWRITING

Nomura Securities International, Inc. is acting as global coordinator and sole bookrunner of the offering. Subject to the terms and conditions of the underwriting agreement, the underwriter named below has agreed to purchase from us on a firm commitment basis the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriter	Number of Units
Nomura Securities International, Inc.	20,000,000
Total	20,000,000

The underwriting agreement provides that the obligations of the underwriter to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all of the units (other than those covered by the option to purchase additional units described below) if it purchases any of the units.

Units sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. The underwriter may offer and sell the units through one or more of its respective affiliates, other registered broker-dealers, or selling agents. If all of the units are not sold at the initial offering price, the underwriter may change the offering price and the other selling terms. Nomura Securities International, Inc. has advised us that the underwriter does not intend to make sales to discretionary accounts.

If the underwriter sells more units than the total number set forth in the table above, we have granted to the underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase up to 3,000,000 additional units at the public offering price less the underwriting discount. To the extent the option is exercised, the underwriter must purchase a number of additional units issued pursuant to the option. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Nomura Securities International, Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares; provided, however, that we may (i) issue and sell the additional units to cover our underwriter’s option to purchase additional units (if any), (ii) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the founder shares or the warrants and Class A ordinary shares issuable upon exercise of the warrants and (iii) issue securities in connection with an initial business combination, including the forward purchase securities. However, the foregoing shall not apply to the forfeiture of any founder shares pursuant to their terms or any transfer of founder shares to any current or future independent director of the Company (as long as such current or future independent director is subject to the terms of the letter agreement, filed herewith, at the time of such transfer, and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). Nomura Securities International, Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Our sponsor, officers and directors have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (i) one year after the completion of our initial business combination; or (ii) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property (except as described herein under “Principal Shareholders—Transfers of Founder Shares, Private Placement Warrants and Forward Purchase Securities”). Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor, directors and officers with respect to any founder shares, private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Notwithstanding the foregoing, if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriter.

The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A ordinary shares or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares or warrants will develop and continue after this offering.

We intend to apply to have our units listed on NYSE under the symbol “GAQ.U”. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on NYSE under the symbols “GAQ” and “GAQWS,” respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriter in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional units.

	Paid by Generation Asia I Acquisition Limited
	No Exercise	Full Exercise
Per Unit(1)(2)	$0.55	$0.55
Total(1)(2)	$11,000,000	$12,650,000

(1)

$0.20 per unit is payable upon the closing of this offering. $0.35 per unit, or $7,000,000 in the aggregate (or $8,050,000 in the aggregate if the option to purchase additional units is exercised in full) payable to the underwriter for deferred underwriting commissions will be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriter only on and concurrently with completion of an initial business combination.

(2)

To the extent certain anchor investors purchase units for which they have indicated an interest in purchasing, the underwriter will not receive any upfront underwriting discounts or commissions received from sales of securities to such anchor investors upon the closing of the offering, and the underwriter shall not be entitled to the deferred underwriting commissions on gross proceeds received from the sales of securities to the Sponsor, its controlled affiliates and the directors, officers, team members and investment entities of the Sponsor and its controlled affiliates. Underwriting discounts and commissions payable upon closing of the offering is $2,020,000 (or $2,620,000 if the underwriter’ over-allotment option is exercised in full).

The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

If we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable), the underwriter has agreed that (i) it will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account and (ii) that the deferred underwriter’s discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest will be net of taxes paid or payable) to the public shareholders.

In connection with the offering, the underwriter may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option to purchase additional units, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriter of a greater number of units than it is required to purchase in the offering.

•	“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriter’s option to purchase additional units.

•	“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriter’s option to purchase additional units.

•

Covering transactions involve purchases of units either pursuant to the option to purchase additional units or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriter must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriter must purchase units in the open market after the distribution has been completed or must exercise the option to purchase additional units. In determining the source of units to close the covered short position, the underwriter will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the option to purchase additional units.

•	Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriter for its own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

We estimate that the total expenses of this offering payable by us will be $930,000, excluding underwriting discounts and commissions.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities. We have also agreed to pay for the FINRA-related fees and expenses of the underwriter’s legal counsel, not to exceed $25,000, as well as the fees and expenses incurred in connection with Blue Sky Memoranda in designated jurisdictions and related fees and expenses of the underwriter’s legal counsel, not to exceed $10,000.

Nomura Securities International, Inc. has been granted the right to participate in future transactions by the Company; this right is deemed to constitute 1% in underwriting compensation for this offering pursuant to

FINRA Rule 5110. Otherwise, we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, but we may do so at our discretion. However, the underwriter may introduce us to potential target businesses, provide financial advisory services to us in connection with a business combination or assist us in raising additional capital in the future, including by acting as a placement agent in a private offering or underwriting or arranging debt financing. If the underwriter provides services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriter’s compensation in connection with this offering. We may pay the underwriter of this offering or any entity with which it is affiliated, a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay the underwriter or its affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may include non-cash compensation. The underwriter or its affiliates that provide these services to us may have a potential conflict of interest given that the underwriter is entitled to the deferred portion of their underwriting compensation for this offering only if an initial business combination is completed within the specified timeframe.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

Resale Restrictions

The distribution of the securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta, New Brunswick and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the Company under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no units have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”), except that units may be offered to the public in that Relevant State at any time pursuant to the following exemptions under the EU Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under Article 2 of the EU Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the EU Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of units shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units.

Notice to Prospective Investors in Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the units is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no units have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the units that either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 of The Prospectus (Amendment etc.) (EU Exit) Regulations 2019/1234, except that units may be offered to the public in the United Kingdom at any time pursuant to the following exemptions under the EU Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”):

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”),

provided that no such offer of units shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units.

In the United Kingdom, this prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the UK Prospectus Regulation who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order; (iii) are outside the United Kingdom; or

(iv) other persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any units may otherwise lawfully be communicated or caused to be communicated (all such persons being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

LEGAL MATTERS

Simpson Thacher & Bartlett, Hong Kong, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Maples and Calder (Singapore) LLP, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. In connection with this offering, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, is acting as counsel to the underwriter.

EXPERT

The financial statements of Generation Asia I Acquisition Limited as of March 5, 2021 and for the period from March 3, 2021 (inception) through March 5, 2021 appearing in this prospectus have been audited by Marcum Bernstein & Pinchuk LLP, our independent registered public accounting firm, as set forth in their report thereon, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

GENERATION ASIA I ACQUISITION LIMITED

INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-2
Financial Statements:
Balance Sheets as of September 30, 2021 (unaudited) and March 5, 2021	F-3

Statements of Operations for the three months ended September  30, 2021 (unaudited), for the period from March 3, 2021 (inception) through September 30, 2021 (unaudited) and for the period from March 3, 2021 (inception) through March 5, 2021

F-4

Statement of Changes in Shareholder’s Equity for the period from March 3, 2021 (inception) through September 30, 2021 (unaudited) and for the period from March 3, 2021 (inception) through March 5, 2021

F-5
Statements of Cash Flows for the period from March 3, 2021 (inception) through September 30, 2021 (unaudited) and for the period from March 3, 2021 (inception) through March 5, 2021	F-6
Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Generation Asia I Acquisition Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Generation Asia I Acquisition Limited (the “Company”) as of March 5, 2021, the related statements of operations, changes in shareholder’s equity and cash flows for the period from March 3, 2021 (inception) through March 5, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 5, 2021, and the results of its operations and its cash flows for period from March 3, 2021 (inception) through March 5, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of March 5, 2021 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

We have served as the Company’s auditor since 2021.

New York, NY

March 19, 2021, except for Note 2, Note 3 and the 2nd and the 3rd paragraph of Note 8 as to which the date is August 23, 2021, and the 4th and the 5th paragraph of Note 8, as to which the date is October 22, 2021

GENERATION ASIA I ACQUISITION LIMITED

BALANCE SHEETS

	September 30, 2021	March 5, 2021
	(Unaudited)
Assets
Cash on hand	$15,035	$—
Deferred offering costs	848,608	93,630

Total assets	$863,643	$93,630

Liabilities and Shareholders’ Equity
Accrued offering costs and expenses	$737,601	$73,040
Due to related party	44,692	—
Promissory Note—Related Party	93,725	—

Total current liabilities	876,018	73,040

Shareholders’ (Deficit) Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,750,000 shares issued and outstanding(1)(2)(3)	775	775
Additional paid-in capital	24,225	24,225
Accumulated deficit	(37,375)	(4,410)

Total shareholders’ (deficit) equity	(12,375)	20,590

Total Liabilities and Shareholders’ Equity	$863,643	$93,630

(1)	This number includes up to 750,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).
(2)

On August 16, 2021, pursuant to a downsize of the Proposed Public Offering, the Sponsor surrendered an aggregate of 1,437,500 Founder Shares for no consideration, which were cancelled, resulting in an aggregate of 5,750,000 Founder Shares outstanding. All shares and associated amounts have been retroactively restated to reflect the surrender (see Note 5).

(3)

On August 23, 2021, in connection with entering into forward purchase agreements, the Company issued 1,375,000 Class B ordinary shares to the Sponsor, and on October 21, 2021, in connection with entering into a forward purchase agreement, the Company issued 625,000 Class B ordinary shares to the Sponsor, resulting in an aggregate of 7,750,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the new issuance (see Note 5).

The accompanying notes are an integral part of these financial statements.

GENERATION ASIA I ACQUISITION LIMITED

STATEMENTS OF OPERATIONS

	For the three months ended September 30, 2021	For the period from March 3, 2021 (Inception) through September 30, 2021	For the period from March 3, 2021 (Inception) through March 5, 2021
	(Unaudited)	(Unaudited)
Formation and operating costs	$32,219	$37,375	$4,410

Net loss	$(32,219)	$(37,375)	$(4,410)

Basic and diluted weighted average Class B shares outstanding(1)(2)(3)	7,000,000	7,000,000	7,000,000

Basic and diluted net loss per share	$(0.00)	$(0.01)	$(0.00)

(1)	This number excludes an aggregate of up to 750,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).
(2)

On August 16, 2021, pursuant to a downsize of the Proposed Public Offering, the Sponsor surrendered an aggregate of 1,437,500 Founder Shares for no consideration, which were cancelled, resulting in an aggregate of 5,750,000 Founder Shares outstanding. All shares and associated amounts have been retroactively restated to reflect the surrender (see Note 5).

(3)

On August 23, 2021, in connection with entering into forward purchase agreements, the Company issued 1,375,000 Class B ordinary shares to the Sponsor, and on October 21, 2021, in connection with entering into a forward purchase agreement, the Company issued 625,000 Class B ordinary shares to the Sponsor, resulting in an aggregate of 7,750,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the new issuance (see Note 5).

The accompanying notes are an integral part of these financial statements.

GENERATION ASIA I ACQUISITION LIMITED

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholder’s Equity
	Shares(1)(2)(3)	Amount
Balance as of March 3, 2021 (inception)	—	$—	$—	$—	$—
Class B ordinary shares issued to Sponsor	7,750,000	775	24,225	—	25,000
Net loss	—	—	—	(4,410)	(4,410)

Balance as of March 5, 2021 (audited)	7,750,000	$775	$24,225	$(4,410)	$20,590

Net loss	—	—	—	(32,965)	(32,965)

Balance as of September 30, 2021 (unaudited)	7,750,000	$775	$24,225	$(37,375)	$(12,375)

(1)	This number includes up to 750,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).
(2)

On August 16, 2021, pursuant to a downsize of the Proposed Public Offering, the Sponsor surrendered an aggregate of 1,437,500 Founder Shares for no consideration, which were cancelled, resulting in an aggregate of 5,750,000 Founder Shares outstanding. All shares and associated amounts have been retroactively restated to reflect the surrender (see Note 5).

(3)

On August 23, 2021, in connection with entering into forward purchase agreements, the Company issued 1,375,000 Class B ordinary shares to the Sponsor, and on October 21, 2021, in connection with entering into a forward purchase agreement, the Company issued 625,000 Class B ordinary shares to the Sponsor, resulting in an aggregate of 7,750,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the new issuance (see Note 5).

The accompanying notes are an integral part of these financial statements.

GENERATION ASIA I ACQUISITION LIMITED

STATEMENTS OF CASH FLOWS

	For the period from March 3, 2021 (inception) through September 30, 2021	For the period from March 3, 2021 (inception) through March 5, 2021
	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(37,375)	$(4,410)
Formation and operating costs paid by the Sponsor	8,602	4,410
Changes in current assets and liabilities:
Accrued expenses	5,416	—

Net cash used in operating activities	(23,357)	—

Cash flows from financing activities:
Proceeds from advances from related party	44,692	—
Payment of deferred offering costs	(6,300)

Net cash provided by financing activities	38,392	—

Net change in cash	15,035	—
Cash, March 3, 2021 (inception)	—	—

Cash, end of the period	$15,035	$—

Supplemental disclosure of cash flow information:

Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$20,392	$20,590

Deferred offering costs paid by the Sponsor under the promissory note	$93,725	$—

Deferred offering costs included in accrued offerings costs and expenses	$732,185	$73,040

The accompanying notes are an integral part of these financial statements.

GENERATION ASIA I ACQUISITION LIMITED

NOTES TO FINANCIAL STATEMENTS

Note 1—Organization, Business Operation and Going Concern

Generation Asia I Acquisition Limited (the “Company”) was incorporated as a Cayman Islands exempted company on March 3, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has not selected any Business Combination target and the Company has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any Business Combination target with respect to an initial Business Combination with it.

As of September 30, 2021, the Company had not commenced any operations. All activity for the period from March 3, 2021 (inception) through September 30, 2021 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s Sponsor is Generation Asia LLC, a Cayman Islands limited liability company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 20,000,000 units at $10.00 per unit (the “Units”) (or 23,000,000 units if the underwriter’s over-allotment option is exercised in full), which is discussed in Note 3 (the “Proposed Public Offering”), and the sale of 6,800,000 warrants (or 7,700,000 warrants if the underwriter’s over-allotment option is exercised in full) (the “Private Placement Warrants”), each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering.

The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of signing a definitive agreement in connection with the initial Business Combination. However, the Company will complete the initial Business Combination only if the post-Business Combination company in which its public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.10 per Unit sold in the Proposed Public Offering, including the proceeds of the Private Placement Warrants, will be held in a trust account (“Trust Account”) and will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the proceeds from the Proposed Public Offering and the sale of the Private Placement Warrants will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of the Company’s public shares if the Company has not completed its initial Business Combination within 18 months from the closing of the Proposed Public Offering (or up to 24 months from the closing of this offering, if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as may be extended by the Shareholder Extension Period, as applicable) (the “Combination Period”), subject to applicable law, or (iii) the redemption of the Company’s public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the Company’s public shares if the Company has not consummated an initial Business Combination within Combination Period or (B) with respect to any other specified provisions relating to shareholders’ rights or pre-initial Business Combination activity and less up to $100,000 of interest to pay dissolution expenses. The funds held in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the public shareholders.

The Company will provide the public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the initial Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion

The shareholders will be entitled to redeem all or a portion of their public shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the Trust Account is initially anticipated to be $10.10 per public share. The per-share amount the Company will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter.

The shares of ordinary share subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company’s ordinary shares is not a “penny stock” upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

If the Company has not completed the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law, in which case the public shareholders may only receive $10.10 per share, or less than such amount in certain circumstances, and the warrants will expire worthless.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their Founder Shares and public shares they hold in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their Founder Shares and public shares they hold in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of its public shares if the Company has not consummated an initial Business Combination within Combination Period or with respect to any other specified provisions relating to shareholders’ rights or pre-initial Business Combination activity, (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete its initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete its initial Business Combination within such time period and (iv) vote any Founder Shares held by them and any public shares purchased during or after the Proposed Public Offering (including in open market and privately-negotiated transactions) in favor of the Company’s initial Business Combination.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per share due to reductions in the value of the trust assets, in each case less taxes payable; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has it independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the initial Business Combination and redemptions could be reduced to less than $10.10 per public share. In such event, the Company may not be able to complete its initial Business Combination, and you would receive such lesser amount per public share in connection with any redemption of your public shares. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by third parties, vendors and prospective target businesses.

Going Concern Consideration

As of March 5, 2021 and September 30, 2021, the Company had $0 and $15,035 in cash and a working capital deficit of $73,040 and $860,983, respectively (excluding deferred offering costs). The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2—Significant Accounting Policies Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S.

Securities and Exchange Commission (the “SEC”). In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the period from March 3, 2021 (inception) through September 30, 2021 are not necessarily indicative of the results that may be expected for the period ending December 31, 2021, or for any future period.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 5, 2021 and September 30, 2021.

Deferred Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A—“Expenses of Offering”. Deferred offering costs consist principally of professional and registration fees that are related to the Proposed Public Offering. FASB ASC 470-20, Debt with Conversion and Other Options addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Proposed Public Offering proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating Proposed Public Offering proceeds first to fair value of the warrants and then the Class A ordinary shares. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Net Loss Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture by the Sponsor. Weighted average shares were reduced for the effect of an aggregate of 750,000 Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriter (see Note 5). At March 5, 2021 and September 30, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The Company’s financial instruments are classified as either Level 1, Level 2 or Level 3. These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Ordinary Shares Subject to Possible Redemption

All of the 20,000,000 Class A ordinary shares (or 23,000,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full) sold as part of the Units in the Proposed Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. Therefore, all Class A ordinary shares will be classified outside of permanent equity.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital and accumulated deficit.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”.

The Company’s derivative instruments are recorded at fair value on the balance sheet with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrant Liability

The Company will account for the 16,800,000 warrants to be issued in connection with the Proposed Public Offering (10,000,000 Public Warrants and 6,800,000 Private Placement Warrants assuming the underwriter’s over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company will classify each warrant as a liability at its fair value. This liability is subject to remeasurement at each balance sheet date. With each such remeasurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operation.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2021. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of March 5, 2021 and September 30, 2021, there were no unrecognized tax benefits and no amounts were accrued for the payment of interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Redeemable Share Classification

The Company’s ordinary shares that will be sold as part of the Units in the Proposed Public Offering (“public ordinary shares”) contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies public ordinary shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The public ordinary shares sold as part of the Units in the Proposed Public Offering will be issued with other freestanding instruments (i.e., Public Warrants) and as such, the initial carrying value of public ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20.

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3—Proposed Public Offering

Public Units

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 20,000,000 Units, (or 23,000,000 Units if the underwriter’s over- allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The warrants will become exercisable on the later of 30 days after the completion of the initial Business Combination or twelve months from the closing of this offering, and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation (see Note 7).

Public Warrants

No warrants are currently outstanding. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities, excluding the forward purchase securities, for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial shareholders or their affiliates, without taking into account any Founder Shares held by the initial shareholders or such affiliates, as applicable, prior to such issuance by the Sponsor in connection with such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 10-trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described below will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The warrants will become exercisable on the later of 30 days after the completion of its initial Business Combination and twelve months from the closing of this offering, and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement registering the sale, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the transfer of the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 90th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain an effective registration statement, and in the event the Company does not so elect, it will use its commercially reasonable efforts to register or qualify for sale the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price for a warrant by surrendering each such warrant for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value and (B) 0.361 shares per whole warrant. The “fair market value” shall mean the per share volume weighted average price of the Class A ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the last reported sale price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on and including the third business days prior to the date the Company sends to the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant).

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

for cash at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the “fair market value” of the Company’s Class A ordinary shares; and

•

if, and only if, the Reference Value (as defined above) equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant).

Note 4—Private Placement

The Company’s Sponsor has agreed to purchase an aggregate of 6,800,000 Private Placement Warrants (or 7,700,000 warrants if the underwriter’s over-allotment option is exercised in full) at a price of $1.00 per Private Placement Warrants, for an aggregate purchase price of $6,800,000 (or $7,700,000 if the underwriter’s over-allotment option is exercised in full). The Private Placement Warrants will be identical to the warrants sold in the Proposed Public Offering except that, so long as they are held by the Sponsor or its permitted transferees, the Private Placement Warrants (i) will not be redeemable by the Company, (ii) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights.

If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in the Proposed Public Offering. If the Company does not complete its initial Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

Note 5—Related Party Transactions

Founder Shares

On March 5, 2021, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain offering costs and formation cost in consideration for 7,187,500 Class B ordinary shares, par value $0.0001 (“Founder Shares”). On August 16, 2021, pursuant to a downsize of the Proposed Public Offering, the Sponsor surrendered an aggregate of 1,437,500 Founder Shares for no consideration, which were cancelled, resulting in an aggregate of 5,750,000 Founder Shares outstanding. All shares and associated amounts have been retroactively restated to reflect the surrender. On August 23, 2021, in connection with entering into forward purchase agreements, the Sponsor transferred to forward purchasers an aggregate of 825,000 Founder Shares for no cash consideration. On August 23, 2021, in connection with entering into forward purchase agreements, the Company issued 1,375,000 Class B ordinary shares to the Sponsor, resulting in an aggregate of 7,125,000 Class B ordinary shares outstanding. On October 20, 2021 and October 21, 2021, in connection with entering into an additional forward purchase agreement, (i) the Company issued to a forward purchaser an aggregate of 375,000 Founder Shares at par value and our Sponsor surrendered to the Company the same number of Founder Shares for no cash consideration and (ii) the Company issued 625,000 Class B ordinary shares to the Sponsor, resulting in an aggregate of 7,750,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the new issuance.

Up to 750,000 Founder Shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriter’s over-allotment option is exercised.

The initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (i) one year after the completion of the initial Business Combination; or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances. Any permitted transferees will be subject to the same restrictions and other agreements of the initial shareholders with respect to any Founder Shares (the “Lock-up”). Notwithstanding the foregoing, if (1) the closing price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (2) the Company consummates a transaction after its initial Business Combination which results in the Company’s shareholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the Lock-up.

Promissory Note—Related Party

On March 5, 2021, the Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the Proposed Public Offering. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021 or the closing of the Proposed Public Offering. The loan will be repaid upon the closing of the Proposed Public Offering out of the offering proceeds not held in the Trust Account. As of March 5, 2021 and September 30, 2021, the Company had borrowed $0 and $93,725, respectively, under the promissory note.

Due to Related Party

As of September 30, 2021, one of the Company’s officer wired $44,692 to the Company’s operating bank account for working capital purpose, which was recorded as due to related party. These amounts are non-interest bearing, unsecured and are due at demands.

Working Capital Loans

In order to fund working capital deficiencies or to finance transaction costs in connection with an intended Business Combination, the Sponsor or an affiliate of the Sponsor may, but are not obligated to, loan the Company funds as may be required. (“Working Capital Loans”). If the Company completes the initial Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. The terms of the Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of March 5, 2021 and September 30, 2021, the Company had no borrowings under the Working Capital Loans.

Administrative Service Fee

Commencing on the date that the Company’s securities are first listed on NYSE, the Company will pay to an affiliate of the Sponsor $10,000 per month for office space, utilities, secretarial and administrative support services. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.

Note 6—Commitments & Contingencies

Registration and Shareholder Rights

The holders of the (i) Founder Shares, which were issued in a private placement prior to the closing of the Proposed Public Offering and (ii) Private Placement Warrants, which will be issued in a private placement simultaneously with the closing of the Proposed Public Offering, and the Class A ordinary shares underlying such Private Placement Warrants will have registration rights to require the Company to register a sale of any of the Company’s securities held by them pursuant to a registration rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of an initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter Agreement

The Company will grant the underwriter a 45-day option from the date of the Proposed Public Offering to purchase up to an additional 3,000,000 units to cover over-allotments, if any.

The underwriter will be entitled to a cash underwriting discount of two percent (2%) of the gross proceeds of the Proposed Public Offering. However, to the extent certain anchor investors purchase units for which they have indicated an interest in purchasing, the underwriter will not receive any upfront underwriting discounts or commissions received from sales of securities to such anchor investors upon the closing of the Proposed Public Offering, which will result in a cash underwriting discount of $2,020,000 (or up to $2,620,000 if the underwriter’s over-allotment is exercised in full). Additionally, the underwriter will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the Proposed Public Offering upon the completion of the Company’s initial Business Combination.

Forward Purchase Agreement

The Company entered into forward purchase agreements with certain forward purchasers, pursuant to which the forward purchasers intend to purchase an aggregate of 8,000,000 of forward purchase units, consisting of one Class A ordinary share and one-quarter of one redeemable warrant to purchase one Class A ordinary share for a purchase price of $10.00 per forward purchase unit, or an aggregate amount of $80,000,000, in a private placement to close concurrently with the closing of a Business Combination.

The obligations under the forward purchase agreements will not depend on whether any Class A ordinary shares are redeemed by the Public Shareholders. The forward purchase shares will be identical to the shares of Class A ordinary stock included in the Units being sold in the Proposed Public Offering, except that they will be subject to transfer restrictions and registration rights. The forward purchase warrants will have the same terms as the public warrants.

The forward purchasers may purchase less than 8,000,000 forward purchase units in accordance with the terms of the Forward Purchase Agreements. In addition, the forward purchasers’ commitment under the forward purchase agreements will be subject to their rights to terminate their commitment at any time before we enter into a definitive agreement regarding our initial business combination.

Anchor Investments

Certain qualified institutional buyers or institutional accredited investors who are not affiliated with the Sponsor or any member of the Company’s management (the “Anchor Investors”) have each expressed to the Company an interest to purchase up to 9.9%, 7.425% or 4.95%, or 1,980,000, 1,485,000 or 990,000 of the units in the Proposed Public Offering, respectively, representing in the aggregate up to approximately 101.475% or 20,295,000 of the units in the Proposed Public Offering, and the Company has agreed to direct the underwriter to sell to each of the Anchor Investors such number of units.

At the closing of the Proposed Public Offering, each of two Anchor Investors will be entitled to purchase from the Sponsor a number of Founder Shares equal to 10% of the units each Anchor Investor is purchasing in the Proposed Public Offering, at a purchase price of approximately $0.01 per share. However, each Anchor Investor has agreed that if such Anchor Investor owns less than the number of Class A ordinary shares it owns immediately after the Proposed Public Offering (i) at the time of any shareholder vote with respect to the initial Business Combination or (ii) on the business day immediately prior to the consummation of the initial business Combination, it will sell back to the Sponsor at approximately $0.01 per share the pro rata portion of the Founder Shares it purchased from the Sponsor. However, each such Anchor Investor will be entitled to keep 50% of the Founder Shares it originally purchased from the Sponsor in any event. In contrast to the foregoing arrangement, each of ten anchor investors will be entitled to purchase from our sponsor a number of founder shares equal to

6.31% of the units such anchor investor is purchasing in this offering, at a purchase price of approximately $0.01 per share. Such founder shares purchased by such anchor investor will not be subject to any requirements to sell them back to our sponsor.

There can be no assurances that any of the Anchor Investors will acquire any units in the Proposed Public Offering, or as to the amount of such units the Anchor Investors will retain, if any, prior to or upon the consummation of the initial Business Combination. In the event that the Anchor Investors purchase such units (either in the Proposed Public Offering or after) and vote them in favor of the initial Business Combination, no affirmative votes from other public shareholders would be required to approve our initial Business Combination. The Anchor Investors have agreed to vote any Founder Shares held by them in favor of the initial Business Combination or to grant voting proxy to our sponsor to vote any founder shares held by it on its behalf. However, because the Anchor Investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of the initial Business Combination, the Company cannot assure you that any of these Anchor Investors will be shareholders at the time the Company’s shareholders vote on the initial Business Combination, and, if they are shareholders, the Company cannot assure you as to how such Anchor Investors will vote on any Business Combination.

Note 7—Shareholders’ Equity

Preference shares—The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001, provided that preference shares may be issued from time to time in one or more series. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. As of March 5, 2021 and September 30, 2021, there were no preference shares issued or outstanding.

Class A ordinary shares—The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. At March 5, 2021 and September 30, 2021, there were no Class A ordinary shares issued or outstanding.

Class B ordinary shares—The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B ordinary shares. On March 5, 2021 and September 30, 2021, there were 7,750,000 Class B ordinary shares issued and outstanding. Of the 7,750,000 Class B ordinary shares, an aggregate of up to 750,000 shares are subject to forfeiture to the Company for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the initial shareholders will collectively own 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.

Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as required by law or the rules of NYSE then in effect. Unless specified in the Company’s amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of the Company’s ordinary shares that are voted is required to approve any such matter voted on by the shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, and pursuant to the Company’s amended and restated memorandum and articles of association.

The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination; provided that such conversion of Founder Shares will never occur on less than a one-for-one basis.

Note 8—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based on this review, other than described as below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On August 16, 2021, the Sponsor surrendered an aggregate of 1,437,500 Class B ordinary shares for no consideration, which were cancelled (see Note 5), resulting in an aggregate of 5,750,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the surrender and new issuance of these shares.

On August 18, 2021, the Company entered into forward purchase agreements with certain forward purchasers, pursuant to which the forward purchasers intend to purchase an aggregate of 5,500,000 of forward purchase units, consisting of one Class A ordinary share and one-quarter of one redeemable warrant to purchase one Class A ordinary share for a purchase price of $10.00 per forward purchase unit, or an aggregate amount of $55,000,000, in a private placement to close concurrently with the closing of a Business Combination (see Note 6). In connection with entering into forward purchase agreements, the Sponsor transferred to forward purchasers an aggregate of 825,000 founder shares for no cash consideration. On August 23, 2021, in connection with entering into forward purchase agreements, the Company issued 1,375,000 Class B ordinary shares to the Sponsor, resulting in an aggregate of 7,125,000 Class B ordinary shares outstanding. Up to 750,000 Founder Shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriter’s over-allotment option is exercised.

On October 20, 2021, the Company entered into a forward purchase agreement with a forward purchaser, pursuant to which the forward purchaser intend to purchase 2,500,000 of forward purchase units, consisting of one Class A ordinary share and one-quarter of one redeemable warrant to purchase one Class A ordinary share for a purchase price of $10.00 per forward purchase unit, or an aggregate amount of $25,000,000, in a private placement to close concurrently with the closing of a Business Combination (see Note 6). In connection with entering into the forward purchase agreement, (i) the Company issued to the forward purchaser an aggregate of 375,000 founder shares at par value and our Sponsor surrendered to the Company the same number of founder shares for no consideration and (ii) the Company issued 625,000 Class B ordinary shares to the Sponsor, resulting in an aggregate of 7,750,000 Class B ordinary shares outstanding. Up to 750,000 Founder Shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriter’s over-allotment option is exercised.

Certain qualified institutional buyers or institutional accredited investors who are not affiliated with the Sponsor or any member of the Company’s management (the “Anchor Investors”) have each expressed to the Company an interest to purchase up to 9.9%, 7.425% or 4.95%, or 1,980,000, 1,485,000 or 990,000 of the units in the Proposed Public Offering, respectively, representing in the aggregate up to approximately 101.475% or 20,295,000 of the units in the Proposed Public Offering, and the Company has agreed to direct the underwriter to sell to each of the Anchor Investors such number of units (see Note 6).

20,000,000 Units

GENERATION ASIA I ACQUISITION LIMITED

PROSPECTUS

            , 2021

Until                , 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our units, public warrants or Class A ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Nomura

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC/FINRA expenses	$43,625
Accounting fees and expenses	111,600
Printing and engraving expenses	22,000
Legal fees and expenses	658,120
NYSE listing and filing fees	18,250
Miscellaneous	76,405

Total	$930,000

Item 14.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. We also intend to enter in indemnity agreements with them.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities.

On March 5, 2021, we issued to our sponsor an aggregate of 7,187,500 founder shares in exchange for a capital contribution of $25,000, or approximately $0.003 per share. On August 16, 2021, pursuant to a downsize of this offering, our sponsor surrendered 1,437,500 founder shares, resulting in founder shares outstanding of 5,750,000. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 23,000,000 units if the underwriter’s over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering. If we increase or decrease the size of this offering, we will effect a share sub-division, share dividend or share contribution back to capital, reorganization, recapitalization or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering so that the number of founder shares owned by our initial shareholders equals 20% of our issued and outstanding shares upon consummation of this offering. Up to 750,000 of these shares may be surrendered for no consideration depending on the extent to which the underwriter’s over-allotment is exercised.

Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the Company’s sponsor in connection with this offering. The limited liability company agreement of our sponsor provides that its membership interests may only be transferred to our officers or directors or other persons affiliated with our sponsor, or in connection with estate planning transfers.

Our sponsor has committed to, pursuant to a written agreement, purchase from us an aggregate of 6,800,000 private placement warrants (or 7,700,000 warrants if the underwriter’s over-allotment option is exercised in full) at $1.00 per warrant (for an aggregate purchase price of $6,800,000 (or $7,700,000 if the underwriter’s over-allotment option is exercised in full)). This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

In connection with the consummation of this offering we will enter into a forward purchase agreement with certain forward purchasers, pursuant to which the forward purchasers intend to purchase from us an aggregate of 5,500,000 forward purchase units, with each forward purchase unit consisting of one Class A ordinary share, or a forward purchase share, and one-quarter of one warrant to purchase one Class A ordinary share, or a forward purchase warrant, for $10.00 per unit, or an aggregate amount of $55,000,000, in a private placement that will close concurrently with the closing of our initial business combination. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The forward purchasers are accredited investors for purposes of Rule 501 of Regulation D. The forward purchasers may purchase less than 5,500,000 forward purchase units in accordance with the terms of the Forward Purchase Agreements. In addition, the forward purchasers’ commitment under the forward purchase agreements will be subject to their rights to terminate their commitment at any time before we enter into a definitive agreement regarding our initial business combination.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

1.1†	Form of Underwriting Agreement.

3.1†	Memorandum and Articles of Association.

3.2†	Amended and Restated Memorandum and Articles of Association.

4.1†	Specimen Unit Certificate.

4.2†	Specimen Ordinary Share Certificate.

4.3†	Specimen Warrant Certificate.

4.4†	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

Exhibit No.	Description

5.1†	Opinion of Simpson Thacher & Bartlett.

5.2†	Opinion of Maples and Calder (Singapore) LLP, Cayman Islands legal counsel to the Registrant.

10.1†	Form of Letter Agreement among the Registrant, Generation Asia LLC and each of the officers and directors of the Registrant.

10.2†	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

10.3†	Form of Registration and Shareholder Rights Agreement among the Registrant, Generation Asia LLC and the Holders signatory thereto.

10.4†	Form of Private Placement Warrants Purchase Agreement among the Registrant and Generation Asia LLC.

10.5†	Form of Indemnity Agreement.

10.6†	Promissory Note issued to Generation Asia LLC.

10.7†	Securities Subscription Agreement between Generation Asia LLC and the Registrant.

10.8†	Form of Administrative Services Agreement between the Registrant and Generation Asia LLC.

10.9†	Form of Investment Agreement by and between the Registrant and each Anchor Investor.

10.10†	Form of Forward Purchase Agreement by and between the Registrant and each Forward Purchaser.

23.1*	Consent of Marcum Bernstein & Pinchuk LLP

23.2†	Consent of Simpson Thacher & Bartlett (included on Exhibit 5.1).

23.3†	Consent of Maples and Calder (Singapore) LLP (included on Exhibit 5.2).

24.1†	Power of Attorney (included in the signature page to the initial filing of this Registration Statement).

*	Filed herewith
†	Previously filed

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17.	Undertakings.

(a)

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

For the purpose of determining liability under the Securities Act of any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)

For the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, China, on the 22nd day of November 2021.

GENERATION ASIA I ACQUISITION LIMITED

By:	/s/ Roy Kuan
Name: Roy Kuan
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roy Kuan Roy Kuan	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 22, 2021

* Catherine Kwok	Chief Financial Officer (Principal Financial and Accounting Officer)	November 22, 2021

* Norimitsu Niwa	Chief Operating Officer and Director	November 22, 2021

* Gary Chan	Director	November 22, 2021

* Goodwin Gaw	Director	November 22, 2021

*By:	/s/ Roy Kuan
Roy Kuan
Attorney-in-Fact